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________________________________________________________________________________

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to 'SS'240.14a-11(c) or 'SS'240.14a-12

                           BANKERS TRUST CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[x] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

________________________________________________________________________________


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                                     [Logo]

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

                                                                  March 23, 1999

     The Board of Directors of Bankers Trust Corporation and the Board of Managing Directors and the Supervisory Board of Deutsche Bank AG have approved a merger of Bankers Trust and a subsidiary of Deutsche Bank. The merger will create the largest financial institution in the world in terms of total assets, with approximately $850 billion. Under the merger agreement, Bankers Trust will merge with a Deutsche Bank subsidiary and each outstanding share of Bankers Trust common stock will be converted into the right to receive $93 in cash, without interest.

     We can't complete the merger unless we obtain necessary approvals from the Board of Governors of the Federal Reserve System, the New York State Banking Department and other federal, state and foreign regulatory authorities, and unless we obtain the approval of the shareholders of Bankers Trust owning at least two-thirds of the outstanding shares. We are inviting you, as a holder of Bankers Trust common stock, to attend a special meeting of the shareholders of Bankers Trust to vote on the merger proposal. Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote 'for' adoption of the merger agreement. If you don't return your card, or if you don't instruct your broker how to vote any shares held for you in your broker's name, the effect will be a vote against the merger.

     The special meeting of Bankers Trust shareholders will be held at 3:00 p.m., local time, on Tuesday, April 27, 1999, at One Bankers Trust Plaza (130 Liberty Street), New York, New York.

     This Proxy Statement gives you detailed information about the merger we're proposing, and it includes our merger agreement as an appendix. You can also obtain information about Bankers Trust from publicly available documents filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

     Your Board of Directors has determined that the merger is in the best interests of Bankers Trust and its shareholders and has unanimously approved the merger. The Board unanimously recommends that you vote 'for' adoption of the Merger Agreement.

                                          Sincerely,

                                          /s/ Frank Newman

                                          FRANK N. NEWMAN
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                      Proxy Statement dated March 23, 1999
               and first mailed to shareholders on March 26, 1999


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                                     [Logo]

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of
BANKERS TRUST CORPORATION:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Bankers Trust Corporation will be held on Tuesday, April 27, 1999, at 3:00 p.m., local time, at One Bankers Trust Plaza (130 Liberty Street), New York, New York 10006, for the following purposes:

          (1) To consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of November 30, 1998, by and among Deutsche Bank AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, Circle Acquisition Corporation, a New York corporation and wholly-owned subsidiary of Deutsche Bank, and Bankers Trust Corporation, a New York corporation, and the merger contemplated by that agreement, pursuant to which, among other things, each outstanding share of common stock, par value $1.00 per share, of Bankers Trust (other than certain shares owned by Bankers Trust, Deutsche Bank, or their respective subsidiaries, which will be canceled) will be converted, upon the effectiveness of the merger, into the right to receive $93 in cash, without interest.

          (2) To transact any other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

     The Board of Directors has fixed the close of business on March 22, 1999 as the date of record for those shareholders entitled to vote at the Special Meeting. Accordingly, only shareholders of record of Bankers Trust common stock on that date are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements of the Special Meeting.

                                          By Order of the Board of Directors,

                                          /s/ James T. Byrne, Jr.

                                          JAMES T. BYRNE, JR.
                                          Secretary

130 Liberty Street
New York, New York 10006
March 23, 1999

     The Board of Directors unanimously recommends that shareholders vote 'for' adoption of the Agreement and Plan of Merger.

     The affirmative vote of holders of at least two-thirds of the outstanding shares of common stock of Bankers Trust entitled to vote thereon is required to adopt the Agreement and Plan of Merger. Whether or not you plan to attend the Special Meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. You can revoke your proxy at any time before we take a vote at the Special Meeting by sending a written notice revoking the proxy or a later-dated proxy to the Secretary of Bankers Trust, or by attending the Special Meeting and voting in person.

     No person is authorized to give any information or make any representations not contained in this Proxy Statement, and if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not imply that there has been no change in the information set forth herein or in the affairs of Bankers Trust or Deutsche Bank since the date of this Proxy Statement.


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                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
SUMMARY....................................................................................................     1
     The Merger............................................................................................     1
     General...............................................................................................     1
     Exchange Procedures...................................................................................     1
     Appraisal Rights......................................................................................     1
     Material Federal Income Tax Consequences..............................................................     1
     Market Price Information..............................................................................     1
     Opinion of Financial Advisor..........................................................................     2
     The Companies.........................................................................................     2
     Bankers Trust.........................................................................................     2
     Deutsche Bank.........................................................................................     2
     The Special Meeting...................................................................................     2
     Record Date; Vote Required............................................................................     3
     Our Recommendations to Shareholders...................................................................     3
     Our Reasons for the Merger............................................................................     3
     Conditions to Completion of the Merger................................................................     3
     Regulatory Approvals..................................................................................     3
     Termination of the Merger Agreement; Expenses.........................................................     4
     Stock Option Agreement................................................................................     4
     Interests in the Merger that Differ from Your Interests...............................................     5
THE BANKERS TRUST SPECIAL MEETING..........................................................................     6
     General...............................................................................................     6
     Matters to be Considered..............................................................................     6
     Proxies...............................................................................................     6
     Solicitation of Proxies...............................................................................     7
     Record Date and Voting Rights.........................................................................     7
     Recommendation of Bankers Trust Board.................................................................     8
THE MERGER.................................................................................................     9
     General...............................................................................................     9
     Background of the Merger..............................................................................     9
     Reasons for the Merger................................................................................    12
     Opinion of Morgan Stanley.............................................................................    13
     Dissenters' Appraisal Rights..........................................................................    18
THE MERGER AGREEMENT.......................................................................................    19
     Effective Time........................................................................................    19
     The Merger............................................................................................    19
     Representations and Warranties........................................................................    21
     Conduct of the Business Pending the Merger............................................................    22
     Other Agreements of Bankers Trust, Deutsche Bank and Merger Sub.......................................    25
     Employee Benefit Plans................................................................................    28
     Stock Options and Stock Awards........................................................................    28
     Conditions to the Merger..............................................................................    29
     Termination...........................................................................................    31
     Amendment; Waiver.....................................................................................    32

                                       i


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
                                                                                                              PAGE
                                                                                                              ----
THE STOCK OPTION AGREEMENT.................................................................................    32
REGULATORY MATTERS.........................................................................................    36
     Federal Reserve Board.................................................................................    36
     Other Authorities.....................................................................................    37
     Status of Regulatory Approvals and Other Information..................................................    37
INTERESTS OF CERTAIN PERSONS IN THE MERGER.................................................................    38
CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO BANKERS TRUST SHAREHOLDERS......................................    42
CERTAIN CONSEQUENCES OF THE MERGER.........................................................................    42
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............................................    43
MARKET PRICES OF COMMON STOCK..............................................................................    45
PARTIES TO THE MERGER......................................................................................    46
     Bankers Trust Corporation.............................................................................    46
     Deutsche Bank.........................................................................................    46
     Circle Acquisition Corporation........................................................................    47
     Litigation and Related Matters........................................................................    47
WHERE YOU CAN FIND MORE INFORMATION........................................................................    49
     Forward-Looking Statements May Prove Inaccurate.......................................................    50
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BANKERS TRUST...........................................    51
INDEPENDENT PUBLIC AUDITORS................................................................................    53
OTHER MEETINGS.............................................................................................    53
INDEX OF DEFINED TERMS.....................................................................................    54


APPENDIX A   Agreement and Plan of Merger, dated as of November 30, 1998, by and among Deutsche Bank
             AG, Circle Acquisition Corporation and Bankers Trust Corporation........................    A-1
APPENDIX B   Stock Option Agreement, dated as of November 30, 1998, between Deutsche Bank AG and
             Bankers Trust Corporation...............................................................    B-1
APPENDIX C   Opinion of Morgan Stanley & Co. Incorporated............................................    C-1

                                       ii


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

                                    SUMMARY

This brief summary highlights certain information from the Proxy Statement. It does not contain all of the information that is important to you. We urge you to carefully read the entire Proxy Statement and the other documents to which this document refers to fully understand the merger. See 'Where You Can Find More Information' (page 49).

The Merger (page 9)

We've attached the merger agreement to this document as Appendix A. Please read the merger agreement. It is the legal document that governs the merger.

General

We propose a combination of Bankers Trust and Deutsche Bank in which a wholly-owned U.S. subsidiary of Deutsche Bank will merge with Bankers Trust. Bankers Trust will become a subsidiary of Deutsche Bank. The outstanding preferred stock of Bankers Trust will not be affected by the merger.

Exchange Procedures (page 20)

On completion of the merger, each of your shares of Bankers Trust common stock will automatically become the right to receive $93 in cash, without interest, from Deutsche Bank or one of its subsidiaries.

You must surrender your Bankers Trust common stock certificates to receive the $93 per share from Deutsche Bank. Do not send us your certificates until you receive written instructions after we have completed the merger. If you do not surrender your certificates by the date that is six months after the completion of the merger (or by an earlier date on which the right to receive $93 per share would become the property of any government unit) the $93 per share payment will, if permitted by law, become the property of the surviving corporation.

Appraisal Rights (page 18)

Under New York law, shareholders of Bankers Trust have no dissenters' appraisal rights in connection with the merger agreement.

Material Federal Income Tax Consequences (page 42)

The merger will be a taxable transaction to you. You will recognize gain or loss in the merger in an amount determined by the difference between the cash merger consideration received and your tax basis in the Bankers Trust common stock you exchange for that cash payment.

Market Price Information

The common stock of Bankers Trust is listed and traded on the New York Stock Exchange, Inc. under the symbol 'BT.' On November 16, 1998, one week before the initial joint public announcement related to the merger, the closing sale price per share of Bankers Trust common stock on the New York Stock Exchange, Inc. was $65.44. On November 20, 1998, the last trading date before the initial joint public announcement concerning the merger, the closing sale price per share of Bankers Trust common stock on the New York Stock Exchange, Inc. was $77.25. On March 22, 1999, a recent trading day prior to the date of this proxy statement, the closing price per share of Bankers Trust common stock on the New York Stock Exchange, Inc. was $87.63.

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

Opinion of Financial Advisor (page 13)

On November 29, 1998, Morgan Stanley & Co. Incorporated delivered an opinion to the Bankers Trust Board of Directors that, as of the date of such opinion, the cash merger consideration of $93 per share is fair from a financial point of view to the holders of Bankers Trust common stock other than Deutsche Bank and its affiliates. That opinion has been updated and confirmed as of the date of this proxy statement. We have attached this opinion as Appendix C. You should read it completely to understand the assumptions made, matters considered and limitations of the review undertaken by Morgan Stanley in providing this opinion.

The Companies (page 46)

Bankers Trust

Bankers Trust is a registered bank holding company incorporated in 1965 and organized under the laws of the State of New York. Bankers Trust provides a wide range of financial products and services worldwide, principally through six broad business segments:

  Investment Banking

  Trading & Sales

  Global Institutional Services

  Private Client Services Group

  Australia/New Zealand/International Funds Management

  Emerging Markets Group: Latin America, Emerging Europe, Mid East & Africa,
  Asia.

Two principal subsidiaries of Bankers Trust are Bankers Trust Company, its principal banking subsidiary, and BT Alex. Brown Incorporated, a securities broker-dealer.

At December 31, 1998, the assets of Bankers Trust were $133.1 billion and total shareholders' equity was $4.7 billion. Based on assets at September 30, 1998, Bankers Trust was the eighth largest bank holding company in the United States.

Deutsche Bank

Deutsche Bank is a banking company with limited liability organized under the laws of the Federal Republic of Germany. Deutsche Bank is the parent company of a group consisting of banks, capital markets companies, funds management companies, mortgage banks and a property finance company, installment financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies.

At December 31, 1998, based on international accounting standards and converted at the exchange rate on December 30, 1998 of US $1 = DM 1.6730, the Deutsche Bank Group had total assets of DM 1,225.5 billion, or U.S. $732.5 billion. The Deutsche Bank Group's capital and reserves at December 31, 1998, in accordance with Bank for International Settlements standards, were DM 57.4 billion, or U.S. $34.3 billion.

The Special Meeting (page 6)

The Bankers Trust special meeting will be held at 3:00 p.m., local time, on Tuesday, April 27, 1999, at One Bankers Trust Plaza (130 Liberty Street), New York, New York 10006. At the Bankers Trust special meeting, you will be asked to adopt the merger agreement, and to act on any other matters as may properly be brought before the special meeting.

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

Record Date; Vote Required (page 7)

You can vote at the special meeting if you owned Bankers Trust common stock at the close of business on March 22, 1999. To adopt the merger agreement, the holders of at least two-thirds of the outstanding shares of Bankers Trust common stock entitled to vote at the special meeting must vote in favor of doing so. Thus, a failure to vote or an abstention has the same effect as voting against the merger agreement. Holders of Bankers Trust preferred stock are not entitled to vote at the special meeting.

You may vote your shares in person by attending the special meeting or by mailing us your proxy if you are unable or do not wish to attend. You can revoke your proxy at any time before we take a vote at the special meeting by sending a written notice revoking the proxy or a later-dated proxy to the Secretary of Bankers Trust, or by attending the special meeting and voting in person.

Our Recommendation to Shareholders (page 8)

The Board of Directors of Bankers Trust believes that the merger is fair to you and in your best interests, and unanimously recommends that you vote 'for' adoption of the merger agreement.

Our Reasons for the Merger (page 12)

The Board of Directors of Bankers Trust determined to recommend adoption of the merger agreement based on its consideration of a number of factors, including:

 the review of the strategic options available to the company conducted by the Board of Directors of Bankers Trust the premium to market prices represented by the $93 per share to be received by the shareholders of Bankers Trust the uncertain business environment facing financial services companies in light of recent extraordinary turmoil in global financial markets the opportunity to combine with Deutsche Bank to create competitive advantages through the application of greater scale and resources to attractive businesses and to create a combined focus on products, clients and brands as opposed to continuing as a stand-alone entity the likelihood of approval of the merger by regulators

 the Board of Directors of Bankers Trust's belief that the merger would enable Bankers Trust to better serve the convenience and needs of its customers and communities

Conditions to Completion of the Merger (page 29)

The obligation of each party to complete the merger depends on a number of conditions being met, including Bankers Trust shareholder approval and regulatory approvals.

A party to the merger agreement could choose to complete the merger even though a condition has not been satisfied, as long as the law allows it to do so. We can't be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Regulatory Approvals (page 36)

We can't complete the merger unless it is approved by the Board of Governors of the Federal Reserve System. Once the

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

Federal Reserve Board approves the merger, we have to wait anywhere from 15 to 30 days before we can complete the merger, during which time the United States Department of Justice could decide to challenge the merger.

In addition, the merger is subject to the approval of the New York State Banking Department and the approval of, non-opposition by, or notice to, other federal, state and foreign regulatory authorities, as well as the approval of several securities and commodities exchanges and self regulatory organizations. The merger will also be reviewed for antitrust issues by the European Economic Community.

The merger can't take place until the necessary approvals have been received and any waiting periods required by law have expired. Deutsche Bank and Bankers Trust have filed (or will promptly file) all of the required applications or notices necessary to complete the merger with the Federal Reserve Board and other regulatory authorities. There can be no assurance as to whether or when the required regulatory approvals will be received, or whether or when the other conditions to the merger will be met.

Termination of the Merger Agreement; Expenses (page 31)

Bankers Trust and Deutsche Bank can mutually decide at any time to terminate the merger agreement without completing the merger. Also, either Bankers Trust or Deutsche Bank can decide to terminate the merger agreement in a number of other situations, including the final denial of a needed regulatory approval, the failure of Bankers Trust shareholders to approve the merger or the failure to complete the merger by October 31, 1999.

Whether or not the merger is completed, the parties will each pay their own fees and expenses, except that they will evenly divide the costs and expenses of printing and mailing this document and the fees that have been paid to the Securities and Exchange Commission in connection with the merger.

Stock Option Agreement (page 32 and Appendix B)

Bankers Trust, as an inducement to Deutsche Bank to enter into the merger agreement, granted Deutsche Bank an option to purchase shares of Bankers Trust common stock under certain circumstances. The option could discourage other companies from trying or proposing to combine with Bankers Trust before we complete the merger.

The most shares that can be purchased under the option is 19.9% of the outstanding shares of Bankers Trust common stock. The purchase price under the option is $74.625 per share. The value of the option to Deutsche Bank cannot exceed $500 million. Under certain circumstances Bankers Trust may be obligated to repurchase the option and any shares purchased under the option. Instead of requiring a repurchase, Deutsche Bank could surrender the option and receive $350 million.

Deutsche Bank cannot exercise its rights under the option unless certain events occur. These events generally are business combinations with or acquisition transactions relating to Bankers Trust, such as a competing merger or the sale of a substantial amount of assets or stock. We don't know of any event that has occurred as of the date of this document that would allow Deutsche Bank to exercise its rights under the option.

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Interests in the Merger that Differ from Your Interests (page 38)

Some of Bankers Trust's executive officers have interests in the merger that are different from, or in addition to, your interests as Bankers Trust shareholders. These interests exist because of rights under benefit and compensation plans maintained by Bankers Trust and also, in the case of the executive officers, under employment agreements with Bankers Trust. These employment agreements may provide some executive officers of Bankers Trust with severance benefits if their employment is terminated following the merger. Some of the compensation and benefits plans provide for the accelerated vesting and distribution or payment of stock-based rights or for the vesting or distribution of accrued benefits or previously earned but deferred compensation as a result of the merger. Also, in connection with the merger, a retention program is being developed to help us to retain key personnel for the benefit of the combined company.

Following the merger, Deutsche Bank will indemnify the officers and directors of Bankers Trust for certain events occurring before the merger.

The members of the Bankers Trust Board of Directors knew about these additional interests and considered them when they approved the merger.

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

                            THE BANKERS TRUST SPECIAL MEETING
General

     This Proxy Statement is first being mailed by Bankers Trust Corporation, a New York corporation ('Bankers Trust'), to the holders ('Bankers Trust Shareholders') of the common stock, par value $1.00, of Bankers Trust (the 'Bankers Trust Common Stock') on or about March 26, 1999, and is accompanied by the notice of the Special Meeting of Shareholders of Bankers Trust (the 'Special Meeting') and a form of proxy that is solicited by the Board of Directors of Bankers Trust (the 'Bankers Trust Board') for use at the Special Meeting to be held on Tuesday, April 27, 1999, at 3:00 p.m., local time, at One Bankers Trust Plaza (130 Liberty Street), New York, New York, and at any adjournments or postponements thereof. This Proxy Statement is also being mailed by Bankers Trust to the holders of the Preferred Stock, no par value, which Preferred Stock have been designated as Adjustable Rate Cumulative Preferred Stock, Series Q ($2500 Liquidation Preference), Adjustable Rate Cumulative Preferred Stock, Series R and 7 3/4% Cumulative Preferred Stock, Series S ($2500 Liquidation Preference) (collectively, the 'Bankers Trust Preferred Stock') on or about March 26, 1999.

Matters to be Considered

     At the Special Meeting, Bankers Trust Shareholders will be asked to consider and vote on the proposal to adopt an Agreement and Plan of Merger, dated as of November 30, 1998 (the 'Merger Agreement'), by and among Bankers Trust, Deutsche Bank AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany ('Deutsche Bank'), and Circle Acquisition Corporation, a New York corporation (referred to from time to time herein as 'Merger Sub'), and the transactions contemplated thereby and on such other matters as may properly be submitted to a vote at the Special Meeting. Pursuant to the terms of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Bankers Trust (the 'Merger') so that Bankers Trust is the surviving corporation (hereinafter sometimes called the 'Surviving Corporation'). The Bankers Trust Shareholders may also be asked to vote on a proposal to adjourn or postpone the Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for soliciting votes to adopt the Merger Agreement and the transactions contemplated thereby.

Proxies

     The accompanying form of proxy is for use at the Special Meeting if a Bankers Trust Shareholder will be unable or does not wish to attend in person. The proxy may be revoked by a Bankers Trust Shareholder at any time before it is exercised, by submitting to the Secretary of Bankers Trust written notice of revocation or a properly executed proxy of a later date, or by attending the Special Meeting and electing to vote in person. Written notices of revocation and other communications with respect to the revocation of Bankers Trust proxies should be addressed to Bankers Trust Corporation, 130 Liberty Street -- Mail Stop 2310, New York, New York 10006, Attention: Office of the Secretary. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of the matters to be voted upon at the Special Meeting,

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

including adoption of the Merger Agreement, but no proxy that has been voted against adoption of the Merger Agreement will be voted in favor of any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies.

Solicitation of Proxies

     The entire cost of soliciting the proxies from the Bankers Trust Shareholders will be borne by Bankers Trust, except that Deutsche Bank and Bankers Trust have each agreed to pay one half of the printing and mailing costs of this Proxy Statement and related materials. In addition to the solicitation of the proxies by mail, Bankers Trust will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of Bankers Trust Common Stock to secure their voting instructions, if necessary. Bankers Trust will reimburse such record holders for their reasonable expenses in so doing. Bankers Trust has also made arrangements with Kissel-Blake Inc. to assist it in soliciting proxies from banks, brokers and nominees, and has agreed to pay $20,000 plus expenses for such services. If necessary, Bankers Trust may also use several of its regular employees, who will not be specially compensated, to solicit proxies from Bankers Trust Shareholders.

Record Date and Voting Rights

     Pursuant to the provisions of the Bankers Trust By-Laws, the Business Corporation Law of the State of New York (the 'NYBCL') and the rules of the New York Stock Exchange, Inc. (the 'NYSE'), March 22, 1999 has been fixed as the record date for determination of Bankers Trust Shareholders entitled to notice of and to vote at the Bankers Trust Special Meeting (the 'Record Date'). Accordingly, only Bankers Trust Shareholders of record that are such holders at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. The presence of the holders of at least a majority of the shares of Bankers Trust Common Stock outstanding on the Record Date, whether present in person or by properly executed and delivered proxy, will constitute a quorum for purposes of the Special Meeting. The number of shares of Bankers Trust Common Stock entitled to vote at the Special Meeting is approximately 97,648,202. On the Record Date, there were approximately 21,704 holders of Bankers Trust Common Stock. Shares of Bankers Trust Common Stock present in person at the Special Meeting but not voting, and shares of Bankers Trust Common Stock for which Bankers Trust has received proxies but with respect to which holders of such shares have abstained, will be counted as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares of Bankers Trust Common Stock in nominee or 'street' name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be voted upon at the Special Meeting without specific instructions from such customers. Shares represented by proxies returned by a broker holding such shares in 'street' name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ('broker non-votes').

     Each share of Bankers Trust Common Stock entitles its holder to one vote. The affirmative vote of at least two-thirds of the shares of Bankers Trust Common Stock outstanding on the Record Date is required to adopt the Merger Agreement. Holders of

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

shares of the Bankers Trust Preferred Stock are not entitled to vote on the matters to be considered at the Special Meeting.

     Since adoption of the Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the shares of Bankers Trust Common Stock outstanding on the Record Date, abstentions and broker non-votes will have the same effect as votes against adoption of the Merger Agreement. Accordingly, the Bankers Trust Board urges the Bankers Trust Shareholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

Recommendation of Bankers Trust Board

     The Bankers Trust Board has unanimously approved the Merger Agreement and the transactions contemplated thereby. The Bankers Trust Board believes that the Merger Agreement and the transactions contemplated thereby are in the best interests of Bankers Trust and the Bankers Trust Shareholders and recommends that the Bankers Trust Shareholders vote 'FOR' adoption of the Merger Agreement. See 'The Merger -- Reasons for the Merger.'

                                               THE MERGER
General

     This section of the Proxy Statement describes the material aspects of the Merger, including the principal provisions of the Merger Agreement. The following information, insofar as it relates to matters contained in or contemplated by the Merger Agreement, is qualified in its entirety by reference to the full text of the Merger Agreement, which is hereby incorporated herein by reference and attached hereto as Appendix A. Bankers Trust Shareholders are urged to read the Merger Agreement in its entirety. All information contained in this Proxy Statement with respect to Deutsche Bank and its subsidiaries, including Merger Sub, set forth under the headings 'Summary -- The
Companies -- Deutsche Bank,' 'Parties to the Merger -- Deutsche Bank,' and 'Parties to the Merger -- Circle Acquisition Corporation,' has been supplied by Deutsche Bank for inclusion herein and has not been independently verified by Bankers Trust.

Background of the Merger

     From time to time beginning in the early summer of 1998, Mr. Frank N. Newman, Chairman, President and Chief Executive Officer of Bankers Trust, and senior executives of Deutsche Bank had informal discussions relating to global trends in banking and finance, as well as the general types of products, markets and clients served by Bankers Trust and Deutsche Bank. During these conversations, the participants discussed the possibility of some form of cooperative venture between Deutsche Bank and Bankers Trust and the potential mutual advantages of such an arrangement to each of their businesses in light of industry and market trends and the companies' complementary strengths. These discussions were exploratory and did not result during this time in any negotiations or agreement with respect to the terms of such a potential arrangement or in any definitive proposal to engage in such a transaction.

     In fall 1998, the Bankers Trust Board, at one of its regularly scheduled meetings, conducted a review of the recent operations and strategic direction of Bankers Trust in the context of recent events affecting the financial services industry and current trends in the global markets in which Bankers Trust operates. The Bankers Trust Board discussed such trends with the senior management of Bankers Trust, considered internal advice from BT Wolfensohn ('BT Wolfensohn'), and reviewed the potential strategic alternatives available to the company in response thereto, including various strategies to be carried out as a stand-alone entity (including possible expansion of the company's recent initiatives with respect to the management of risk and expenses, pursuing growth through building internal businesses and through acquisitions and potential reallocation of investment among the company's portfolio of businesses) and the possibility of strategic alliances with other financial institutions. Mr. Newman indicated that in order for the company to better meet the challenges of increased global competition, it would be advantageous for the company to seek a strategic alliance with a strong global institution that could complement the company's core businesses. He reviewed with the Bankers Trust Board his recent contacts with representatives of Deutsche Bank and indicated that, from a conceptual standpoint, he believed that a combination of Deutsche Bank and Bankers Trust could provide substantial competitive advantages to the combined company and that it was his understanding that Deutsche Bank senior management shared this view and might be generally receptive to the idea of a business combination between the two companies. The Bankers Trust Board encouraged Mr. Newman to continue to explore with representatives of Deutsche Bank the possibility of a business combination, while continuing to review other strategic options that might be available to meet the current challenges facing the company, including those described in the above paragraph. Shortly thereafter, Mr. Newman met with Dr. Rolf-E. Breuer, spokesman of the Deutsche Bank Board of Managing Directors (Vorstand). During this period, Mr. Newman continued to review with senior management various strategic alternatives, including other potential alliances that might be available to Bankers Trust. Based on its comprehensive assessment of these alternatives, and taking into account such factors as the strategic fit between Bankers Trust and other potential partners, the financial implications of a transaction with such partners, the degree of interest expressed in a potential combination with Bankers Trust and the risks associated with such alternatives, it was the strong consensus of senior management that none of such alternatives presented superior opportunities or were likely to create superior value for Bankers Trust Shareholders than the prospects presented through a combination with Deutsche Bank. Bankers Trust did not engage in negotiations with respect to a merger with any institution other than Deutsche Bank.

     On November 6, 1998, Bankers Trust and Deutsche Bank executed a confidentiality agreement and representatives of the parties commenced due diligence. Representatives of Bankers Trust and its financial advisors, BT Wolfensohn and Morgan Stanley & Co. Incorporated ('Morgan Stanley'), and Deutsche Bank and its financial advisor, Goldman Sachs & Co., commenced a series of meetings to discuss the business and financial terms of a possible business combination. Mr. Newman consulted regularly with members of the Bankers Trust Board regarding the discussions with Deutsche Bank, and at its meeting on November 17, 1998, updated the Bankers Trust Board with respect to the progress of such discussions. Following such meeting, Cleary, Gottlieb, Steen & Hamilton, counsel to Deutsche Bank, and Wachtell, Lipton, Rosen & Katz, counsel to Bankers Trust, began the drafting and negotiation of definitive documentation with respect to a possible business combination, including drafts of the Merger Agreement and the Option Agreement (which Deutsche Bank indicated it would require as a condition to its willingness to enter into a definitive merger agreement with Bankers Trust). Discussions and negotiations continued during the following week at the offices of Wachtell, Lipton, Rosen & Katz with respect to the potential transaction, including with respect to the financial terms of the proposed combination, and Deutsche Bank indicated at this time that it was willing, subject to the satisfactory completion of its due diligence review and negotiation of satisfactory definitive agreements, to offer $93 per share in a cash merger transaction for each outstanding share of Bankers Trust Common Stock.

     At a special meeting of the Bankers Trust Board on November 22, 1998, senior management of Bankers Trust and BT Wolfensohn, together with representatives of Morgan Stanley and Wachtell, Lipton, Rosen & Katz, reviewed for the Bankers Trust Board the discussions and contacts with Deutsche Bank to date, the financial terms of the proposed transaction with Deutsche Bank, including the Merger Consideration, and the proposed terms of the Merger Agreement and Option Agreement. Morgan Stanley delivered a presentation regarding the global financial services environment, a review of certain strategic alternatives available to Bankers Trust and a detailed financial review of the proposed transaction. See ' -- Opinion of Morgan Stanley.' Following such presentation, Morgan Stanley delivered its opinion with respect to the fairness from a financial point of view of the Merger Consideration to Bankers Trust Shareholders (other than Deutsche Bank and its affiliates). Representatives of Wachtell, Lipton, Rosen & Katz reviewed the terms of the Merger Agreement and the Option Agreement and discussed the legal principles applicable to the Bankers Trust Board's decision to adopt the Merger Agreement and the Option Agreement as well as the terms of the proposed employment and retention arrangements that were to be entered into in connection with the Merger. Following such discussions and questions by the Bankers Trust Board to Bankers Trust senior management and its financial and legal advisors, the members of the Bankers Trust Board indicated their approval and support of the proposed transaction, and authorized senior management of Bankers Trust to complete final negotiation of the Merger Agreement and the Option Agreement, with execution and delivery by Bankers Trust, subject to final review and approval by the Bankers Trust Board. Later on that day, four members of the Deutsche Bank Vorstand constituting a Steering Committee (which was established to consider the Merger) met and indicated their support of the proposed Merger, subject to the final resolution of certain structural, legal and tax issues, and determined to propose to the Deutsche Bank Supervisory Board that it approve the Merger and the related transactions at a scheduled meeting on November 29, 1998.

     Deutsche Bank and Bankers Trust also determined, in view of public reports of the possibility of a merger between the two companies, to issue a joint press release on November 23, 1998. The press release confirmed that Deutsche Bank and Bankers Trust were in the advanced stages of negotiations concerning a potential cash merger combination at a proposed price of $93 per share of Bankers Trust Common Stock, that the parties had satisfactorily completed in all substantial respects their respective due diligence investigations (subject to final structural, legal and tax aspects of the proposed transaction being confirmed), and that the Bankers Trust Board and the Steering Committee of the Deutsche Bank Vorstand had each reviewed and indicated support for the proposed transaction (although the transaction remained subject to final approval by the Bankers Trust Board and the Deutsche Bank Vorstand and Supervisory Board at meetings scheduled for November 29, 1998). Final discussions between Bankers Trust and Deutsche Bank with respect to such structural, legal and tax aspects of the proposed transaction, and final confirmatory due diligence, continued during the following week.

     On November 29, 1998, the Bankers Trust Board met and reviewed the final terms of the proposed Merger Agreement and Option Agreement. Morgan Stanley confirmed its earlier oral opinion and stated that, as of November 29, 1998, the Merger Consideration was fair, from a financial point of view, to Bankers Trust Shareholders (other than Deutsche Bank and its affiliates). Following such discussions and questions by the Bankers Trust Board to Bankers Trust senior management and its financial and legal advisors, the members of the Bankers Trust Board voted unanimously to approve the Merger Agreement and the Option Agreement and the transactions contemplated thereby. Also on November 29, 1998, the Deutsche Bank Vorstand met followed by a meeting of the Deutsche Bank Supervisory Board in Munich at which the Supervisory Board received a full briefing and the recommendation of the Vorstand with respect to the proposed Merger Agreement and Option Agreement. Following such briefing and discussion among the members of the Supervisory Board, the Deutsche Bank Supervisory Board approved the Merger and related transactions.

     Early in the morning of November 30, 1998, the Merger Agreement and the Option Agreement were executed and delivered and a joint press release regarding the Merger was issued.

Reasons for the Merger

     In reaching its conclusion that the Merger is in the best interests of Bankers Trust and the Bankers Trust Shareholders and in approving the Merger, the Merger Agreement, the Option Agreement and the transactions contemplated thereby, the Bankers Trust Board considered and reviewed with Bankers Trust's senior management, as well as its financial and legal advisors, a number of factors, including the following:

           the current and prospective environment in which Bankers Trust operates, including international, national and local economic conditions, the competitive environment for financial institutions generally and the trends toward globalization and consolidation in the financial institutions industry the review conducted by the Bankers Trust Board of the strategic options available to the company, as described in ' -- Background of the Merger,' and the assessment of the Bankers Trust Board that none of these options presented superior opportunities, or were likely to create greater value for Bankers Trust Shareholders, than the prospects presented by the Merger the strategic and financial review conducted by BT Wolfensohn and Morgan Stanley, and the opinion of Morgan Stanley dated as of November 29, 1998 that, as of the date of such opinion, the Merger Consideration is fair from a financial point of view to Bankers Trust Shareholders (other than Deutsche Bank and its affiliates)

           the fact that the Merger Consideration on a per share basis represented a substantial premium over recently prevailing market prices of Bankers Trust Common Stock the uncertain business environment facing financial services companies such as Bankers Trust, particularly in light of the extraordinary turmoil in global financial markets during August and September, 1998 the opportunity to combine with Deutsche Bank to create (i) competitive advantages through the application of greater scale and resources to attractive businesses such as asset management, institutional services, investment banking and private banking, (ii) competitive advantages through a combined focus on products, clients and brands with the complementary franchises of the combined company, and (iii) considerable revenue opportunities in businesses such as mergers and acquisitions, high-yield debt and equities and global foreign exchange the terms of the Merger, the Merger Agreement and the Option Agreement as negotiated (including the possibility that the proposed Merger Agreement and the Option Agreement might discourage other parties that might have an interest in a business combination with Bankers Trust)

           the likelihood of the Merger being approved by requisite regulatory authorities the Bankers Trust Board's assessment that Bankers Trust would better serve the convenience and needs of its customers and the communities that it serves through affiliation with a substantially larger banking company, such as Deutsche Bank, thereby affording Bankers Trust access to Deutsche Bank's financial and business resources and the ability to offer an expanded range of potential products and services, including opportunities in Europe in light of the introduction of the Euro the interests that are different from, or in addition to, the interests of Bankers Trust Shareholders generally (see 'Interests of Certain Persons in the Merger'. The Bankers Trust Board was fully aware of these interests when it unanimously approved the Merger Agreement and the transactions contemplated thereby)

           the fact that adoption of the Merger Agreement requires the consent of two-thirds of the outstanding shares of Bankers Trust Common Stock entitled to vote thereon.

     The foregoing discussion of the information and factors considered by the Bankers Trust Board is not meant to be exhaustive, but includes the material matters considered by the Bankers Trust Board. In reaching its determination to approve the Merger Agreement and the transactions contemplated thereby, the Bankers Trust Board did not assign any relative or specific weight to the foregoing factors, and individual directors may have considered various factors differently.

Opinion of Morgan Stanley

     Bankers Trust retained Morgan Stanley to act as Bankers Trust's financial advisor in connection with the Merger and related matters based on its qualifications, expertise and reputation, as well as Morgan Stanley's prior investment banking relationship and familiarity with Bankers Trust. At the November 22, 1998 meeting of the Bankers Trust Board, Morgan Stanley delivered an oral opinion to the Bankers Trust Board, which opinion was subsequently confirmed at the November 29, 1998 meeting of the Bankers Trust Board, that, as of such date and subject to certain considerations set forth in such opinion, the Merger Consideration pursuant to the Merger Agreement was fair from a financial point of view to Bankers Trust Shareholders (other than Deutsche Bank and its affiliates). Morgan Stanley subsequently confirmed its November 29, 1998 opinion by delivery to the Bankers Trust Board of a written opinion dated as of the date of this Proxy Statement.

     The full text of Morgan Stanley's opinion dated as of the date of this Proxy Statement, which sets forth, among other things, assumptions made, procedures followed, matters considered, and limitations on the review undertaken, is attached as Appendix C to this Proxy Statement. Bankers Trust Shareholders are urged to, and should, read the Morgan Stanley opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the Bankers Trust Board and the fairness of the Merger Consideration pursuant to the Merger Agreement from a financial point of view to Bankers Trust Shareholders (other than Deutsche Bank and its affiliates), and it does not address any other aspect of the Merger nor does it constitute a recommendation to any Bankers Trust Shareholder as to how to vote at the Special Meeting. The summary of the opinion of Morgan Stanley set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

     In connection with rendering its opinion, Morgan Stanley, among other things:

           reviewed certain publicly available financial statements and other information of Bankers Trust reviewed certain internal financial information including near-term financial projections and other financial and operating data concerning Bankers Trust prepared by the management of Bankers Trust discussed the past and current operations and financial condition and the prospects of Bankers Trust with senior management of Bankers Trust reviewed the reported prices and trading activity for Bankers Trust Common Stock compared the financial performance of Bankers Trust and the prices and trading activity of the Bankers Trust Common Stock with that of certain other comparable publicly-traded companies and their securities discussed regulatory examinations of Bankers Trust with senior management of Bankers Trust discussed with senior management of Bankers Trust and Deutsche Bank the strategic objectives of the Merger and reviewed certain estimates of the synergies and other benefits of the Merger for the combined company analyzed the pro forma impact of the Merger on the combined company's earnings per share, consolidated capitalization and financial ratios reviewed the financial terms, to the extent publicly available, of certain comparable transactions participated in discussions among representatives of Bankers Trust and Deutsche Bank and their financial and legal advisors reviewed the Merger Agreement and certain related documents performed such other analyses and considered such other factors as deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to financial projections, including the synergies and other benefits expected from the Merger, Morgan Stanley has assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Bankers Trust and Deutsche Bank, as applicable. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Bankers Trust, nor was Morgan Stanley furnished with any such appraisals and Morgan Stanley did not examine any individual loan files of Bankers Trust. In addition, Morgan Stanley assumed the Merger will be consummated substantially in accordance with the terms and conditions set forth in the Merger Agreement. Morgan Stanley's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion.

     The following is a summary of all the material financial analyses performed by Morgan Stanley and reviewed with the Bankers Trust Board on November 22, 1998 in connection with rendering its opinion dated as of November 29, 1998:

     Relative Trading Analysis. As part of its analysis, Morgan Stanley compared the historical share price performance of Bankers Trust Common Stock over the preceding one-and three-year periods with corresponding historical share price performance of the common stock of (i) a group of four publicly traded investment banking companies that Morgan Stanley considered comparable in certain respects with Bankers Trust, including Lehman Brothers Holdings, Inc., Donaldson, Lufkin & Jenrette, Inc., Bear Stearns Companies Incorporated, and JP Morgan and Company Incorporated (the 'Investment Banks') and (ii) two bulge bracket securities companies, Merrill Lynch & Co., Inc. and Morgan Stanley Dean Witter & Co. (the 'Bulge Bracket Companies' and together with the Investment Banks, the 'Comparables').

     In this analysis, Morgan Stanley noted the following changes in stock price:

                                                                     % CHANGE IN STOCK PRICE
                                                                      10/20/98 TO 11/18/98
                                                                     -----------------------
Bankers Trust.....................................................              23%
Investment Banks..................................................              13
Bulge Bracket Companies...........................................              20

     By indexing the share price of Bankers Trust Common Stock on October 19, 1998 of $54.75 to those of the Investment Banks for the period from October 19, 1998 to November 18, 1998, Morgan Stanley estimated a price for Bankers Trust Common Stock as of November 18, 1998 unaffected by public merger speculation of $62 per share (the 'Unaffected Price'). Morgan Stanley did not perform the analysis of indexing the share price of Bankers Trust to that of Merrill Lynch & Co., Inc. and Morgan Stanley Dean Witter & Co. because in Morgan Stanley's judgment such analysis would not have provided a meaningful basis for comparison to Bankers Trust.

     Comparable Company Analysis. Morgan Stanley compared certain financial information of Bankers Trust with corresponding publicly available information of the Comparables. Historical financial information used in connection with the ratios described below is shown according to the latest reported quarterly disclosures as of November 18, 1998 with respect to financial information for Bankers Trust and the Comparables. Morgan Stanley analyzed the relative performance and value of Bankers Trust by comparing certain market trading statistics for Bankers Trust with those of the Comparables. Market information used in ratios provided below is as of November 18, 1998. The price of Bankers Trust Common Stock as of November 18, 1998 was $67.44.

     The market trading information ratios used in the valuation analysis were market price to book value, market price to tangible book value, and market price to estimated earnings per share for 1999 as shown in the following table:

                                                             PRICE/      PRICE/TANGIBLE       PRICE/
                                                           BOOK VALUE      BOOK VALUE      1999E EPS(2)
                                                           ----------    --------------    ------------
Bankers Trust...........................................       1.5x            1.7x            12.0x
Investment Banks(1).....................................       1.6             1.6             12.8
Bulge Bracket Companies(1)..............................       2.7             4.6             14.9

------------

(1) Represents the average for the Investment Banks and the Bulge Bracket Companies.

(2) Earnings per share estimates for Bankers Trust and the Comparables were based on First Call estimates as of November 18, 1998.

     The implied range of values for Bankers Trust Common Stock derived from the analysis of market price to book value, market price to tangible book value, and market price to First Call 1999 estimated earnings per share data for the Comparables ranged from approximately $44 to $68 per share. The First Call 1999 estimated earnings per share for Bankers Trust was $5.64. Bankers Trust management provided to Morgan Stanley and Deutsche Bank a scenario that implied potential earnings for 1999 of $7.04. In developing this scenario, Bankers Trust management made a number of estimates and assumptions which included certain positive and moderating trends in various aspects of Bankers Trust's operating environment, including global markets and economies. This scenario was one of a number of factors that Morgan Stanley considered in connection with this analysis.

     Premium to Market Analysis. Morgan Stanley performed an analysis of the average premium to market price paid in transactions over $500 million involving U.S. financial institutions over the past ten years relative to market prices both one day prior and one month prior to the transaction announcement.

     Averages of premiums paid for transactions included in the analysis were as follows:

                                                                            AVERAGES
                                          ---------------------------------------------------------------------------
                                                 PREMIUM TO MARKET 1 DAY               PREMIUM TO MARKET 1 MONTH
                                                  PRIOR TO ANNOUNCEMENT                  PRIOR TO ANNOUNCEMENT
                                          -------------------------------------    ----------------------------------
                                                                   NON-BANK
                                                                   FINANCIAL
                                                BANKS              COMPANIES             BANKS           NON-BANKS
                                          -----------------    ----------------    ---------------    ---------------
1998...................................          21%                  34%                 31%                 40%
3 Year.................................          25                   31                  35                  40
5 Year.................................          23                   30                  33                  38
10 Year................................          26                   29                  39                  37

     The implied range of values for Bankers Trust Common Stock derived from the analysis of premium to Unaffected Price and premium to market price as of November 18, 1998 relative to previous transactions was approximately $74 to $91 per share.

     Precedent Transaction Analysis. Morgan Stanley performed an analysis of four precedent transactions (the 'Precedent Transactions') that Morgan Stanley deemed comparable to the Merger in order to compare the premiums to market value and the multiples of book value and projected earnings indicated by the consideration to be paid in the Merger to those indicated for the Precedent Transactions. The four transactions constituting the Precedent Transactions were (acquiror/acquiree): Deutsche Bank/Morgan Grenfell Group plc, BankAmerica Corporation/Continental Bank Corp., Bankers Trust/Alex. Brown Incorporated and Travelers Group Inc./Salomon Brothers Inc.

     The multiples used in the Precedent Transactions analysis included multiples of book value (based on the acquired company's most recently reported book value per share prior to the announcement of the transaction in which it was acquired) and of estimated earnings per share (based on IBES estimates of the acquired company's earnings per share prior to announcement of the transaction in which it was acquired).

     The resulting multiples for this analysis were:

                                                                 PRICE/          PRICE/       PREMIUM TO
                                                              PROJECTED EPS    BOOK VALUE    MARKET PRICE
                                                              -------------    ----------    ------------
Precedent Transactions Range...............................    10.4-17.3x       1.2-2.8x        11-93%
Precedent Transactions Median..............................         14.5          2.3              25
Bankers Trust/Deutsche Bank................................         16.5(1)       2.1              38(2)

------------

(1) Based on First Call earnings per share estimates as of November 18, 1998.

(2) Based on closing price of Bankers Trust Common Stock on the NYSE on November 18, 1998 of $67.44.

     The implied range of values for Bankers Trust Common Stock derived from the price to earnings ratios in the foregoing analysis of the Precedent Transactions was approximately $79 to $96 per share.

     No company or transaction used in the comparable company, premium to market and precedent transaction analyses is identical to Bankers Trust or the Merger, as the case may be. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of Bankers Trust and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

     In connection with its written opinion dated as of the date of this Proxy Statement, Morgan Stanley confirmed the appropriateness of its reliance on the analyses used to render its November 29, 1998 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Bankers Trust.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Bankers Trust. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view of the consideration to be received by the holders of shares of Bankers Trust Common Stock pursuant to the Merger Agreement (other than Deutsche Bank and its affiliates) and were conducted in connection with the delivery of Morgan Stanley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which Bankers Trust might actually be sold.

     As described above, Morgan Stanley's opinion and the information provided by Morgan Stanley to the Bankers Trust Board were two of a number of factors taken into consideration by the Bankers Trust Board in making its determination to recommend approval and adoption of the Merger Agreement to the Bankers Trust Shareholders. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the entire Bankers Trust Board or the view of Bankers Trust management with respect to the value of Bankers Trust. The Merger Consideration was determined through negotiations between Bankers Trust and Deutsche Bank, and was approved by the Bankers Trust Board.

     The Bankers Trust Board retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. In the course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities of Bankers Trust and Deutsche Bank for their own account and for the accounts of customers and accordingly, may at any time hold a long or short position in such securities. In the past, Morgan Stanley has provided financial advisory and investment banking services to Bankers Trust and Deutsche Bank for which services Morgan Stanley received customary fees.

     Pursuant to a letter agreement, Bankers Trust has agreed to pay Morgan
Stanley: (i) an advisory fee of $500,000 which is currently payable and which is payable regardless of whether the Merger is consummated and (ii) a transaction fee of approximately $29 million based on the aggregate consideration payable to Bankers Trust Shareholders which is only payable upon consummation of the Merger. Any advisory fee paid will be credited against the transaction fee. In addition, Bankers Trust has agreed, among other things, to reimburse Morgan Stanley for all reasonable out-of-pocket expenses incurred in connection with the services provided by Morgan Stanley, and to indemnify and hold harmless Morgan Stanley and certain related parties from and against certain liabilities and expenses, which may include certain liabilities under the federal securities laws, in connection with its engagement.

Dissenters' Appraisal Rights

     Bankers Trust Shareholders will not be entitled to dissenters' appraisal rights under New York law or any other statute in connection with the Merger.

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached hereto as Appendix A. All references to and summaries of the Merger Agreement in this Proxy Statement are qualified in their entirety by reference to the Merger Agreement.

Effective Time

     Subject to the provisions of the Merger Agreement, on the day the Merger closes (the 'Closing Date'), which will be the third business day following the satisfaction (or waiver) of all the conditions set forth in the Merger Agreement, unless another time or date is agreed to by the parties, a certificate of merger (the 'Certificate of Merger') will be filed by the parties in accordance with the NYBCL with the Secretary of State of the State of New York. In accordance with the NYBCL, the Merger shall become effective upon the filing of the Certificate of Merger or at such time thereafter as is provided in the Certificate of Merger (assuming that all other filings or recordings, if any, required by the NYBCL in connection with the Merger have been made). The term 'Effective Time' shall refer to the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

The Merger

     General. The Merger Agreement provides that, subject to the adoption of the Merger Agreement by the Bankers Trust Shareholders, approval by certain regulatory authorities, and satisfaction of certain other conditions, Merger Sub, a wholly-owned subsidiary of Deutsche Bank, will be merged with and into Bankers Trust, at which time the separate corporate existence of Merger Sub will cease and Bankers Trust will continue as the surviving corporation. Immediately following consummation of the Merger, Bankers Trust, as the Surviving Corporation, will be a subsidiary of Deutsche Bank with all its common stock owned by Deutsche Bank. As a result of the Merger, all of the properties, assets, rights, privileges, immunities, powers and purposes of Bankers Trust and Merger Sub will vest in the Surviving Corporation, and all liabilities, obligations and penalties of Bankers Trust and Merger Sub will become the liabilities, obligations, and penalties of the Surviving Corporation.

     Conversion of Capital Stock and Options. At the Effective Time:

      each share of Bankers Trust Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held (i) in Bankers Trust's treasury or (ii) directly or indirectly by Deutsche Bank or Bankers Trust or any of their respective wholly-owned subsidiaries (other than shares held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary or custodial capacity that are beneficially owned by third parties ('Fiduciary Shares') and other than any shares held in respect of a debt previously contracted ('DPC Shares')) will be converted into the right to receive $93.00 in cash, without interest (the 'Merger Consideration')

      each share of stock of any class or series of Merger Sub issued and outstanding immediately prior to the Effective Time will become a share of stock of the Surviving

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

      Corporation having the same terms, rights and preferences after consummation of the Merger each outstanding share of Bankers Trust Common Stock owned by Bankers Trust or its subsidiaries, or by Deutsche Bank or any of its subsidiaries (other than Fiduciary Shares or DPC Shares) will be canceled and will cease to exist after consummation of the Merger and no Merger Consideration or other consideration will be delivered in exchange therefor each share of Bankers Trust Preferred Stock issued and outstanding at the Effective Time will remain outstanding after consummation of the Merger as a share of the preferred stock of the Surviving Corporation each issued and outstanding 5 3/4% Convertible Subordinated Debenture of Bankers Trust (the 'Bankers Trust Convertible Debentures') will remain outstanding, unchanged by reason of the Merger, except that after consummation of the Merger each Bankers Trust Convertible Debenture will be convertible only into the right to receive the Merger Consideration multiplied by the number of shares of Bankers Trust Common Stock the holder thereof would have been entitled to receive had such holder converted such Bankers Trust Convertible Debenture into Bankers Trust Common Stock immediately prior to the Effective Time.

     Exchange Procedures. At and after the Effective Time, each certificate previously representing shares of Bankers Trust Common Stock (each, a 'Certificate') will represent only the right to receive the Merger Consideration, without interest. At the Effective Time, Deutsche Bank or Merger Sub will deposit, or will cause to be deposited, with a bank or trust company (which may be an affiliate of Deutsche Bank or Bankers Trust) (the 'Exchange Agent'), for the benefit of the holders of the Certificates, an amount equal to the product of the Merger Consideration and the number of shares of Bankers Trust Common Stock entitled to receive the Merger Consideration. Immediately after the Effective Time, the Exchange Agent will mail or deliver to each holder of record of a Certificate a letter of transmittal with instructions for use in effecting the surrender of the Certificate in exchange for the Merger Consideration. Bankers Trust Shareholders should not return their Bankers Trust Common Stock Certificates with the enclosed proxy and should not forward those Certificates to the Exchange Agent or Deutsche Bank unless and until the Bankers Trust Shareholder receives a letter of transmittal following the Effective Time. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate will be entitled to receive in exchange therefor a check in an amount equal to the product of the Merger Consideration and the number of shares of Bankers Trust Common Stock represented by the Certificate so surrendered, and the Certificate so surrendered will be canceled. No interest will be paid or accrue on the Merger Consideration. In the event of a transfer of ownership of any shares of Bankers Trust Common Stock not registered in the transfer records of Bankers Trust, a check for the Merger Consideration may be issued to the transferee if the Certificate representing such Bankers Trust Common Stock is presented to Deutsche Bank, accompanied by documents sufficient, in the discretion of Deutsche Bank, to evidence and effect such transfer and to evidence that all applicable stock transfer taxes have been paid. Deutsche Bank will be entitled to deduct and withhold from the Merger Consideration such amounts (if any) as Deutsche Bank determines are required under the Internal Revenue

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

Code of 1986, as amended (the 'Code'), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Deutsche Bank, such withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the holder of such Certificate.

     If any Certificates have not been surrendered by the date that is six months after the Effective Time (or by such earlier date on which any payment in respect thereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Certificates will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

Representations and Warranties

     The Merger Agreement contains certain representations, warranties, and agreements of Bankers Trust, Deutsche Bank, and Merger Sub, including representations and warranties regarding their respective due organization, good standing, and authority to enter into the Merger Agreement. Bankers Trust has made certain additional representations and warranties relating to:

      capitalization and ownership of subsidiaries

      authority to execute the Merger Agreement and consummate the Merger enforceability of the Merger Agreement

      no violation of the Restated Certificate of Incorporation of Bankers Trust (the 'Bankers Trust Certificate'), the Bankers Trust By-Laws or laws absence of accelerations or defaults in connection with the Merger required consents and approvals for the Merger

      filing of reports with regulators, absence of governmental investigations and accuracy of Commission reports accuracy of financial statements

      absence of material adverse changes from September 30, 1998 conduct of business in ordinary course since December 31, 1997 absence of increases in wages or benefits or labor disturbances since December 31, 1997 absence of extraordinary dividends, splits or reclassifications of capital stock since December 31, 1997 absence of changes in accounting methods or tax elections since December 31, 1997 absence of pending or threatened legal actions or investigations, and the reserves therefor taxes, benefit plans and ERISA

      absence of accelerated payments triggered by the Merger

      compliance with law

      possession of permits and licenses

      absence of adverse regulatory actions and environmental liabilities material contracts

      absence of regulatory agreements or directives

      derivatives and title to investment securities absence of undisclosed liabilities since September 30, 1998 licenses to intellectual property and absence of infringement

      Year 2000 and Euro preparedness conversions

      matters relating to the Investment Company Act of 1940, as amended (the '1940 Act')

      undisclosed transactions with affiliates

      insurance

      non-applicability of state antitakeover laws and the Amended and Restated Rights Agreement, dated February 22, 1988, as amended through November 30, 1998, between Bankers Trust and Harris Trust and Savings Bank (the 'Rights Plan'). The basic purpose of the Rights Plan is to deter abusive takeover tactics by making them unacceptably expensive to a prospective acquiror and to encourage prospective acquirors to negotiate with the Bankers Trust Board rather than to attempt a hostile takeover. The Rights Plan is not intended to interfere with the negotiation of transactions approved by the Bankers Trust Board. If the Rights Plan had become applicable to the Merger Agreement or the Option Agreement, the Rights Plan would have caused additional shares of Bankers Trust Common Stock to be made available to Bankers Trust Shareholders other than Deutsche Bank at a reduced rate or no charge, making the completion of the Merger substantially more expensive for Deutsche Bank.

       receipt of a fairness opinion

     Deutsche Bank has also made representations and warranties as to consents and approvals; broker's fees; legal proceedings; ownership of Bankers Trust Common Stock; its ability to finance the Merger; the filing of all necessary reports; provision of financial statements; obtaining necessary licenses; and compliance with applicable law.

Conduct of the Business Pending the Merger

     During the period from November 30, 1998 to the Effective Time, except as expressly contemplated or permitted by the Merger Agreement or the Option Agreement, Bankers Trust (and Deutsche Bank, in the case of the third and fourth points below) has agreed as to itself and its subsidiaries to:

      conduct its business only in the usual, regular and ordinary course consistent with past practice use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees take no action which would adversely affect or delay in any material respect the ability of either Deutsche Bank or Bankers Trust to obtain any requisite regulatory approvals use reasonable best efforts to obtain any third party approvals that are necessary or appropriate for the Surviving Corporation to conduct the business of Bankers Trust and its subsidiaries as currently conducted following the Effective Time.

     Without limiting the foregoing, Bankers Trust has further agreed, as to itself and its subsidiaries, to continue to manage its equity derivatives portfolio in accordance with the highest reasonable industry standards, including with respect to credit exposure, credit concentrations, collateral, market risk profile, pricing models and statistical models (in each case, as determined in consultation with Deutsche Bank).

     Bankers Trust has also agreed that it will not, nor will it permit any of its subsidiaries to, without the prior written consent of Deutsche Bank and except as expressly contemplated by the Merger Agreement or the Option Agreement or as disclosed to Deutsche Bank prior to the execution of the Merger Agreement:

      other than in the ordinary course of business consistent with past practice, incur (i) any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance existing short-term indebtedness, and indebtedness of Bankers Trust or any of its subsidiaries to Bankers Trust or any of its subsidiaries, and indebtedness under existing lines of credit), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or
      (ii) any capital expenditures, obligations or liabilities

      (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend (except, (a) regular quarterly cash dividends (with record and payment dates consistent with past practice) at a rate not in excess of the rate in effect on Bankers Trust Common Stock prior to the date of the Merger Agreement and dividends on the Bankers Trust Preferred Stock pursuant to the terms thereof and (b) dividends paid in the ordinary course of business by any subsidiary (whether or not wholly owned) of Bankers Trust) or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iii) grant any additional Options or Units, or any stock appreciation rights, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; (iv) issue any additional shares of capital stock, other than with respect to the conversion of convertible securities outstanding as of the date hereof pursuant to their terms and the exercise of Options granted prior to the date hereof pursuant to Bankers Trust Stock Plans; or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets, including, without limitation, capital stock in any subsidiaries of Bankers Trust, to any individual, corporation or other entity other than a direct or indirect wholly owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the Merger Agreement and disclosed to Deutsche Bank except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, limited partnership or other entity other than a wholly owned subsidiary of Bankers Trust except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material lease, contract or agreement, or make any material change in any of its material leases, contracts or agreements, other than renewals of leases, contracts or agreements without material changes of terms other than in the ordinary course of business consistent with past practice, as required by law or contracts in effect as of the date hereof or as contemplated by the Merger Agreement, increase in any manner the compensation or fringe benefits of any employees, former employees, directors or former directors of Bankers Trust or any of its subsidiaries, or pay any pension or retirement allowance not required by any existing Bankers Trust Benefit Plans to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, severance or incentive pay agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock-based compensation (except pursuant to the terms of existing plans or agreements)

      settle any material claim, action or proceeding involving money damages or waive or release any material rights or claims, except in the ordinary course of business consistent with past practice. Prior to the entry by BTCo into the Agreement with the United States Attorney's Office in the Southern District of New York described under 'Parties to the Merger -- Litigation and Related Matters,' Deutsche Bank gave Bankers Trust its written consent for BTCo to enter into and perform its obligations under the Agreement. In connection with Deutsche Bank giving Bankers Trust this consent, Bankers Trust and Deutsche Bank agreed that Deutsche Bank was not waiving any of its rights under the Merger Agreement or otherwise, and that the Agreement and BTCo's performance of its obligations under the Agreement, and any direct or indirect consequences of those matters, would be taken into account in any determination as to whether or not there had been a material adverse effect under the Merger Agreement. See ' -- Conditions to the Merger,' 'Parties to the Merger -- Litigation and Related Matters' and 'Where You Can Find More Information.'

      change its methods of accounting in effect at December 31, 1997, except as required by changes in generally accepted accounting principles ('GAAP'), or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of Bankers Trust for the taxable years ending December 31, 1997 and 1996, except as required by changes in law or regulation adopt or implement any amendment to the Bankers Trust Certificate or any plan of consolidation, merger or reorganization or any changes to the Bankers Trust By-Laws materially restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or materially alter the credit or risk concentrations associated with its underwriting and other investment banking businesses take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied or in a violation of any provision of the Merger Agreement, except, in every case, as may be required by applicable law other than as may be required to effect 'market risk' hedging activities,
      (i) enter into any new agreement, understanding or arrangement in respect of any equity derivatives instruments, or amend, modify or terminate any existing agreement, understanding or arrangement in respect of any equity derivatives instruments, or (ii) sell, transfer, encumber or otherwise dispose of any equity derivatives instruments, except, in each case, with the prior consent of Deutsche Bank; or decrease the aggregate amount of reserves attributable to the equity derivatives portfolio other than in connection with any disposition or charge-off undertaken with Deutsche Bank's consent or as required by GAAP agree to, or make any commitment to, take any of the above actions.

Other Agreements of Bankers Trust, Deutsche Bank and Merger Sub

     Both Bankers Trust and Deutsche Bank agreed in the Merger Agreement to:

      prepare and file all notices and applications with any applicable regulatory authority, and seek confirmation that no such authority objects to the consummation of the Merger cooperate with each other and use their reasonable best efforts to obtain all necessary consents and approvals from third parties and Governmental Entities (including those required under the 1940 Act and the Investment Advisers Act of 1940, as amended (the 'Advisers Act'))

      furnish to each other, upon request, information necessary or advisable in connection with any notice or filing with a Governmental Entity or third party and provide each other an opportunity to review in advance any filings or written material incorporating such information advise each other of communications with Governmental Entities whose approval is necessary for the transactions contemplated by the Merger Agreement use their reasonable best efforts to take all actions necessary to comply with all legal requirements, obtain the consent or authorization of any Governmental Entity or third party, and secure the Requisite Regulatory Approvals, provided, that Deutsche Bank will not be obligated to agree to any unduly burdensome condition sought to be imposed by any Governmental Entity. Notwithstanding the foregoing, each of Deutsche Bank and Bankers Trust will promptly take, or cause its affiliates to take, if required or necessary to resolve any objection of the Board of Governors of the Federal Reserve System (the 'Federal Reserve Board'), the New York State Banking Department (the 'NYSBD'), the German Banking Supervisory Authority or any other Governmental Entity of competent jurisdiction, in order to consummate the Merger, all reasonable steps as shall be reasonably necessary (including all reasonable actions necessary to satisfy applicable regulatory capital requirements) to secure the

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

      Requisite Regulatory Approvals or any applicable governmental clearance or notice of non-objection promptly advise the other party of any change or event having a material adverse effect on it or which it believes would cause a material breach of any of its representations, warranties or covenants contained in the Merger Agreement or that would be reasonably likely to cause any of the conditions in the Merger Agreement not to be satisfied or to cause the satisfaction thereof to be materially delayed.

     The term 'Requisite Regulatory Approval' means all regulatory approvals and non-objections required to consummate the transactions contemplated by the Merger Agreement, and the expiration of any statutory waiting periods (including, if applicable, the expiration or termination of any statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), Council Regulation No. 4064/89 of the European Community (the 'EC Merger Regulation') or any other applicable antitrust laws or merger regulations).

     In the Merger Agreement, Bankers Trust also agreed to (i) offer to enter into retention bonus and pay guarantee agreements with key employees of Bankers Trust, as determined and approved by Deutsche Bank in consultation with Bankers Trust; (ii) take all steps necessary to exempt the Merger, the Merger Agreement and the Option Agreement, and the transactions contemplated thereby (including exercise of the Option), from any applicable state takeover law, and, if necessary, challenge the validity or applicability of such law; (iii) use its reasonable best efforts to obtain as promptly as practicable the approval of the stockholders of each fund with respect to which Bankers Trust or any of its subsidiaries is an investment adviser pursuant to the provisions of Section 15 of the 1940 Act, of a new investment advisory agreement for each fund with an initial term of two years; and (iv) use all commercially reasonable efforts to obtain the necessary consents from investment advisory clients.

     Bankers Trust has agreed that it will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director, financial or legal advisor of Bankers Trust or any of its subsidiaries to, directly or indirectly, (i) take any action to solicit, initiate or encourage any Acquisition Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to Bankers Trust or any of its subsidiaries or afford access to the properties, books or records of Bankers Trust or any of its subsidiaries to, any person that may be considering making, or has made, an Acquisition Proposal; provided that Bankers Trust may, in response to an unsolicited written proposal from a third party regarding an Acquisition Proposal engage in the activities specified in clause (ii), if (a) in the opinion of Bankers Trust's outside counsel, such action is required for the Bankers Trust Board to comply with its fiduciary duties under applicable law and
(b) Bankers Trust has received from such third party an executed confidentiality agreement with terms not materially less favorable to Bankers Trust than those contained in the confidentiality agreement dated November 6, 1998 between Bankers Trust and Deutsche Bank (the 'Confidentiality Agreement'). 'Acquisition Proposal' means any offer or proposal for, or any indication of interest in (w) a merger or consolidation, or any similar transaction, involving Bankers Trust or any Significant Subsidiary (as defined in Regulation S-X of the Securities and Exchange Commission (the 'Commission')) of Bankers Trust, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or

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

deposits of Bankers Trust or all or substantially all of the assets or deposits of any Significant Subsidiary of Bankers Trust, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term 'beneficial ownership' for purposes of the Merger Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and the rules and regulations thereunder) of securities representing 10% or more of the voting power of Bankers Trust or more than 25% of any Significant Subsidiary of Bankers Trust, or (z) any substantially similar transaction. Bankers Trust has agreed to immediately notify Deutsche Bank orally and to promptly (and in no event later than 24 hours after having received the relevant Acquisition Proposal) notify Deutsche Bank in writing (which oral and written notices shall identify the person making the Acquisition Proposal and set forth the material terms thereof) after having received any Acquisition Proposal, or request for nonpublic information relating to Bankers Trust or any of its subsidiaries or for access to the properties, books or records of Bankers Trust or any of its subsidiaries by any person who is considering making or has made an Acquisition Proposal. Bankers Trust has also agreed to keep Deutsche Bank fully informed of the status and details of any such Acquisition Proposal or request and any related discussions or negotiations. Bankers Trust agreed, on behalf of itself, its subsidiaries, its directors, officers and financial and legal advisors, to cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any persons conducted prior to the date of the Merger Agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, nothing prohibits Bankers Trust or the Bankers Trust Board from taking and disclosing to Bankers Trust Shareholders a position with respect to an Acquisition Proposal by a third party to the extent required under the Exchange Act or from making such disclosure to the Bankers Trust Shareholders which, in the judgment of Bankers Trust's outside counsel, is required under applicable law, so long as Bankers Trust and the Bankers Trust Board observe all of their obligations under the Merger Agreement.

     Bankers Trust also agreed that the Bankers Trust Board would recommend adoption of the Merger Agreement by the Bankers Trust Shareholders, subject to certain exceptions in order for the Bankers Trust Board to comply with its fiduciary duties and that, until the earlier of the Effective Time or the termination of the Merger Agreement, it would not, without Deutsche Bank's consent, redeem the rights issued under the Rights Plan, modify the Rights Plan or take any other action that could result in the Rights Plan being deemed inapplicable to any person other than Deutsche Bank.

     Between the date of the Merger Agreement and the Effective Time, Bankers Trust has agreed that it will, and will cause its subsidiaries to, (i) afford the officers, employees, accountants, counsel and other representatives of Deutsche Bank access to all of the properties, books, contracts, commitments and records of Bankers Trust and its subsidiaries, including as such information may pertain to Bankers Trust's equity derivatives portfolio and (ii) make available to Deutsche Bank all information concerning the business, properties, and personnel of Bankers Trust and its subsidiaries as Deutsche Bank may reasonably request. Deutsche Bank has agreed, upon reasonable notice and subject to applicable laws regarding the exchange of information, to furnish Bankers Trust with all information relevant to its ability to consummate the Merger and the other transactions contemplated by the Merger Agreement.

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

     In addition, each of Bankers Trust and Deutsche Bank has agreed that, except as expressly contemplated by the Merger Agreement, it will (and will cause its subsidiaries to) not take or agree to, or commit to take, any action that is intended or that may reasonably be expected to result in any of its representations or warranties set forth in the Merger Agreement becoming untrue in any material respect prior to the Effective Time, or in any of the conditions to the Merger not being satisfied or in a violation of any provision of the Merger Agreement, except with the prior written consent of the other party or as required by applicable law.

Employee Benefit Plans

     Deutsche Bank has agreed to recognize, or to cause the Surviving Corporation to recognize, prior service with Bankers Trust or any of its subsidiaries of each employee of Bankers Trust or any of its subsidiaries as of the Effective Time (the 'Bankers Trust Employees') as service under the Deutsche Bank employee benefit plans for purposes of eligibility, vesting and levels of benefits (but not for purposes of benefit accruals under any defined benefit pension plan) in which such Bankers Trust Employee is eligible to participate following the Effective Time. From and after the Effective Time, Deutsche Bank will, or will cause the Surviving Corporation to, (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Deutsche Bank to be waived with respect to Bankers Trust Employees and their eligible dependents to the extent that those persons were covered or would have been covered under the group health plans of Bankers Trust immediately prior to the Effective Time and (ii) give each Bankers Trust Employee credit, for the plan year in which he or she commences participation in the plans of Deutsche Bank, towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the commencement of participation. Deutsche Bank will, or will cause the Surviving Corporation to, honor in accordance with their terms all vested benefits under Bankers Trust Benefit Plans or under other contracts, arrangements, commitments or understandings disclosed to Deutsche Bank by Bankers Trust.

     The term 'Bankers Trust Benefit Plans' means any material employment, consulting, severance pay, termination pay, retirement, deferred compensation, retention or change in control plan, program, arrangement, agreement or commitment, or an executive compensation, incentive bonus or other bonus, pension, stock option or other equity based, profit sharing, savings, life, health, disability, accident, medical, insurance, vacation, or other employee benefit plan, program, arrangement, agreement, fund or commitment, including any 'employee benefit plan' as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, providing benefits to any current or former employee, officer or director of Bankers Trust or any of its subsidiaries or any current or former employee, officer or director of any entity with respect to which Bankers Trust or its subsidiaries is a successor.

Stock Options and Stock Awards

     At the Effective Time, each option to purchase shares of Bankers Trust Common Stock outstanding and unexercised as of the Effective Time (the 'Stock Options') granted pursuant to Bankers Trust's 1997 Stock Option and Stock Award Plan, 1994 Stock Option and Stock Award Plan, 1991 Stock Option and Stock Award Plan, 1985 Stock Option and

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

Stock Award Plan, as amended, and the Alex. Brown Incorporated 1991 Equity Incentive Plan and 1991 Non-Employee Director Equity Plan, and any other equity-based plans of Bankers Trust or a subsidiary providing for the granting of options with respect to Bankers Trust Common Stock (collectively, the 'Bankers Trust Stock Option Plans') will become 100% vested and immediately exercisable. Each holder of a Stock Option outstanding as of the Effective Time will be entitled to receive, and will be paid in full satisfaction of such Stock Option, or each Stock Option will after the Effective Time be exercisable for, a cash payment equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of Bankers Trust Common Stock subject to such Stock Option multiplied by (ii) the number of shares of Bankers Trust Common Stock subject to such Stock Option immediately prior to the Effective Time, less any income or employment tax withholding required under the Code or any provision of state, local or foreign tax law.

     Bankers Trust has agreed to take all necessary and appropriate actions to provide that, upon the Effective Time, each restricted stock award or deferred stock award (collectively, the 'Stock Awards') or any other stock-based award (other than the Stock Options), the value of which is based upon the value of Bankers Trust Common Stock (collectively, the 'Awards') which is subject to any vesting requirement and which was issued pursuant to a Bankers Trust Stock Option Plan or any of Bankers Trust's PartnerShare Plan, Dividend Reinvestment and Common Stock Purchase Plan, Partnership for One-Hundred Plan, Partnership for One-Hundred Plan I, the Partnership Equity Plan ('PEP') or the BT Investments (Australia) Ltd. Group Notional Equity Participation Plan (collectively with Bankers Trust Stock Option Plans, the 'Bankers Trust Stock Plans') will become 100% vested and payable or distributable, as the case may be. Effective as of the Effective Time, each Award will be canceled and terminated in accordance with its terms. In consideration of such cancellation and termination, as soon as practicable after the Effective Time, the Surviving Corporation will pay to the holder of each Award the amount in respect thereof as is required under the terms of the Bankers Trust Stock Plans and/or agreements governing such Awards, subject to employment or income tax withholding of such amounts (if any). To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts will be treated for all purposes as having been paid to the holder of such Stock Option or Award.

Conditions to the Merger

     Both Parties. The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

      adoption of the Merger and the transactions contemplated by the Merger Agreement by the affirmative vote of holders of two-thirds of the outstanding shares of Bankers Trust Common Stock entitled to vote thereon all of the Requisite Regulatory Approvals having been obtained (consistent with the provisions of the Merger Agreement described under the caption
      ' -- Other Agreements of Bankers Trust, Deutsche Bank and Merger Sub') and remaining in full force and effect no order, injunction or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other material transactions contemplated by the Merger Agreement being in effect and no statute, rule, regulation, order, injunction or decree having been enacted,

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

      entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal the consummation of the Merger.

     Deutsche Bank and Merger Sub. The obligations of Deutsche Bank and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Deutsche Bank:

      The representations and warranties of Bankers Trust being true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of a specified earlier date, in which case such representations and warranties must be true as of such earlier date), except that no representation or warranty will be deemed untrue or incorrect except to the extent that such inaccuracy, individually or taken together with all other such inaccuracies, has had or would be reasonably likely to have a material adverse effect with respect to Bankers Trust

      Bankers Trust having performed in all respects all obligations required by the Merger Agreement on or prior to the Closing Date (except to the extent that any failure to so comply (other than with respect to certain covenants relating to (i) Bankers Trust's obligation to convene the Special Meeting and to use its reasonable best efforts to obtain the adoption of the Merger Agreement by Bankers Trust Shareholders (including recommendation of the Merger Agreement to Bankers Trust Shareholders by the Bankers Trust Board), (ii) proposals by or discussions with third parties with respect to an Acquisition Proposal and (iii) Bankers Trust's agreement not to amend or modify the Rights Plan or redeem the rights issued thereunder) would not be reasonably likely, individually or in the aggregate, to have a material adverse effect with respect to Bankers Trust)

      All third party approvals (other than the Requisite Regulatory Approvals) that are necessary for the conduct by the Surviving Corporation of the business of Bankers Trust and its subsidiaries as currently conducted following the Effective Time (except for any such approval the failure of which to obtain would not result in a material adverse effect on the Surviving Corporation) having been obtained and remaining in full force and effect

      No Governmental Entity in the United States, Germany, Australia or the European Union having commenced litigation seeking to restrain, prevent or unwind the Merger or impose material sanctions or penalties as a result thereof or seeking to prevent Deutsche Bank from having full authority to control and manage the Surviving Corporation after the Effective Time

      Except as otherwise requested by Deutsche Bank, the directors of each of Bankers Trust and Bankers Trust's Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the Commission) having executed letters of resignation

      None of the events described in Section 11(a)(ii) or 13 of the Rights Plan having occurred, and the rights not having become exercisable for Bankers Trust Common Stock upon consummation of the Merger.

     Bankers Trust. The obligations of Bankers Trust to effect the Merger are subject to the satisfaction of the following conditions unless waived by Bankers
Trust:

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      The representations and warranties of Deutsche Bank and Merger Sub being true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of a specified earlier date, in which case such representations and warranties must be true as of such earlier date) except that no representation or warranty will be deemed untrue or incorrect except to the extent that such inaccuracy, individually or taken together with all other such inaccuracies, has had or would be reasonably likely to have a material adverse effect with respect to Deutsche Bank

      Deutsche Bank having performed in all respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date (except to the extent that any failure to so comply would not be reasonably likely, individually or in the aggregate, to have a material adverse effect with respect to Deutsche Bank).

Termination

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption by the Bankers Trust Shareholders of the Merger Agreement, by mutual written consent of Deutsche Bank and Bankers Trust, or under the following conditions:

     Either Party. Either Deutsche Bank or Bankers Trust may terminate the Merger Agreement if:

      any court, administrative agency or commission or other governmental or regulatory authority or instrumentality (each a 'Governmental Entity') which must grant or satisfy, as the case may be, a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable, or any Governmental Entity of competent jurisdiction has issued a final nonappealable injunction permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement the Merger has not been consummated by October 31, 1999, unless such failure is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe the covenants and agreements of such party set forth in the Merger Agreement there has been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in the Merger Agreement on the part of the other party which is not cured within 30 days following written notice to the party committing such breach, or which, by its nature or timing, cannot be cured prior to October 31, 1999; provided that such breach, if occurring or continuing on the Closing Date, would constitute, individually or in the aggregate with other such breaches, the failure of the conditions regarding such covenants, representations or warranties described under ' -- Conditions to the Merger'

      any approval of the Bankers Trust Shareholders required for the consummation of the Merger has not been obtained by reason of the failure to obtain the required vote at the Special Meeting or at any adjournment or postponement thereof.

     Deutsche Bank. Deutsche Bank may also terminate the Merger Agreement if:

      the Bankers Trust Board withdraws or modifies in a manner adverse to Deutsche Bank its favorable recommendation of the Merger or Bankers Trust determines to negotiate with, or disclose any nonpublic information relating to Bankers Trust or any

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

      of its subsidiaries or afford access to their properties, books or records to, any person in connection with an Acquisition Proposal any Governmental Entity which must grant or satisfy, as the case may be, a Requisite Regulatory Approval has granted such approval subject to a condition which in the good faith judgment of Deutsche Bank would be unduly burdensome (subject to standards set forth in the provisions of the Merger Agreement regarding the parties' obligations to use reasonable best efforts to obtain the Requisite Regulatory Approvals described under the caption ' -- Other Agreements of Bankers Trust, Deutsche Bank and Merger Sub') and such grant and related condition have become final and nonappealable.

Amendment; Waiver

     The Merger Agreement may be amended in writing by agreement of the parties at any time, except that after adoption of the Merger Agreement by the Bankers Trust Shareholders, no amendment may be made without the approval of the Bankers Trust Shareholders to the extent such approval is required by the NYBCL. At any time prior to the Effective Time, any party to the Merger Agreement may to the extent legally allowed extend the time for the performance of any of the obligations or other acts of the other party thereto, waive any inaccuracies in the representations and warranties of any other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or waive compliance by any other party with any of the conditions and agreements contained in the Merger Agreement.

                           THE STOCK OPTION AGREEMENT

     As a condition to Deutsche Bank's willingness to enter into the Merger Agreement and in consideration therefor, Bankers Trust entered into an Option Agreement with Deutsche Bank, dated as of November 30, 1998 (the 'Option Agreement'). The following description of the Option Agreement is qualified in its entirety by reference to the text of such Option Agreement, a copy of which is attached hereto as Appendix B and which is hereby incorporated herein by reference.

     Arrangements such as the Option Agreement are customarily entered into in connection with corporate mergers and acquisitions in an effort to increase the likelihood that the transactions will be consummated in accordance with their terms, and to compensate the grantee for the efforts undertaken and the expenses, losses and opportunity costs incurred by it in connection with the transactions if they are not consummated under certain circumstances involving an acquisition or potential acquisition of the issuer by a third party. The Option Agreement was entered into to accomplish these objectives. The Option Agreement may have the effect of discouraging offers by third parties to acquire Bankers Trust prior to the Merger, even if such persons were prepared to offer to pay consideration to the Bankers Trust Shareholders which has a higher current market price than the Merger Consideration.

     Pursuant to the Option Agreement, Bankers Trust granted Deutsche Bank an unconditional, irrevocable option (the 'Option'), which permits Deutsche Bank to purchase up to approximately 18,965,678 shares of Bankers Trust Common Stock, or not more than 19.9% of the number of shares of Bankers Trust Common Stock outstanding before exercise of the Option. The exercise price of the Option is $74.625 per share (the average of the closing market prices on each of November 19 and 20, 1998), subject to adjustment under

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
specified circumstances (such exercise price, as so adjusted, being referred to herein as the 'Option Price').

     The Option will become exercisable in whole or in part if both an 'Initial Triggering Event' and a 'Subsequent Triggering Event' occur with respect to Bankers Trust prior to the occurrence of an 'Exercise Termination Event,' as such terms are defined below. The purchase of any shares of Bankers Trust Common Stock pursuant to an Option is subject to compliance with applicable law, including the receipt of necessary approvals under the BHCA. If Deutsche Bank were to exercise its right to acquire the full 19.9% of the outstanding shares of the Bankers Trust Common Stock subject to the Option, Deutsche Bank would hold approximately 16.6% of the outstanding shares of the Bankers Trust Common Stock immediately after such exercise.

     The Option Agreement defines the term 'Initial Triggering Event' to mean any one of the following events or transactions:

      Bankers Trust or any of its subsidiaries, without Deutsche Bank's prior written consent, enters into an agreement to engage in an Acquisition Transaction with a third party or the Bankers Trust Board recommends that Bankers Trust Shareholders approve or accept any Acquisition Transaction

      Bankers Trust or any of its subsidiaries, without having received Deutsche Bank's prior written consent, authorizes, recommends, proposes (or publicly announces its intention to authorize, recommend or propose) to engage in an Acquisition Transaction with any third party, or authorizes or engages in (or announces its intention to authorize or engage in) any negotiations regarding an Acquisition Transaction with any third party, or the Bankers Trust Board fails to recommend or publicly withdraws or modifies (or publicly announces its intention to withdraw or modify), in any manner adverse to Deutsche Bank, its recommendation that the Bankers Trust Shareholders adopt the Merger Agreement in anticipation of engaging in an Acquisition Transaction

      The Bankers Trust Shareholders having voted and failing to adopt the Merger Agreement and the Merger at the Special Meeting or such meeting having not been held in violation of the Merger Agreement or having been canceled prior to termination of the Merger Agreement if, prior to the Special Meeting (or if the Special Meeting shall not have been held or shall have been canceled, prior to such termination), any third party shall have made, or disclosed an intention to make by public announcement or publicly disclosed written communication, a proposal to engage in an Acquisition Transaction

      A third party having acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Bankers Trust Common Stock, or any group, other than a group of which Deutsche Bank or any of Deutsche Bank's subsidiaries is a member, shall have been formed that beneficially owns 10% or more of the shares of Bankers Trust Common Stock then outstanding

      A third party makes a proposal to Bankers Trust or the Bankers Trust Shareholders to engage in an Acquisition Transaction and such proposal has been publicly announced

      After a proposal is made by a third party to Bankers Trust or the Bankers Trust Shareholders to engage in an Acquisition Transaction, Bankers Trust breaches any covenant or obligation contained in the Merger Agreement which breach (i) would

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

      entitle Deutsche Bank to terminate the Merger Agreement and (ii) shall not have been cured prior to the date Deutsche Bank sends to Bankers Trust written notice that it wishes to exercise the Option

      A third party files an application or notice with any federal or state regulatory or governmental authority for approval or notice of intention to engage in an Acquisition Transaction.

     As used in the Option Agreement, the term 'Acquisition Transaction' means
(i) a merger or consolidation or any similar transaction, involving Bankers Trust or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Commission) of Bankers Trust, (ii) a purchase, lease or other acquisition or assumption of all or substantially all of the assets or deposits of Bankers Trust or any of its Significant Subsidiaries, (iii) a purchase or other acquisition (including by merger, consolidation, share exchange or otherwise) of beneficial ownership of securities representing 10% or more of the voting power of Bankers Trust or more than 25% of any of its Significant Subsidiaries or (iv) any substantially similar transaction, except that in no event shall any merger, consolidation, purchase or similar transaction involving only Bankers Trust and one or more of its wholly-owned subsidiaries (or involving only any two or more of such wholly-owned subsidiaries) be deemed to be an Acquisition Transaction, if such transaction is not entered into in violation of the terms of the Merger Agreement.

     The Option Agreement defines the term 'Subsequent Triggering Event' to mean any of the following events or transactions: (i) the acquisition by any person or by a group of beneficial ownership of 25% or more of the then outstanding shares of Bankers Trust Common Stock or (ii) Bankers Trust or any of its subsidiaries, without having received the prior written consent of Deutsche Bank, enters into an agreement to engage in an Acquisition Transaction with a third party or the Bankers Trust Board recommends that the Bankers Trust Shareholders approve or accept any Acquisition Transaction, other than as contemplated by the Merger Agreement; provided, that for purposes of the definition of 'Subsequent Triggering Event,' the percentage referred to in clause (iii) of the definition of 'Acquisition Transaction' above shall be 25% rather than 10%; and provided, further, that in no event will any merger, consolidation or similar transaction involving Bankers Trust or any Significant Subsidiary in which the voting securities of Bankers Trust or of such Significant Subsidiary outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of Bankers Trust or the surviving entity (or any entity controlling the surviving entity) outstanding immediately after the consummation of such merger, consolidation or similar transaction be deemed to be an Acquisition Transaction for the purposes of the provision of the Option Agreement described in this clause (ii).

     The Option Agreement defines the term 'Exercise Termination Event' to mean any of (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms, if such termination occurs prior to the occurrence of an Initial Triggering Event (except a termination by Deutsche Bank pursuant to Section 8.1(d) of the Merger Agreement); (iii) the passage of 18 months after termination of the Merger Agreement, subject to extension in order to obtain required regulatory approvals, to comply with applicable regulatory waiting periods or to avoid liability under Section 16(b) of the Exchange Act, if such termination (a) is concurrent with or follows the occurrence of an

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

Initial Triggering Event or (b) is a termination by Deutsche Bank pursuant to
Section 8.1(d) of the Merger Agreement; provided, that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 18-month period, the Exercise Termination Event will be 12 months from the expiration of the last Initial Triggering Event to expire (the 'Last Triggering Event') but in no event more than 18 months after such termination.

     If the Option becomes exercisable, it may be exercised in whole or in part, and from time to time, if, but only if, both an Initial Triggering Event and a Subsequent Triggering Event have occurred prior to the occurrence of an Exercise Termination Event; provided, that the holder of the Issuer Option has sent written notice of such exercise within 90 days following such Subsequent Triggering Event. Deutsche Bank's right to exercise the Option and certain other rights under the Option Agreement are subject to extension in order to obtain required regulatory approvals, comply with applicable regulatory waiting periods and to avoid liability under Section 16(b) of the Exchange Act. The Option Price and the number of shares issuable under the Option are subject to adjustment in the event of specified changes in the capital stock of Bankers Trust.

     Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Deutsche Bank will have certain registration rights with respect to the shares of Bankers Trust Common Stock issued or issuable pursuant to the Option.

     The Option Agreement provides that at any time after the occurrence of a 'Repurchase Event' (as defined below), upon request, Bankers Trust will be obligated to repurchase the Option and all or any part of the shares ('Option Shares') received upon the full or partial exercise of the Option from the holder thereof. Such repurchase of the Option will be at a price per share equal to the amount by which the 'Market/Offer Price' (as defined below) exceeds the Option Price (as adjusted), plus Deutsche Bank's reasonable out-of-pocket expenses. The term 'Market/Offer Price' means the greater of (i) the price per share at which a tender or exchange offer has been made for Bankers Trust Common Stock, (ii) the price per share of Bankers Trust Common Stock that any third party is to pay pursuant to an agreement with Bankers Trust, (iii) the highest closing price per share of Bankers Trust Common Stock within the six-month period immediately preceding the date that notice to repurchase is given or
(iv) in the event of a sale of all or substantially all of Bankers Trust's assets or deposits, the sum of the price paid for such assets or deposits and the current market value of the remaining assets (as determined by a nationally recognized investment banking firm mutually selected by the holder of the Option or Option Shares and Bankers Trust), divided by the number of shares of Bankers Trust Common Stock outstanding at the time of such sale. A 'Repurchase Event' will be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Bankers Trust or any purchase, lease or other acquisition of all or a substantial portion of the assets of Bankers Trust, other than any such transaction which would not constitute an Acquisition Transaction or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Bankers Trust Common Stock; provided, that no such event will constitute a Repurchase Event unless a Subsequent Triggering Event has occurred prior to an Exercise Termination Event.

     The Option Agreement also provides that Deutsche Bank may, at any time following a Repurchase Event and prior to an Exercise Termination Event, surrender the Option (and any Option Shares obtained upon the exercise thereof and still held by Deutsche Bank) for a

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

surrender price (the 'Surrender Price') equal to $350 million (i) plus, if applicable, Deutsche Bank's purchase price with respect to any Option Shares and
(ii) minus, if applicable, the excess of (a) the net cash amounts, if any, received by Deutsche Bank pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (b) Deutsche Bank's purchase price of such Option Shares. Deutsche Bank may not exercise its right to surrender the Option and receive the Surrender Price if Bankers Trust has previously repurchased any Option Shares pursuant to the provisions of the Option Agreement described in the preceding paragraph.

     The Total Profit (as defined below) that Deutsche Bank may realize with regard to the Option may not exceed $500 million. 'Total Profit' is defined to mean the aggregate (before taxes) of (i) any amount received by Deutsche Bank pursuant to Bankers Trust's repurchase of the Option (or any portion thereof),
(ii) any amount received pursuant to Bankers Trust's repurchase of the Option Shares (less the purchase price for such Option Shares), (iii) any net cash received pursuant to the sale of Option Shares to any unaffiliated party (less Deutsche Bank's purchase price of such Option Shares), (iv) any amounts received by Deutsche Bank on transfer of the Option or any portion thereof to any unaffiliated party and (v) any equivalent amounts received with respect to the Substitute Option (as defined below).

     Pursuant to the terms of the Option Agreement, in the event that, prior to an Exercise Termination Event, Bankers Trust enters into certain transactions in which Bankers Trust is not the surviving corporation, certain fundamental changes in the capital stock of Bankers Trust occur or Bankers Trust sells all or substantially all of its or certain of its subsidiaries' assets, the Option will be converted into a substitute option with terms similar to those of the Option, to purchase capital stock of the entity that is the effective successor to Bankers Trust.

     The Option Agreement provides that neither Deutsche Bank nor Bankers Trust may assign any of its rights or obligations thereunder without the written consent of the other party, except that, within the 90 days after the Option first becomes exercisable, Deutsche Bank may, subject to certain limitations, assign its rights and obligations thereunder in whole or in part (subject to extension in certain cases).

     To the best knowledge of Bankers Trust, no event giving rise to the right to exercise the Option has occurred as of the date of this Proxy Statement.

                               REGULATORY MATTERS

Federal Reserve Board

     The Merger is subject to prior approval by the Federal Reserve Board under
Section 3 of the Bank Holding Company Act of 1956, as amended (the 'BHCA'), and prior notice to the Federal Reserve Board under section 4 of the BHCA. The BHCA requires the Federal Reserve Board, when approving a transaction such as the Merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction.

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     The BHCA prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of a merger clearly are outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the existing depository institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions.

     Under section 4 of the BHCA and related regulations, the Federal Reserve Board must consider whether the performance of Deutsche Bank's and Bankers Trust's nonbanking activities on a combined basis can reasonably be expected to produce benefits to the public (such as greater convenience, increased competition and gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices). This consideration includes an evaluation of the financial and managerial resources of Deutsche Bank and Bankers Trust and the effect of the proposed transaction on those resources.

     The Merger generally may not be consummated until 30 days (which may be shortened to 15 days with the consent of the U.S. Department of Justice (the 'DOJ')) following the date of Federal Reserve Board approval, during which time the DOJ may challenge the Merger on antitrust grounds. The commencement of an antitrust action by the DOJ would stay the effectiveness of the Federal Reserve Board's approval, unless a court specifically ordered otherwise. Deutsche Bank and Bankers Trust believe that the Merger does not raise substantial antitrust or other significant regulatory concerns.

Other Authorities

     The Merger is subject to the approval of or notice to certain other state and foreign regulatory authorities, including the NYSBD.

Status of Regulatory Approvals and Other Information

     Deutsche Bank and Bankers Trust have filed (or will promptly file) all applications and notices and have taken (or will take promptly) other appropriate action with respect to the Requisite Regulatory Approvals or other action of any governmental authority. The Merger Agreement provides, as described in more detail under the caption 'The Merger Agreement -- Conditions to the Merger,' that the obligation of each of Deutsche Bank and Bankers Trust to consummate the Merger is conditioned upon the receipt of the Requisite Regulatory Approvals, including the approvals of the Federal Reserve Board, the NYSBD and certain other state and foreign regulatory authorities. There can be no assurance that any governmental agency will approve or take any required action with respect to the Merger or the timing thereof, and that such approvals or action will not be subject to an unduly burdensome condition that would cause the conditions to the Merger not to be satisfied (see 'The Merger
Agreement -- Conditions to the Merger') or cause Deutsche Bank to exercise its right under certain circumstances to terminate the Merger Agreement (see 'The Merger Agreement -- Termination') or otherwise be conditioned upon matters that would cause the

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parties to abandon the Merger or that no action will be brought challenging such approvals or action or, if such a challenge is made, the result thereof. The Merger also cannot take place until the expiration of applicable statutory waiting periods. To date, an application and notice, pursuant to the BHCA, have been filed with the Federal Reserve Board and such application and notice are pending at this time.

     Bankers Trust is not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other governmental approval or action be required, Deutsche Bank and Bankers Trust currently contemplate that such approval or action would be sought.

     The Merger cannot proceed in the absence of the Requisite Regulatory Approvals. There can be no assurance that such regulatory approvals will be obtained or as to the dates of any such approvals. There can likewise be no assurance that the DOJ or other governmental authorities will not challenge the Merger, or, if such a challenge is made, as to the result thereof.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of Bankers Trust's management have interests in the Merger that are in addition to their interests as Bankers Trust Shareholders generally. In addition, as described below, the Bankers Trust Board will receive certain benefits in addition to their interests as shareholders. The Bankers Trust Board was aware of these interests and considered them, among other things, in adopting the Merger Agreement and approving the transactions contemplated thereby.

     Employment Agreements with Bankers Trust. In connection with entering into the Merger Agreement, Bankers Trust entered into agreements with Mr. Newman, Yves C. de Balmann, Mayo A. Shattuck III, Mary Cirillo and J. Edward Virtue (the 'Executives') that will become effective as of the Effective Time (the 'Employment Agreements'). Each Employment Agreement is generally for a three year term expiring on the third anniversary of the Effective Time (other than Mr. Newman's which expires on December 31, 2003) (the 'Employment Period'). During the Employment Period, Mr. Newman will serve as Chairman and Chief Executive Officer of Bankers Trust and Bankers Trust Company and as co-head of the Global Corporates and Institutions group within Deutsche Bank and it is intended that it be recommended to the Deutsche Bank Supervisory Board that Mr. Newman be appointed a member of the Deutsche Bank Management Board (Vorstand). During the Employment Period, Messrs. de Balmann and Shattuck will each serve as co-head of the Global Investment Banking Division of the Global Corporates and Institutions Division of Deutsche Bank; Ms. Cirillo will serve as global head of Global Institutional Services for Deutsche Bank; and Mr. Virtue will serve as global head of the Financial Products Group of Deutsche Bank. Each Employment Agreement provides for an annual base salary (the 'Base Salary') of at least $900,000 (in the case of Mr. Newman), $350,000 (in the case of Messrs. de Balmann and Shattuck and Ms. Cirillo) and $300,000 (in the case of Mr. Virtue) and an annual bonus (the 'Annual Bonus') of at least $10.1 million (in the case of Mr. Newman), $7.15 million (in the case of Messrs. de Balmann and Shattuck), $3.65 million (in the case of Ms. Cirillo) and $7.2 million (in the case of Mr. Virtue). A portion of each Executive's Annual Bonus will be payable in cash, with the balance payable in, or based on the value of, Deutsche Bank common stock (the 'Equity Bonus Portion'). The Equity Bonus Portion of Mr. Newman's Annual Bonus will vest in three equal annual installments after the date of each grant. The

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

Equity Bonus Portion of the Annual Bonus for the other Executives will vest in three equal installments on the first, second and third anniversaries of the Effective Time (in the case of awards made in respect of 1999), in two equal installments on each of the second and third anniversaries of the Effective Time (in the case of awards made in respect of 2000) and in full on the third anniversary of the Effective Time (in the case of awards made in respect of 2001). Certain of the Employment Agreements provide for the deferral of certain amounts otherwise due to the Executives under existing incentive compensation plans of Bankers Trust. Each Employment Agreement (other than Mr. Newman's) also provides for a retention bonus (the 'Retention Bonus'), 50% of the value of which is payable in cash and 50% of the value of which may be paid in, or based on the value of, Deutsche Bank common stock. The Retention Bonus is payable in two equal installments on each of the second and third anniversaries of the Effective Time. The initial values of the Retention Bonuses are $8 million in the case of Ms. Cirillo and $15 million in the case of each of Messrs. de Balmann, Shattuck and Virtue. During the Employment Period, each Executive will be eligible to participate in the employee benefit plans of Bankers Trust and its affiliates and will generally receive service credit for all prior service with Bankers Trust and its affiliates. It is presently contemplated that at the Effective Time certain additional executive officers of Bankers Trust will have entered into agreements under the Retention Program, which, among other things, will provide for retention bonuses on terms and conditions similar to the Retention Bonuses under the Employment Agreements. See ' -- Retention Program.'

     If, during the Employment Period, the employment of an Executive is terminated by Bankers Trust without Cause (as such term is defined in the Employment Agreements) or such Executive terminates his or her employment for Good Reason (as such term is defined in the Employment Agreements), such Executive will be entitled to receive (i) any unpaid Base Salary and Annual Bonus for the remainder of the Employment Period, (ii) any unvested Equity Bonus Portion of the Annual Bonus will become vested and payable based on the prevailing value of Deutsche Bank common stock, and (iii) any unpaid Retention Bonus will become vested and payable. The termination benefits payable under the Employment Agreements generally supersede and replace any benefits due the Executive under the Bankers Trust Change of Control Severance Plan I ('Plan I'). If an amount payable to an Executive under the Employment Agreement or otherwise would subject such Executive to the excise tax under Section 4999 of the Code, Bankers Trust will make an additional payment to such Executive such that after the payment of all income and excise taxes, the Executive will be in the same after-tax position as if no excise tax under Section 4999 of the Code had been imposed.

     Retention Program. In connection with their approval of the Merger and the transactions contemplated thereby, the Bankers Trust Board and the Deutsche Bank Vorstand each concluded that it was in the best interests of the shareholders of Bankers Trust and Deutsche Bank, as the case may be, to assure the continued dedication of key employees of Bankers Trust pending the completion of the Merger and the continuity of the management of Bankers Trust following the Effective Time. Therefore, the Bankers Trust Board and the Deutsche Bank Vorstand approved the development of a retention bonus and pay guarantee program (the 'Retention Program') for certain key employees of Bankers Trust (other than the Executives). It is the intention of Deutsche Bank that the aggregate value of retention bonuses will be between $400 million and $500 million and that approximately 300 to 400 employees will be eligible for retention bonuses under the Retention Program.

     Change of Control Severance Plan I. Pursuant to Plan I, upon the termination of the employment of an executive officer who is a member of the Management Committee (an 'Eligible Executive') by Bankers Trust without Cause or by the Eligible Executive for Good Reason (each as defined in Plan I) during the two-year period following a Change of Control (as defined in Plan I), such terminated Eligible Executive will be entitled to receive a severance benefit equal to three times the sum of his or her annual base salary and annual bonus (based on the greater of the average annual bonus earned during the three-year period immediately preceding the Change of Control and the annual bonus earned in the year immediately preceding the Change of Control), subject to a maximum severance benefit per Eligible Executive of $7.5 million. If the eleven executive officers of Bankers Trust who may receive benefits under Plan I were all to be terminated at the Effective Time, the aggregate amount of cash severance payable upon such terminations is estimated to be approximately
$66.8 million. Plan I also provides that terminated Eligible Executives will be entitled to continued welfare benefits coverage for up to three years. Subject to certain limitations, if the severance benefits provided to an Eligible Executive under Plan I or otherwise would subject such Eligible Executive to the excise tax under Section 4999 of the Code, Bankers Trust will make an additional payment to such Eligible Executive such that after the payment of all income and excise taxes, the Eligible Executive will be in the same after-tax position as if no excise tax under Section 4999 of the Code had been imposed. The termination benefits payable to the Executives under the Employment Agreements described above generally supersede and replace the benefits payable under Plan I.

     Pro-Rata Bonuses. Pursuant to the terms of the Bankers Trust Incentive Bonus Plan for Corporate Officers (the 'Bonus Plan'), upon a change of control of Bankers Trust, participants in the Bonus Plan will receive a pro-rata bonus (the 'Pro-Rata Bonus') for the performance year in which the change of control occurs based on the greater of the bonus earned for the performance year preceding the change of control or the average bonus earned for the three performance years preceding the year of the change of control. Any Pro-Rata Bonus paid to a participant will reduce the bonus amount payable with respect to the full 1999 performance year. Assuming the Effective Time occurs on April 30, 1999, the aggregate amount of the Pro-Rata Bonuses payable at the Effective Time to Bankers Trust's sixteen executive officers is estimated to be approximately $15.0 million. Pursuant to the provisions of the Merger Agreement, employees of Bankers Trust, including the executive officers, were also entitled to receive normal year end bonuses for the 1998 fiscal year.

     Long-Term Compensation Plans. Pursuant to the terms of the Partnership for One-Hundred Plans I and II ('POP'), upon a change of control of Bankers Trust, the value of all unit awards becomes immediately distributable. The conditions relating to the earning of the POP awards have been previously satisfied; however, the Merger will accelerate the vesting and distribution of these otherwise earned awards. The aggregate value of the POP awards payable at the Effective Time to Bankers Trust's sixteen executive officers is estimated to be approximately $45.4 million. As a result of the Merger, the interests held by certain executive officers, including Messrs. de Balmann and Shattuck, in the 1998 Co-Investment Plan for the Finance Group will be fully vested and funded, but payments will not be made and are not determinable until the time when the underlying investments are liquidated. In addition, certain executive officers have elected to defer a portion of their 1998 bonus, under one of the Bankers Trust Co-Investment Plans, and, upon the Merger, such co-investment positions will fully vest.

     Retirement Plans. Effective as of February 1, 1999, the Bankers Trust Additional Capital Accumulation Plan was terminated, and as of the Effective Time the accrued benefits thereunder will be distributed.

     Directors' Plan. Pursuant to the terms of the Deferred Compensation Plan for Directors, upon a director's cessation of service from the Bankers Trust Board, previously earned but deferred directors' fees become immediately distributable in accordance with each director's prior deferral election.

     Stock Options and Other Stock-Based Awards. At the Effective Time, each option granted pursuant to the Bankers Trust Stock Option Plans will become fully vested and immediately exercisable. Each holder of a Stock Option outstanding as of the Effective Time will be entitled to receive, and will be paid in full satisfaction of such Stock Option, or each Stock Option will after the Effective Time be exercisable for, a cash payment equal to the product of
(i) the excess, if any, of the Merger Consideration over the exercise price per share of Bankers Trust Common Stock subject to such Stock Option multiplied by
(ii) the number of shares of Bankers Trust Common Stock subject to such Stock Option immediately prior to the Effective Time, less any income or employment tax withholding required under the Code or any provision of state, local or foreign tax law. At the Effective Time, each Award (including shares awarded under the Equity Participation Plan ('EPP')) will become fully vested and/or payable or distributable, as the case may be, and will be canceled or terminated. In consideration of such cancellation or termination, as soon as practicable following the Effective Time, the Surviving Corporation will pay to the holder of each Award the amount in respect thereof as is required under the terms of the Bankers Trust Stock Plans and or agreements governing such Awards, subject to employment or income tax withholding (if any). Assuming the Effective Time occurs on April 30, 1999, the aggregate number of unvested Awards held by Bankers Trust's sixteen executive officers that will become fully vested and/or payable or distributable as a result of the Merger is approximately 470,000, and the aggregate amount payable (excluding any amounts required to be deferred under the terms of the Employment Agreements) at the Effective Time to such executive officers as a result of such vesting and/or payment or distribution is estimated to be approximately $34.0 million. To the extent that amounts are withheld by the Surviving Corporation, such withheld amounts will be treated for all purposes as having been paid to the holders of such Stock Option or Award.

     Indemnification and Insurance. The Merger Agreement provides that the Surviving Corporation will indemnify the present and former directors and officers of Bankers Trust to the fullest extent permitted by law against any liabilities or expenses incurred in connection with any claim or proceeding arising out of matters existing or occurring at or prior to the Effective Time. The Merger Agreement further provides that, for a period of six years following the Effective Time, Deutsche Bank will use its reasonable best efforts to cause to be maintained a policy of directors' and officers' liability insurance for acts and omissions occurring prior to the Effective Time comparable to Bankers Trust's current policy, so long as the annual premium therefor is not in excess of 200% of the current amount expended by Bankers Trust to procure such insurance.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES
                         TO BANKERS TRUST SHAREHOLDERS

     The following is a summary of certain United States federal income tax consequences of the Merger to the Bankers Trust Shareholders.

     The receipt of cash in exchange for Bankers Trust Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. A Bankers Trust Shareholder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between such Bankers Trust Shareholder's adjusted tax basis in the Bankers Trust Common Stock, and the amount of cash received in exchange therefor. Such gain or loss will be a capital gain or loss if such Bankers Trust Common Stock is held as a capital asset, and will be a long-term capital gain or loss if, at the Effective Time, such Bankers Trust Common Stock was held for more than one year.

     The foregoing discussion may not apply to Bankers Trust Shareholders who acquired their Bankers Trust Common Stock pursuant to the exercise of employee stock options or other compensation arrangements with Bankers Trust or who are not citizens or residents of the United States or who are otherwise subject to special tax treatment. Each Bankers Trust Shareholder is urged to consult his, her or its tax advisor with respect to the tax consequences of the Merger, including the effects of applicable state, local, foreign or other tax laws.

                       CERTAIN CONSEQUENCES OF THE MERGER

     As a result of the Merger, Merger Sub will be merged with and into Bankers Trust and Bankers Trust will become a subsidiary of Deutsche Bank. Following consummation of the Merger, the Bankers Trust Common Stock will be delisted from the NYSE and deregistered under the Exchange Act and will no longer be publicly traded. The Bankers Trust Preferred Stock will remain outstanding as preferred stock of the Surviving Corporation.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors and Management


  Title of                Name of Beneficial                     Amount and Nature          Percent of
     Class                       Owner                     of Beneficial Ownership(1)(2)     Class(3)
-------------  -----------------------------------------   -----------------------------    ----------
Common Stock               Ault, Lee A. III                       16,779(D)
                                                                     190(I)(DSAP)
Common Stock               Austrian, Neil R.                       7,728(D)'pp'4
                                                                     178(I)(DSAP)
Common Stock              Beitzel, George B.                       6,031(D)
                                                                   6,000(I)(As Trustee)
                                                                   1,301(I)(DSAP)
Common Stock                 Cirillo, Mary                        71,950(D)'pp'4,5,6

Common Stock              de Balmann, Yves C.                    342,283(D)'pp'4,5,6

Common Stock             Griffiths, Phillip A.                     1,800(D)
                                                                     384(I)(DSAP)
Common Stock               Hennes, Duncan P.                     116,281(D)'pp'4,5

Common Stock              Howell, William R.                       2,675(D)
                                                                     914(I)(DSAP)
Common Stock             Jordan, Vernon E. Jr.                     7,813(D)
                                                                     914(I)(DSAP)
Common Stock                Maxwell, Hamish                        6,635(D)
                                                                   1,443(I)(DSAP)
Common Stock               Newman, Frank N.                      294,609(D)'pp'4,5,6

Common Stock              Nicholas, N.J. Jr.                       3,500(D)
                                                                  10,139(I)(DCP)
                                                                     752(I)(DSAP)
Common Stock              Palmer, Russell E.                       2,600(D)
                                                                     960(I)(DSAP)
Common Stock             Shattuck, Mayo A. III                   357,825(D)'pp'4,6

Common Stock              Staheli, Donald L.                       2,000(D)
                                                                     314(I)(DSAP)
Common Stock             Stewart, Patricia C.                      6,300(D)
                                                                   1,301(I)(DSAP)
Common Stock              Thoman, G. Richard                       1,533(D)
                                                                     162(I)(DSAP)
Common Stock               Vojta, George J.                      298,176(D)'pp'4,5,6
                                                                      46(I)(EBP)
Common Stock               Volcker, Paul A.                      268,894(D)
                                                                     365(I)(DSAP)
Common Stock            Directors and Executive                4,285,004(D)'pp'7               4.4%
                          Officers as a group                      6,000(I)(As Trustee)
                                                                   9,178(I)(DSAP)
                                                                  10,139(I)(DCP)
                                                                      46(I)(EBP)

                                                        (footnotes on next page)

(footnotes from previous page)

(1) Ownership as of March 22, 1999. Shares of Bankers Trust Common Stock have been rounded to the nearest full share.

(2) As noted next to share amount: (D) represents shares directly held; (I) represents shares indirectly held; (EBP) represents shares held in the Bankers Trust Qualified Employee Benefit Plans and/or in the Bankers Trust Employee Stock Ownership Plan; (DCP) represents share equivalents accrued in the Bankers Trust deferred compensation plan for non-officer directors;
    (DSAP) represents share equivalents accrued in the Bankers Trust Directors' Stock Award Plans.

(3) Based on March 22, 1999, outstanding securities of 97,648,202 and the exercisable options, vested PEP shares and vested EPP shares of each of the Directors and Named Executive Officers set forth in footnotes 4, 5 and 6 below, the number of shares of Common Stock owned by any Director or member of Management constitutes less than 1% of the total outstandings of the class.

(4) Includes options now execisable and those that become exercisable within sixty days for the following: Austrian -- 5,601; Cirillo -- 50,000; de Balmann -- 215,000; Hennes -- 70,000; Newman -- 210,000; Shattuck -- 26,667;
    and Vojta -- 122,876.

(5) Includes vested (non-forfeitable) shares which are mandatorily deferred for five years (commencing with the end of the performance year) under PEP, a component of the 1991, 1994 and 1997 Stock Option and Stock Award Plans, for the following: Cirillo -- 10,916; de Balmann -- 51,924; Hennes -- 24,528; Newman -- 67,685; and Vojta -- 44,630.

(6) Includes vested (non-forfeitable) shares which are deferred for three years (commencing with the end of the performance year) under EPP for the following: Cirillo -- 1,034; de Balmann -- 15,675; Newman -- 16,924; Shattuck -- 2,953; and Vojta -- 8,510.

(7) Includes 1,591,847 vested and unvested options, 456,540 vested and unvested shares under the PEP and 532,887 vested and unvested shares under the EPP.

Security Ownership of Certain Beneficial Owners


  Title of                  Name and Address of                Amount and Nature of
    Class                    Beneficial Owner                  Beneficial Ownership    Percent of Class
-------------  ---------------------------------------------   --------------------    ----------------
Common Stock   Capital Research and Management Company              7,578,800(a)             8.0%
               333 South Hope Street
               Los Angeles, CA 90071

Common Stock   Barrow, Hanley, Mewhinney & Strauss, Inc.            5,190,550(b)             5.4%
               One McKinney Plaza
               3232 McKinney Avenue --
               15th Floor
               Dallas, TX 75204-2429

 (a) In a Schedule 13G filed under the Exchange Act, Capital Research and Management Company disclosed that, as of December 31, 1998, it had sole investment power and no voting power with respect to all of said shares; that the shares were acquired in the ordinary course of business, were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of Bankers Trust; and that the shares were not acquired in connection with or as a participant in any transaction having such purpose or effect.

 (b) In a Schedule 13G filed under the Exchange Act, Barrow, Hanley, Mewhinney & Strauss, Inc. disclosed that, as of December 31, 1998, it had sole investment power with respect to all of said shares, sole voting power with respect to 1,050,050 of said shares and shared voting power with respect to 4,140,500 of said shares; that the shares were acquired in the ordinary course of business, were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of Bankers Trust; and that the shares were not acquired in connection with or as a participant in any transaction having such purpose or effect.

                         MARKET PRICES OF COMMON STOCK

     Bankers Trust Common Stock is listed on the NYSE and traded under the symbol 'BT.' The following table sets forth for the fiscal quarters indicated, the high and low sale price per share of Bankers Trust Common Stock traded on the NYSE:


Year Ended December 31, 1996                                                      High        Low
------------------------------------------------------------------------------   -------    -------
First Quarter.................................................................   $ 72.38    $ 61.00
Second Quarter................................................................     77.88      65.50
Third Quarter.................................................................     83.50      68.25
Fourth Quarter................................................................     90.88      78.00

Year Ended December 31, 1997
------------------------------------------------------------------------------
First Quarter.................................................................   $ 96.38    $ 81.25
Second Quarter................................................................     91.50      74.00
Third Quarter.................................................................    133.63      86.00
Fourth Quarter................................................................    131.50     106.00

Year Ended December 31, 1998
------------------------------------------------------------------------------
First Quarter.................................................................   $124.25    $ 99.25
Second Quarter................................................................    136.44     109.38
Third Quarter.................................................................    123.50      53.00
Fourth Quarter................................................................     87.88      45.00

Year Ended December 31, 1999
------------------------------------------------------------------------------
First Quarter (through March 22, 1999)........................................   $ 88.88    $ 83.63

     On November 16, 1998, one week before the initial joint public announcement concerning the Merger, the closing sale price per share of Bankers Trust Common Stock on the NYSE was $65.44. On November 20, 1998, the last trading date before the initial joint public announcement concerning the Merger, the closing sale price per share of Bankers Trust Common Stock on the NYSE was $77.25. On March 22, 1999, a recent trading day prior to the date of this Proxy Statement, the reported closing sale price per share of Bankers Trust Common Stock on the NYSE was $87.63. Bankers Trust Shareholders are urged to obtain current information with respect to the price of the Bankers Trust Common Stock.

                             PARTIES TO THE MERGER

Bankers Trust Corporation

     Bankers Trust is a registered bank holding company under the BHCA and was incorporated in 1965. Bankers Trust delivers a wide range of financial products and services principally through six broad business segments:

      Investment Banking

      Trading & Sales

      Global Institutional Services

      Private Client Services Group

      Australia/New Zealand/International Funds Management

      Emerging Markets Group:

            Latin America

            Emerging Europe, Mid East & Africa

            Asia

     The principal banking subsidiary of Bankers Trust is Bankers Trust Company ('BTCo'), which, along with its subsidiaries, accounted for approximately 69 percent of the consolidated assets of Bankers Trust at December 31, 1998. BTCo, founded in 1903, is among the largest commercial banks in New York City and the United States, based on total assets. BTCo originates loans and other forms of credit, accepts deposits, arranges financings and provides numerous other commercial banking and financial services. BTCo provides a broad range of financial advisory services to its clients. It also engages in the trading of currencies, securities, derivatives and commodities.

     BT Alex. Brown Incorporated ('BT Alex. Brown'), a securities broker-dealer registered with the Commission and a member of the NYSE, is an indirect wholly-owned subsidiary of Bankers Trust. BT Alex. Brown accounted for approximately 21 percent of the consolidated assets of Bankers Trust at December 31, 1998. BT Alex. Brown provides origination, advisory and execution services for a broad range of domestic and international clients. BT Alex. Brown is a leading underwriter of debt and equity securities for corporations and other issuers and furnishes industry-focused research. BT Alex. Brown also provides securities brokerage and investment advisory services to broker-dealers. BT Alex. Brown is a primary dealer in U.S. Government securities, a municipal securities broker-dealer and an underwriter or placement agent for commercial paper, money market instruments, asset-backed and convertible securities. BT Alex. Brown also provides global merger, acquisition, corporate and other financial advisory expertise, structures a broad range of derivative transactions and syndicates loans for its affiliates and other lenders.

     At December 31, 1998, the assets of Bankers Trust were $133.1 billion and total shareholders' equity was $4.7 billion. Based on assets at September 30, 1998, Bankers Trust was the eighth largest bank holding company in the United States. The principal executive offices of Bankers Trust are located at 130 Liberty Street, New York, New York 10006 and its telephone number is (212) 250-2500. All references to Bankers Trust herein refer to Bankers Trust Corporation and its subsidiaries, unless the context requires otherwise.

Deutsche Bank

     Deutsche Bank is a banking company with limited liability organized under the laws of the Federal Republic of Germany. Deutsche Bank has its registered office and principal executive offices at Taunusanlage 12, D-60325 Frankfurt am Main, Federal Republic of Germany.

     Deutsche Bank is also the parent company of a group consisting of banks, capital markets companies, funds management companies, mortgage banks and a property finance company, installment financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies (the 'Deutsche Bank Group').

     The Deutsche Bank Group has over 1,500 branches and offices engaged in banking business in the Federal Republic of Germany and more than 700 in other countries.

     As of December 31, 1998, the share capital of Deutsche Bank amounted to DM 2,664,926,070, consisting of 532,985,214 shares without par value. These shares are fully paid up and in bearer form and are held by approximately 500,000 shareholders worldwide. The shares are listed for trading and official quotation on all the German stock exchanges. They are also listed on the stock exchanges in Amsterdam, Antwerp, Brussels, London, Luxembourg, Paris, Tokyo, Vienna and on the Swiss bourse.

     As of December 31, 1998, based on International Accounting Standards and converted at the exchange rate from December 30, 1998 of U.S. $1 = DM 1.6730, the Deutsche Bank Group had total assets of DM 1,225.5 billion (U.S. $732.5 billion), total loans and advances to customers of DM 537.5 billion (U.S. $321.3 billion), amounts owed to other depositors of DM 451.5 billion (U.S. $269.9 billion), liabilities evidenced by paper of DM 201.3 billion (U.S. $120.4 billion) and capital and reserves of DM 34.5 billion (U.S. $20.6 billion). The Deutsche Bank Group's capital and reserves at December 31, 1998, in accordance with Bank for International Settlements standards, were DM 57.4 billion (U.S. $34.3 billion). International Accounting Standards may not conform to GAAP applied by United States banks.

Circle Acquisition Corporation

     Merger Sub was organized as a New York corporation on behalf of Deutsche Bank shortly before execution of the Merger Agreement and is a wholly-owned subsidiary of Deutsche Bank. Merger Sub has not conducted any significant business operations to date other than in connection with the Merger Agreement and the transactions contemplated thereby. The principal offices of Merger Sub are located at 31 West 52nd Street, New York, New York 10019 and its telephone number is (212) 469-8000.

Litigation and Related Matters

     Commencing in June 1998, several purported class action complaints were filed in the United States District Court for the Southern District of New York, the United States District Court for the Eastern District of New York and the United States District Court for the District of New Jersey naming as defendant Deutsche Bank and, in some cases, certain other banks. The allegations raised in these complaints relate to Deutsche Bank's conduct during World War II. In general, the plaintiffs allege that Deutsche Bank aided the wartime German government, and otherwise participated, in wrongful and illegal activities. The complaints further allege that Deutsche Bank profited from these activities by accepting assets unlawfully seized by the German government, retaining assets deposited by wartime victims and financing or controlling companies that employed forced laborers. Plaintiffs seek compensatory and punitive damages as well as disgorgement of any profit stemming from the foregoing activities. Attorneys representing certain of these plaintiffs have petitioned the Federal Reserve Bank of New York to (i) refuse to approve the Merger until an investigation has been performed as to Deutsche Bank's wartime activities and (ii) condition any approval of the Merger on a complete disgorgement by Deutsche Bank of all assets found to have been improperly obtained from wartime victims as well as profits obtained from Deutsche Bank's financing and control of companies that utilized forced wartime laborers. The impact of these complaints on the Merger, including any potential delays, cannot be determined at this time. See 'Regulatory Matters.'

     In November and December 1998, several purported shareholder class action complaints were filed in the United States District Court for the Southern District of New York, naming as defendants Deutsche Bank and Dr. Breuer (collectively, the 'Federal Actions'). The Federal Actions allege that the defendants violated the federal securities laws by making allegedly false and/or misleading statements, or by failing to correct prior public statements, regarding the status of negotiations between Bankers Trust and Deutsche Bank prior to the public disclosure of the Merger, and seek unspecified damages. Four other purported shareholder class actions have been filed in the Supreme Court of the State of New York, naming as defendants Bankers Trust and certain of its officers and directors and, in one instance, Deutsche Bank as well (the 'State Actions'). One of the State Actions was filed prior to the announcement of the Merger and seeks to compel defendants to undertake certain acts in connection with any sale of Bankers Trust allegedly in order to maximize the price to be received by the Bankers Trust Shareholders. The other State Actions allege that the directors breached their fiduciary duties to such Shareholders by agreeing to enter into the Merger Agreement allegedly without taking affirmative steps to inform themselves as to the value of Bankers Trust or to facilitate and evaluate possible alternatives. One of the State Actions also alleges that defendants did not take into account the future performance of Bankers Trust or give adequate consideration to other strategic alternatives, and that value was allegedly misappropriated to Bankers Trust executives and employees in the form of compensation and other benefits rather than included in the Merger consideration. The State Actions each seek injunctive relief and unspecified damages.

     Bankers Trust believes, and in the case of the Federal Actions is informed by Deutsche Bank that Deutsche Bank believes, that the allegations in these lawsuits are without merit and each intends to vigorously defend against them.

     On March 11, 1999, BTCo announced that it had reached an agreement (the 'Agreement') with the United States Attorney's Office in the Southern District of New York to resolve an investigation concerning inappropriate transfers of unclaimed funds and related recordkeeping problems that occurred between 1994 and early 1996 in businesses of BTCo. Pursuant to the Agreement, BTCo pleaded guilty to misstating entries in the bank's books and records, constituting a criminal violation of Title 18, United States Code, Section 1005, and will pay a $60 million fine to federal authorities. Separately, BTCo will pay $3.5 million to the State of New York pursuant to an agreement with the NYSBD. These amounts have been reflected in the 1998 Consolidated Statement of Income of Bankers Trust. Although the Agreement concludes the United States Attorney's investigation of BTCo, BTCo continues to cooperate with and provide information to the United States Attorney's Office and other regulatory agencies and authorities, including the Commission, regarding this matter. As a consequence of its guilty plea, BTCo and/or certain affiliates are seeking exemptions from regulatory agencies and authorities, including the Commission and the Department of Labor, to continue providing certain services to its clients. Although no assurance can be given that such exemptions will be granted, Bankers Trust does not expect further consequences of the Agreement to be materially adverse to the consolidated financial statements of Bankers Trust. Additional information with respect to the Agreement is set forth in Bankers Trust's Current Report on Form 8-K filed on March 12, 1999 with the Commission. See 'The Merger
Agreement -- Conduct of the Business Pending the Merger,' 'The Merger
Agreement -- Conditions to the Merger' and 'Where You Can Find More
Information.'

                      WHERE YOU CAN FIND MORE INFORMATION

     Bankers Trust files reports, proxy statements and other information under the Exchange Act. You may read and copy this information at the public reference room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain copies of such materials by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and in Chicago at 500 Madison Street, Suite 1400, Chicago, Illinois 60661, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, like Bankers Trust, who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, you can inspect and copy such materials at the public reference facilities of the Commission at its Regional Offices in New York, 7 World Trade Center, Suite 1300, New York, New York 10048. You can also inspect reports, proxy statements and other information concerning Bankers Trust at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Commission allows Bankers Trust to 'incorporate by reference' information into this Proxy Statement. This means that Bankers Trust can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Proxy Statement, except for any information that is superseded by other information that is set forth directly in this document.

     The following documents previously filed by Bankers Trust with the Commission are hereby incorporated by reference in this Proxy Statement: (i) the Annual Report on Form 10-K for the year ended December 31, 1998, as filed March 23, 1999; and (ii) the Current Reports on Form 8-K filed January 22, March 12 and March 19, 1999.

     In addition, Bankers Trust incorporates by reference all documents filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this Proxy Statement and the date of the Special Meeting. Any statements contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Proxy Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     This Proxy Statement incorporates certain Bankers Trust documents by reference which are not presented or delivered with this Proxy Statement. You can obtain the Bankers Trust documents (other than exhibits to such documents not specifically incorporated by reference in such documents) without charge by making a written or oral request to Bankers Trust Corporation; 130 Liberty Street -- Mail Stop 2315; New York, New York 10006, attention: Investor Relations; telephone number (212) 250-2500. If you request such documents, Bankers Trust will send the requested documents to you by first-class mail within three business days of receiving your request. In order to ensure timely delivery of the documents, any request should be made by April 16, 1999.

                Forward-Looking Statements May Prove Inaccurate

     Bankers Trust has made forward-looking statements in this document (and in documents to which we refer you in this document) that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the new company after the merger is completed. When we use any of the words 'believes,' 'expects,' 'anticipates,' 'estimates,' or similar expressions, we are making forward-looking statements. Many possible events or factors could cause these results or performance to differ materially from those expressed in our forward-looking statements. These possible events or factors include the following:

          1. expected cost savings from the Merger cannot be fully realized or realized within the expected time frame;

          2. revenues following the Merger are lower than expected;

          3. competitive pressure among depository institutions and securities companies increases significantly;

          4. costs or difficulties related to the integration of the businesses of Bankers Trust and Deutsche Bank are greater than expected;

          5. interest rates and foreign exchange rates change unfavorably;

          6. general economic and financial markets conditions, either nationally or globally, are less favorable than expected;

          7. legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged; or

          8. failure to obtain required approvals and consents or otherwise to satisfy the conditions to the consummation of the Merger.

     For additional information concerning factors that could cause results to differ materially, see 'Description of Business -- Important Factors Relating to Forward Looking Statements' in the Bankers Trust Annual Report on Form 10-K for the year ended December 31, 1998.

        SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BANKERS TRUST

     Summary of consolidated financial data for Bankers Trust and its subsidiaries below should be read in conjunction with the financial information included in Bankers Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. The consolidated statement of income and balance sheet statistics for the five fiscal years ended December 31, 1998 have been derived from Bankers Trust's audited consolidated financial statements and notes thereto.

                                                             At or for the Year Ended December 31,
                                                    -------------------------------------------------------
                                                     1994        1995        1996        1997        1998
                                                    -------    --------    --------    --------    --------
                                                                     (Dollars in millions)
Condensed Consolidated Statement of Income:
     Net interest revenue........................   $ 1,216    $    884    $  1,057    $  1,359    $  1,372
     Noninterest revenue.........................   $ 3,013    $  3,129    $  4,117    $  4,861    $  3,757
     Net income (loss)...........................   $   686    $    311    $    766    $    866    $   (73)
Per Common Share Data:
     Basic earnings (loss) per share.............   $  6.61    $   2.62    $   7.12    $   8.15    $ (1.05)
     Diluted earnings (loss) per share...........   $  6.34    $   2.54    $   6.76    $   7.66    $ (1.05)
Book value end of period.........................   $ 47.74    $  45.73    $  49.21    $  49.06    $  42.66
Consolidated Balances, End of Period:
     Total assets................................   $98,362    $106,199    $122,543    $140,102    $133,115
     Long-term debt not included in risk-based
       capital...................................   $ 4,317    $  7,127    $  8,732    $ 11,275    $ 14,890
     Long-term debt included in risk-based
       capital...................................   $ 2,225    $  2,360    $  2,576    $  3,312    $  3,113
     Mandatorily redeemable capital securities of
       subsidiary trusts holding solely junior
       subordinated deferrable interest
       debentures included in risk-based
       capital...................................   $    --    $     --    $    730    $  1,472    $  1,420
     Preferred stock of subsidiary...............   $   250    $    250    $    250    $     --    $     --
     Preferred stock (Bankers Trust).............   $   395    $    865    $    810    $    658    $    394
     Common stockholders' equity.................   $ 4,682    $  4,608    $  5,068    $  5,050    $  4,302
     Total stockholders' equity..................   $ 5,077    $  5,473    $  5,878    $  5,708    $  4,696

                                                  (table continued on next page)

(table continued from previous page)

                                                                   At or for the Year Ended December 31,
                                                               ----------------------------------------------
                                                                1994      1995      1996      1997      1998
                                                               ------    ------    ------    ------    ------
                                                                           (Dollars in millions)
Consolidated Capital Ratios, End of Period:
     Common stockholders' equity to total assets............     4.8%      4.3%      4.1%      3.6%      3.2%
     Total stockholders' equity to total assets.............     5.2%      5.2%      4.8%      4.1%      3.5%
     Risk-based capital ratios..............................
       Tier 1 capital.......................................     9.5%      9.0%      9.3%      8.3%      7.5%
       Total capital........................................    14.8%     14.0%     13.8%     14.1%     13.6%
     Leverage ratio.........................................     5.5%      5.4%      5.9%      4.4%      3.5%

------------

                          INDEPENDENT PUBLIC AUDITORS

     KPMG LLP serves as Bankers Trust's independent certified public accountant. A representative of KPMG LLP will be at the Bankers Trust Special Meeting to answer the questions of Bankers Trust Shareholders.

                                 OTHER MEETINGS

     Bankers Trust intends to hold an annual meeting of Bankers Trust Shareholders in 1999 only if the Merger is not consummated. To the extent such a meeting is held, eligible Bankers Trust Shareholders may submit proposals to be considered for shareholder action at such annual meeting if they do so in accordance with applicable regulations of the Commission and the Bankers Trust By-Laws, as applicable. If such an annual meeting is (a) held on or before May 21, 1999, any such proposal must have been received by the Secretary of Bankers Trust no later than November 19, 1997 to be considered for inclusion in the Bankers Trust proxy materials with respect to such meeting, or (b) after May 21, 1999, any such proposal must be received a reasonable time before Bankers Trust begins to print and mail its proxy materials with respect to such annual meeting to be considered for inclusion in the Bankers Trust proxy materials with respect to such meeting. Any proposal from a Bankers Trust Shareholder that is submitted outside the processes of Rule 14a-8 under the Exchange Act (and that therefore will not be included in the proxy materials to be sent to Bankers Trust Shareholders by Bankers Trust) must be delivered to, or mailed and received at, the principal executive offices of Bankers Trust no less than thirty days nor more than fifty days prior to the such annual meeting, provided that in the event that less than forty days' notice or prior public disclosure of the date of such annual meeting is given or made to Bankers Trust Shareholders, notice by a Bankers Trust Shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the 1999 annual meeting was mailed or such public disclosure was made. If such an annual meeting is held, it is expected that a representative of KPMG LLP will be present and available to respond to appropriate questions from Bankers Trust Shareholders. Such representative will also have the opportunity to make a statement at such annual meeting if he or she desires to do so.

                             INDEX OF DEFINED TERMS

                                               Page
                                              ------
1940 Act...................................       22
Acquisition Proposal.......................       26
Acquisition Transaction....................       34
Advisers Act...............................       25
Agreement..................................       48
Annual Bonus...............................       38
Awards.....................................       29
Bankers Trust..............................        6
Bankers Trust Benefit Plans................       28
Bankers Trust Board........................        6
Bankers Trust Certificate..................       21
Bankers Trust Common Stock.................        6
Bankers Trust Convertible Debentures.......       20
Bankers Trust Employees....................       28
Bankers Trust Preferred Stock..............        6
Bankers Trust Shareholders.................        6
Bankers Trust Stock Option Plans...........       29
Bankers Trust Stock Plans..................       29
Base Salary................................       38
BHCA.......................................       36
Bonus Plan.................................       40
broker non-votes...........................        7
BT Alex. Brown.............................       46
BTCo.......................................       46
BT Wolfensohn..............................        9
Bulge Bracket Companies....................       15
Certificate................................       20
Certificate of Merger......................       19
Closing Date...............................       19
Code.......................................       21
Commission.................................       26
Comparables................................       15
Confidentiality Agreement..................       26
Deutsche Bank..............................        6
Deutsche Bank Group........................       47
DPC Shares.................................       19
DOJ........................................       37
EC Merger Regulation.......................       26
Effective Time.............................       19
Eligible Executive.........................       40
Employment Agreements......................       38
Employment Period..........................       38
EPP........................................       41
Equity Bonus Portion.......................       38
Exchange Act...............................       27


                                               Page
                                              ------
Exchange Agent.............................       20
Exercise Termination Event.................       34
Executives.................................       38
Federal Actions............................       48
Federal Reserve Board......................       25
Fiduciary Shares...........................       19
GAAP.......................................       24
Governmental Entity........................       31
HSR Act....................................       26
Initial Triggering Event...................       33
Investment Banks...........................       15
Last Triggering Event......................       35
Market/Offer Price.........................       35
Merger.....................................        6
Merger Agreement...........................        6
Merger Consideration.......................       19
Merger Sub.................................        6
Morgan Stanley.............................       10
NYBCL......................................        7
NYSBD......................................       25
NYSE.......................................        7
Option.....................................       32
Option Agreement...........................       32
Option Price...............................       33
Option Shares..............................       35
PEP........................................       29
Plan I.....................................       39
POP........................................       40
Precedent Transactions.....................       16
Pro-Rata Bonus.............................       40
Record Date................................        7
Repurchase Event...........................       35
Requisite Regulatory Approval..............       26
Retention Bonus............................       39
Retention Program..........................       39
Rights Plan................................       22
Special Meeting............................        6
State Actions..............................       48
Stock Awards...............................       29
Stock Options..............................       28
Subsequent Triggering Event................       34
Surrender Price............................       36
Surviving Corporation......................        6
Total Profit...............................       36
Unaffected Price...........................       15

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                  by and among
                               DEUTSCHE BANK AG,
                         CIRCLE ACQUISITION CORPORATION
                                      and
                           BANKERS TRUST CORPORATION
                         Dated as of November 30, 1998

                               TABLE OF CONTENTS
                          AGREEMENT AND PLAN OF MERGER

                                                                                                            Page
                                                                                                            ----
                                                   ARTICLE I
                                                   THE MERGER

1.1    The Merger........................................................................................     1
1.2    Effective Time....................................................................................     2
1.3    Effects of the Merger.............................................................................     2
1.4    Effect on the Company Capital Stock...............................................................     2
1.5    Exchange Procedures...............................................................................     3
1.6    Options...........................................................................................     4
1.7    Other Equity Based Awards.........................................................................     5
1.8    Certificate of Incorporation......................................................................     5
1.9    Bylaws............................................................................................     6
1.10   Directors and Officers of Surviving Corporation...................................................     6
1.11   Integration of Legal Entities.....................................................................     6
1.12   Name of Surviving Corporation.....................................................................     6

                                                   ARTICLE II
                                         CLOSING; DISCLOSURE; STANDARDS

2.1    Closing Date......................................................................................     6
2.2    Deliveries at Closing.............................................................................     6
2.3    Disclosure Schedules..............................................................................     7

                                                  ARTICLE III
                                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1    Corporate Organization............................................................................     7
3.2    Capitalization....................................................................................     9
3.3    Authority; No Violation...........................................................................    10
3.4    Consents and Approvals............................................................................    11
3.5    Reports...........................................................................................    12
3.6    Financial Statements..............................................................................    12
3.7    Broker's Fees.....................................................................................    13
3.8    Absence of Certain Changes or Events..............................................................    13
3.9    Legal Proceedings.................................................................................    14
3.10   Tax Matters.......................................................................................    14
3.11   Employee Benefits Plans; ERISA....................................................................    15
3.12   SEC Reports.......................................................................................    17
3.13   Licenses; Compliance with Applicable Law..........................................................    18
3.14   Certain Contracts.................................................................................    18
3.15   Agreements with Regulatory Agencies...............................................................    18
3.16   Investment Securities.............................................................................    19
3.17   Derivative Instruments............................................................................    19
3.18   Undisclosed Liabilities...........................................................................    20
3.19   Environmental Liability...........................................................................    20

                                                                                                            Page
                                                                                                            ----
3.20   Intellectual Property.............................................................................    20
3.21   Labor Matters.....................................................................................    21
3.22   Fairness Opinion..................................................................................    21
3.23   Investment Company Act............................................................................    21
3.24   Transactions with Affiliates......................................................................    21
3.25   Insurance.........................................................................................    22
3.26   State Takeover Laws...............................................................................    22
3.27   Rights Plan.......................................................................................    22

                                                   ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

4.1    Corporate Organization............................................................................    22
4.2    Authority; No Violation...........................................................................    23
4.3    Consents and Approvals............................................................................    23
4.4    Broker's Fees.....................................................................................    24
4.5    Legal Proceedings.................................................................................    24
4.6    Ownership of Company Common Stock.................................................................    24
4.7    Financing.........................................................................................    24
4.8    Reports...........................................................................................    25
4.9    Financial Statements..............................................................................    25
4.10   Licenses; Compliance with Applicable Law..........................................................    25

                                                   ARTICLE V
                                   COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1    Conduct of Business Prior to the Effective Time...................................................    25
5.2    Forbearances of the Company.......................................................................    26
5.3    Forbearances of Parent............................................................................    28

                                                   ARTICLE VI
                                             ADDITIONAL AGREEMENTS

6.1    Regulatory Matters................................................................................    28
6.2    Access to Information.............................................................................    29
6.3    Board Recommendations.............................................................................    30
6.4    Other Offers......................................................................................    31
6.5    Stockholder Approval..............................................................................    32
6.6    Legal Conditions to Merger........................................................................    32
6.7    Indemnification; Directors' and Officers' Insurance...............................................    32
6.8    Further Assurances................................................................................    34
6.9    Advice of Changes.................................................................................    34
6.10   Employee Benefits.................................................................................    34
6.11   Employment Agreements.............................................................................    34
6.12   Employee Retention Plan and Benefit Continuation..................................................    35
6.13   State Takeover Statutes...........................................................................    35

                                                                                                            Page
                                                                                                            ----
6.14   Section 15 of the Investment Company Act..........................................................    35
6.15   Consent Procedure.................................................................................    35
6.16   Rights Plan.......................................................................................    35

                                                  ARTICLE VII
                                              CONDITIONS PRECEDENT

7.1    Conditions to Each Party's Obligation To Effect the Merger........................................    35
7.2    Conditions to Obligations of Parent and Merger Sub................................................    36
7.3    Conditions to Obligations of the Company..........................................................    37

                                                  ARTICLE VIII
                                           TERMINATION AND AMENDMENT

8.1    Termination.......................................................................................    37
8.2    Effect of Termination.............................................................................    38
8.3    Amendment.........................................................................................    39
8.4    Extension; Waiver.................................................................................    39

                                                   ARTICLE IX
                                               GENERAL PROVISIONS

9.1    Nonsurvival of Representations, Warranties and Agreements.........................................    39
9.2    Expenses..........................................................................................    39
9.3    Notices...........................................................................................    39
9.4    Interpretation....................................................................................    40
9.5    Counterparts......................................................................................    41
9.6    Entire Agreement..................................................................................    41
9.7    Governing Law.....................................................................................    41
9.8    Severability......................................................................................    41
9.9    Publicity.........................................................................................    41
9.10   Assignment; Third Party Beneficiaries.............................................................    41
9.11   Court Proceedings.................................................................................    41
9.12   Definitions and Usage.............................................................................    42

Exhibit A -- Option Agreement
Exhibit B -- Forms of Agreements of Designated Key Employees

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of November 30, 1998, by and among DEUTSCHE BANK AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ('Parent'), CIRCLE ACQUISITION CORPORATION, a New York corporation and a newly formed wholly owned subsidiary of Parent ('Merger Sub'), and BANKERS TRUST CORPORATION, a New York corporation (the 'Company').

     WHEREAS, Parent has determined that it is in its best interests and in the best interests of Parent's stockholders to consummate the business combination transaction provided for herein in which Merger Sub will, subject to the terms and conditions set forth herein, merge (the 'Merger') with and into the Company so that the Company is the surviving corporation (hereinafter sometimes called the 'Surviving Corporation') in the Merger;

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to consummate the Merger, subject to the terms and conditions set forth herein;

     WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Parent and the Company will enter into a stock option agreement (the 'Option Agreement') in the form attached hereto as Exhibit A;

     WHEREAS, prior to the date hereof the Board of Directors of the Company has approved this Agreement, the Merger and the Option Agreement, upon the terms and subject to the conditions set forth herein and therein;

     WHEREAS, certain key employees of the Company shall enter into agreements as described in Section 6.11, and the Company has agreed to establish the retention bonus and pay guarantee agreements as described in Section 6.12; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Business Corporation Law of the State of New York (the 'BCL'), at the Effective Time (as defined in Section 1.2), Merger Sub shall merge with and into the Company. The Company shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of New York. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

     1.2 Effective Time. On the Closing Date (as defined in Section 2.1), the Merger shall become effective upon the filing of a certificate of merger (the 'Certificate of Merger') with the Secretary of State of the State of New York (the 'New York Secretary'), or at such later time as shall be specified in the Certificate of Merger, in accordance with the BCL and by making all other filings or recordings required by the BCL in connection with the Merger. The term 'Effective Time' shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

     1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 906 of the BCL.

     1.4 Effect on the Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holder of any of the following securities:

          (a) Each share of the common stock, par value $1.00 per share, of the Company (the 'Company Common Stock') issued and outstanding immediately prior to the Effective Time (other than shares of the Company Common Stock held (i) in the Company's treasury or (ii) directly or indirectly by Parent or the Company or any of their respective wholly owned Subsidiaries (as defined in Section 3.1) (except for Fiduciary and DPC Shares (as defined in
     Section 1.4(c)) shall become and be converted into the right to receive $93.00 in cash, without interest (the 'Merger Consideration').

          (b) The shares of stock of any class or series of Merger Sub issued and outstanding immediately prior to the Effective Time shall become shares of stock of the Surviving Corporation at the Effective Time having the same terms, rights and preferences, and shall thereafter constitute all of the issued and outstanding stock of the Surviving Corporation, except as provided in Section 1.4(d); provided, that such terms, rights and preferences, and the issuance by the Surviving Corporation of stock having such terms, rights and preferences, shall not violate the terms, or require the approval of the holders of, the Company Preferred Stock (as defined in Section 3.2).

          (c) At the Effective Time, all shares of the Company Common Stock that are owned by the Company as treasury stock and all shares of the Company Common Stock that are owned, directly or indirectly, by Parent or the Company or any of their respective wholly owned Subsidiaries (other than shares of the Company Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary or custodial capacity that are beneficially owned by third parties and other than any shares of the Company Common Stock held by Parent or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (all such shares being referred to herein as 'Fiduciary and DPC Shares')) shall be canceled and shall cease to exist and no Merger Consideration or other consideration shall be delivered in exchange therefor.

          (d) Each share of the Company Preferred Stock issued and outstanding at the Effective Time shall remain outstanding thereafter as a share of the preferred stock of the Surviving Corporation.

          (e) Each issued and outstanding 5 3/4% Convertible Subordinated Debenture of the Company (the 'Company Convertible Debentures') shall remain outstanding, unchanged by reason of the Merger, except that, in accordance with the applicable provisions of the indenture under which such Company Convertible Debenture was issued, without any action on the part of the holder thereof, each Company Convertible Debenture shall no longer be convertible into the Company Common Stock but shall thereafter be convertible only into the right to receive the Merger Consideration multiplied by the number of shares of the Company Common Stock the holder thereof would have been entitled to receive had such holder converted such Company Convertible Debenture into the Company Common Stock immediately prior to the Effective Time.

     1.5 Exchange Procedures. (a) At and after the Effective Time, each certificate (each, a 'Certificate') previously representing shares of the Company Common Stock shall (except as specifically set forth in Section 1.4) represent only the right to receive the Merger Consideration, without interest.

     (b) At the Effective Time, Parent or Merger Sub shall deposit, or shall cause to be deposited, with a bank or trust company (which may be an affiliate of Parent or the Company) (the 'Exchange Agent'), for the benefit of the holders of the Certificates, an amount equal to the product of the Merger Consideration and the number of shares of the Company Common Stock entitled to receive the Merger Consideration.

     (c) Immediately after the Effective Time, the Exchange Agent shall mail or deliver to each holder of record of a Certificate or Certificates the following:
(i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a customary form; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of a Certificate or Certificates to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor a check in an amount equal to the product of the Merger Consideration and the number of shares of the Company Common Stock represented by the Certificate or Certificates surrendered pursuant to the provisions hereof, and the Certificate or Certificates so surrendered shall forthwith be canceled. No interest shall be paid or accrue on the Merger Consideration. In the event of a transfer of ownership of any shares of the Company Common Stock not registered in the transfer records of the Company, a check for the Merger Consideration may be issued to the transferee if the Certificate representing such Company Common Stock is presented to Parent, accompanied by documents sufficient, in the discretion of Parent, (x) to evidence and effect such transfer, and (y) to evidence that all applicable stock transfer taxes have been paid. Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of Certificates such amounts (if any) as Parent determines are required under the

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

Internal Revenue Code of 1986, as amended (the 'Code'), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Certificate.

     (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of the Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent or the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.5.

     (e) If any Certificates shall not have been surrendered to Parent by the date six months after the Effective Time (or by such earlier date on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Certificates shall thereupon, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Any stockholders of the Company who have not theretofore complied with this Section 1.5 shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration deliverable in respect of each share of the Company Common Stock held by such stockholder, as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or any other Person shall be liable to any former holder of the Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

     1.6 Options. At the Effective Time, each option to purchase shares of the Company Common Stock outstanding and unexercised as of the Effective Time (the 'Options') granted pursuant to the Company's 1997 Stock Option and Stock Award Plan, 1994 Stock Option and Stock Award Plan, 1991 Stock Option and Stock Award Plan, 1985 Stock Option and Stock Award Plan, as amended, the Alex. Brown Incorporated 1991 Equity Incentive Plan and 1991 Non-Employee Director Equity Plan, and any other equity-based plans of the Company or a Subsidiary providing for the granting of options with respect to Company Common Stock (collectively, the 'Company Stock Option Plans') shall become 100% vested and immediately exercisable. Each holder of an Option outstanding as of the Effective Time shall be entitled to receive, and shall be paid in full satisfaction of such Option, a cash payment in an amount in respect thereof equal to the product of (a) the excess of the Merger Consideration over the exercise price per share of the Company Common Stock subject to such Option multiplied by

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(b) the number of shares of the Company Common Stock subject to such Option immediately prior to the Effective Time, less any income or employment tax withholding required under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Option. The Parent requires that prior to the Effective Time, the Board of Directors of the Company shall determine that each Option shall be exercisable following the Effective Time at its then existing option price for the Merger Consideration, less any income or employment tax withholding required under the Code or any provision of state, local or foreign tax law. Each Option, the obligations under which have not been satisfied in accordance with the provisions of this Section 1.6, shall be exercisable following the Effective Time, in accordance with such determination.

     1.7 Other Equity Based Awards. (a) Prior to the Closing Date the Company shall take all necessary and appropriate actions to provide that, upon the Effective Time, each restricted stock award or deferred stock award (collectively, the 'Stock Awards') or any other stock-based award (other than the Options), the value of which is based upon the value of the Company Common Stock (the 'Units,' and together with Stock Awards, the 'Awards') which is subject to any vesting requirement and which was issued pursuant to a Company Stock Option Plan or any of the Company's Partnershare Plan, Dividend Reinvestment and Common Stock Purchase Plan, Partnership for One-Hundred Plan, Partnership for One-Hundred Plan II, the Partnership Equity Plan or the BT Investments (Australia) Ltd. Group Notional Equity Participation Plan (collectively, the 'Company Equity Plans' and together with the Company Stock Option Plans, the 'Company Stock Plans') and which is disclosed in Section 3.2 of the Company Disclosure Schedule shall become 100% vested and payable or distributable, as the case may be.

     (b) Effective as of the Effective Time, each Award shall be canceled and terminated in accordance with its terms. In consideration of such cancellation and termination, as soon as practicable after the Effective Time, the Surviving Corporation shall pay to the holder of each Award the amount in respect thereof as is required under the terms of the Company Stock Plans and/or agreements governing such Awards, subject to employment or income tax withholding of such amounts (if any) as are required under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Award.

     1.8 Certificate of Incorporation. Subject to the terms and conditions of this Agreement (including, without limitation, Section 1.12), at the Effective Time, the certificate of incorporation of Merger Sub (which certificate shall provide for the terms of the Company Preferred Stock to remain as provided for under the Company's certificate of incorporation as now in effect) shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

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

     1.9 Bylaws. Subject to the terms and conditions of this Agreement, at the Effective Time, the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.10 Directors and Officers of Surviving Corporation. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation; such directors and officers shall hold office in accordance with the Surviving Corporation's bylaws and applicable law.

     1.11 Integration of Legal Entities. The parties agree to cooperate and take all requisite action prior to or following the Effective Time to merge or otherwise consolidate legal entities (effective at or after the Effective Time) to the extent desirable in Parent's judgment for commercial, regulatory or other reasons, and further agree that Parent may at any time change the method of effecting the Merger, including, without limitation, by merging another direct or indirect wholly owned subsidiary of Parent with and into the Company, and the Company shall cooperate in such efforts, including by entering into an appropriate amendment to this Agreement, provided, however, that any such actions shall not (a) alter or change the amount or kind of Merger Consideration to be paid to holders of the Company Common Stock as provided for in this Agreement or (b) materially delay receipt of any approval referred to in Section 7.1(b) or the consummation of the transactions contemplated by this Agreement.

     1.12 Name of Surviving Corporation. At and following the Effective Time, the name of the Surviving Corporation shall be 'Bankers Trust Corporation,' until thereafter changed in accordance with applicable law.

                                   ARTICLE II
                         CLOSING; DISCLOSURE; STANDARDS

     2.1 Closing Date. The closing of the transactions provided for in this Agreement (the 'Closing') shall be held at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, at 10:00 A.M. on the third business day after the satisfaction or waiver (subject to applicable law) of the latest to be satisfied or waived of the conditions set forth in Sections 7.1, 7.2 and 7.3 hereof or at such other place and on such other date as shall be agreed to by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the 'Closing Date.'

     2.2 Deliveries at Closing. Subject to the provisions of Articles VII and VIII, on the Closing Date there shall be delivered to Parent and the Company the documents and instruments required to be delivered under Article VII.

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

     2.3 Disclosure Schedules. (a) Prior to the execution and delivery of this Agreement, the Company has delivered to Parent, and Parent has delivered to the Company, a schedule (in the case of the Company, the 'Company Disclosure Schedule,' and, in the case of Parent, the 'Parent Disclosure Schedule') setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article III, in the case of the Company, or Article IV, in the case of Parent, or to one or more of such party's covenants contained in Article V; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 2.3(b), and (ii) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect with respect to either the Company or Parent, respectively.

     (b) No representation of the Company contained in Article III (other than Section 3.8(a)) or of Parent contained in Article IV shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article III, in the case of the Company, or Article IV, in the case of Parent, has had or would be reasonably likely to have a Material Adverse Effect with respect to the Company or Parent, respectively. For all purposes of determining whether any facts or events contravening a representation or warranty contained herein constitute, individually or in the aggregate, a Material Adverse Effect, representations and warranties contained in Article III (other than Section 3.8(a)) or IV shall be read without regard to any reference to materiality or Material Adverse Effect set forth therein.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as Previously Disclosed in the section of the Company Disclosure Schedule corresponding to the relevant section below, the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

     3.1 Corporate Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the 'BHCA'). The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Subject to the following sentence, as used in this Agreement, the word 'Subsidiary' when used with respect to any party means any bank, corporation, partnership, limited liability company or other organization, whether an incorporated or unincorporated organization (a 'Corporate Entity'), which is consolidated with such party for financial reporting purposes or which otherwise would be deemed to be a subsidiary of such Person within the meaning of the BHCA. For purposes of this Article III (except for Sections 3.5, 3.13 and 3.15, as to which the preceding sentence shall apply) and Article IV hereof, 'Subsidiary' shall mean, with respect to any party, a Corporate Entity which is consolidated with such party for financial reporting purposes. True and complete copies of the certificate of incorporation and bylaws of the Company, as in effect as of the date of this Agreement, have previously been made available by the Company to Parent.

     (b) The Company has Previously Disclosed to Parent a complete and correct list of all of the Company's Subsidiaries. Except for the capital stock and securities referred to in the immediately following sentence, there are no outstanding shares of capital stock or other equity securities of each such Subsidiary, options, warrants, stock appreciation rights, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such Subsidiary, or contracts, commitments, understandings or arrangements by which such Subsidiary may become bound to issue additional shares of its capital stock or other equity securities, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. All of the outstanding shares of capital stock or other securities evidencing ownership of the Company's Subsidiaries are validly issued, fully paid and (except as otherwise required by law) non-assessable and, except as otherwise disclosed in
Section 3.1(b) of the Company Disclosure Schedule, such shares or other securities are owned by the Company or its wholly owned Subsidiaries free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest (a 'Lien') with respect thereto. Each of the Company's Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company or other legal entity under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing (to the extent the concepts of 'qualification to do business' and 'good standing' exist) in all jurisdictions (whether supranational, federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. Section 3.1(b) of the Company Disclosure Schedule sets forth a list of all Corporate Entities deemed to be a subsidiary of the Company or any of its Subsidiaries within the meaning of the BHCA. The Company has provided to Parent a true and complete description of all principal, joint venture and similar investments held by the Company or any of its Subsidiaries, including, without limitation, all such investments in which any Company employee or affiliate serves as a director. The Company has provided or made available to Parent a true and complete copy of all partnership, joint venture or similar agreements to which the Company or any of its Subsidiaries is a party. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company does not have outstanding any capital commitments with respect to the principal, joint venture and similar investments of the Company

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

or any of its Subsidiaries which exceeds $1 million individually. Section 3.1(b) of the Company Disclosure Schedule sets forth a true and complete list of all outstanding capital commitments with respect to the principal, joint venture and similar investments of the Company and any of its Subsidiaries.

     (c) The minute books of the Company and of each of its Significant Subsidiaries (as defined in Regulation S-X of the SEC (as defined in Section 3.4)) accurately reflect in all material respects all material corporate actions held or taken since January 1, 1995 of its stockholders and Board of Directors (including committees of its Board of Directors).

     3.2 Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of the Company Common Stock, of which as of October 31, 1998, 95,304,919 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, no par value (the 'Company Preferred Stock'), of which 80,000 have been designated as Adjustable Rate Cumulative Preferred Stock, Series Q ($2500 Liquidation Preference) ('Series Q'), 60,000 have been designated as Adjustable Rate Cumulative Preferred Stock, Series R ('Series R'), and 50,000 have been designated as 7 3/4% Cumulative Preferred Stock, Series S ($2500 Liquidation Preference) ('Series S'). As of October 31, 1998, 63,847 shares of Series Q Company Preferred Stock are issued and outstanding (evidenced by 63,847,000 depositary shares, each of which represents a one-hundredth interest in a share of Series Q Company Preferred Stock ($2500 Liquidation Preference)), 44,000 shares of Series R Company Preferred Stock are issued and outstanding (evidenced by 44,000,000 depositary shares, each of which represent a one-hundredth interest in a share of Series R Company Preferred Stock ($2500 Liquidation Preference)), and 50,000 shares of Series S Company Preferred Stock are issued and outstanding (evidenced by 50,000,000 depositary shares, each of which represent a one-hundredth interest in a share of Series S Company Preferred Stock ($2500 Liquidation Preference)). As of October 31, 1998, 10,075,256 shares of the Company Common Stock are held in the Company's treasury. No shares of the Company Common Stock or the Company Preferred Stock are reserved for issuance, except for 293,300 shares of the Company Common Stock reserved for issuance in connection with the Company Stock Plans and the Company Convertible Debentures and 1,000,000 shares of the Company Preferred Stock reserved for issuance in connection with the Rights Plan. All of the issued and outstanding shares of the Company Common Stock and the Company Preferred Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Option Agreement and except as provided below, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, stock appreciation rights, commitments or agreements of any character calling for the purchase or issuance of any shares of the Company Common Stock or the Company Preferred Stock or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of the Company Common Stock or the Company Preferred Stock or requiring any payment relating to the value or market price of the Company Common Stock or the Company Preferred Stock. Section 3.2 of the Company Disclosure Schedule sets forth the number of shares of the Company Common Stock issuable on the conversion of the Company Convertible Debentures and a list, as of October 31, 1998, of the Option holders, the date of each Option to purchase the Company Common Stock granted, the number of shares subject to each

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such Option, the expiration date of each such Option, the vesting schedule of each such Option and the price at which each such Option may be exercised under the applicable Company Stock Plan. Except as set forth in Section 3.2 of the Company Disclosure Schedule (but without giving effect to shares reserved but not then subject to outstanding Options as identified in such Section of the Company Disclosure Schedule), since September 30, 1998, the Company has not (i) issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than shares of the Company Common Stock issued upon the exercise or conversion of Options outstanding as of September 30, 1998, as described in the immediately preceding sentence or (ii) taken any actions which would cause an antidilution adjustment under any outstanding Options of the Company. Except as set forth on Section 3.2 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or to register for sale, any shares of capital stock of the Company or any of its Subsidiaries. Except as set forth in Section 3.2 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any of its Subsidiaries. The Company Common Stock and the Company Preferred Stock shall be referred to collectively as the 'Company Capital Stock.'

     3.3 Authority; No Violation. (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Company prior to the date hereof (which approval satisfies in full the requirements of the BCL regarding approval by a board of directors), and such approval is in full force and effect. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval and adoption at a meeting of such stockholders and, except for the approval and adoption of this Agreement by the affirmative vote of the holders of two-thirds of the votes of the outstanding shares of the Company Common Stock entitled to vote thereon, no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Company has resolved to recommend that the Company's stockholders approve and adopt this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. In addition, the Board of Directors has taken all requisite action such that (i) the Rights Plan and (ii) the freezeout, special shareholder voting and other requirements imposed by Section 912 of the BCL, and the provisions of any other state 'freezeout', 'fair price', 'moratorium', 'control share acquisition' or other similar anti-takeover statute or regulation, are not applicable to the Merger or the transactions contemplated by this Agreement or the Option Agreement.

     (b) Neither the execution and delivery of this Agreement or the Option Agreement by the Company, nor the consummation by the Company of the transactions

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

contemplated hereby or thereby, nor compliance by the Company with any of the terms or provisions hereof or thereof, will (i) violate any provision of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

     3.4 Consents and Approvals. Except for (a) the requisite filings with, notices to and approval of the Board of Governors of the Federal Reserve System (the 'Federal Reserve Board') under the BHCA, (b) the filing of any required applications or notices with the Federal Reserve Bank of New York, the New York State Banking Department and other applicable supranational, federal, state or foreign governmental agencies or authorities and approval of such applications and notices, (c) the filing with the Securities and Exchange Commission (the 'SEC') of a proxy statement in definitive form relating to the meeting of the Company's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the 'Proxy Statement'), (d) the filing of the Certificate of Merger with the New York Secretary pursuant to the BCL, (e) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of supranational, federal, state and foreign laws (including, without limitation, securities and insurance laws) relating to the regulation of broker-dealers, investment advisers and insurance agencies and any applicable domestic or foreign industry self-regulatory organization ('SRO'), and the rules of the New York Stock Exchange (the 'NYSE'),
(f) the consents, approvals and notices required under the Investment Company Act of 1940, as amended (the '1940 Act') and the Investment Advisers Act of 1940, as amended (the 'Advisers Act'), (g) the approval and adoption of this Agreement and the Merger by the requisite vote of the stockholders of the Company, (h) the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act') or any consents, authorizations, approvals, filings or exemptions required by any other applicable antitrust law or merger regulation, including Council Regulation No. 4064/89 of the European Community (the 'EC Merger Regulation'),
(i) such additional consents and approvals set forth in Section 3.4 of the Company Disclosure Schedule, and (j) consents, authorizations, approvals, filings and registrations the failure of which to obtain or make would not be reasonably likely to result in a Material Adverse Effect on the Company or prevent or materially delay consummation of the transactions contemplated by this Agreement, no consents, authorizations or approvals of or filings or registrations with any court, administrative agency or commission or other governmental or regulatory authority or instrumentality (each a 'Governmental Entity') or, of or with any other Person, are necessary in

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connection with (x) the execution and delivery by the Company of this Agreement,
(y) the consummation by the Company of the Merger and the other transactions contemplated hereby or (z) the conduct by the Surviving Corporation following the Effective Time of the business of the Company and its Subsidiaries as currently conducted. As of the date hereof, the Company has no reason to believe that any Requisite Regulatory Approvals (as defined in Section 7.1(b)) will not be obtained or satisfied, as the case may be.

     3.5 Reports. The Company and each of its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with (a) the SEC, (b) any SRO and (c) any other federal, state or foreign governmental or regulatory agency or authority (collectively with the SEC and the SROs, 'Regulatory Agencies'), and all other reports, registrations and statements required to be filed by them since January 1, 1995, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the Knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since January 1, 1995. Except as set forth in Section 3.5 of the Company Disclosure Schedule, there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report, registration or statement relating to any examinations of the Company or any of its Subsidiaries.

     3.6 Financial Statements. The Company has previously made available to Parent copies of (a) the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1996 and December 31, 1997, (b) the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by a Form 10-K/A dated May 8, 1998 (the 'Company 1997 Form 10-K') filed with the SEC under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), in each case accompanied by the audit report of the Company's independent public accountants, and (c) the unaudited consolidated interim financial statements of the Company included in the Company's Quarterly Reports on Form 10-Q for each of its first three fiscal quarters ended after December 31, 1997. The December 31, 1997 consolidated balance sheet of the Company and the other financial statements referred to in the preceding sentence (including the related notes, where applicable) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, and any financial statements filed by the Company with the SEC under the Exchange Act after the date of this Agreement (including the related notes, where applicable) will fairly present in all material respects (including the related notes, where applicable) (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such

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statements (including the related notes, where applicable) comply (and, in the case of the financial statements filed after the date of this Agreement, will comply) in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared (and, in the case of the financial statements filed after the date of this Agreement, will be prepared) in all material respects in accordance with United States generally accepted accounting principles ('GAAP') or regulatory accounting principles, as applicable, consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP or regulatory accounting principles, as applicable, and any other applicable legal and accounting requirements.

     3.7 Broker's Fees. Neither the Company nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreement, except that the Company has retained Morgan Stanley & Co. Incorporated as its financial advisor, pursuant to compensation arrangements with which have been disclosed in writing to Parent prior to, and will not be modified subsequent to, the date of this Agreement.

     3.8 Absence of Certain Changes or Events. (a) Except as publicly disclosed in the Company Reports (as defined in Section 3.12) filed prior to the date of this Agreement, since September 30, 1998, no event has occurred and no fact or circumstance shall have come to exist which has had, or is reasonably likely to result in, a Material Adverse Effect on the Company.

     (b) As of the date of this Agreement, except as publicly disclosed in the Company Reports filed prior to the date hereof, since December 31, 1997, the Company and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices and there has not been:

          (i) except as required by applicable law and except as specifically provided for in this Agreement, any (A) increase in the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any current or former executive officer, employee (other than normal wage increases in the ordinary course consistent with past practices), or director from the amount thereof in effect as of December 31, 1997, or (B) grant of any severance, deferred compensation, termination or change in control pay, entry into any employment contract or contract to make or grant any severance, deferred compensation, termination or change in control pay, or payment of any bonus other than customary year-end bonuses for fiscal 1997 or acceleration of the payment of, or entitlement to, any compensation payment or benefit described above, by the Company or any of its Subsidiaries;

          (ii) any strike, work stoppage, slowdown, or other material labor disturbance or employment related problem, or any activity or proceeding by a labor union or other

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

     similar organization to represent or otherwise organize any of the employees of the Company;

          (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock, other than regular quarterly cash dividends on the Company Common Stock and dividends payable on the Company Preferred Stock in accordance with their terms as of the date of this Agreement;

          (iv) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, or in lieu of or in substitution for shares of the Company Capital Stock, except for issuances of Company Common Stock upon the exercise of Options awarded prior to the date hereof in accordance with the terms of the Company Stock Plans;

          (v) except insofar as required by a change in GAAP, any change in accounting methods, principles or practices by the Company or any of its Subsidiaries; or

          (vi) any tax election or any settlement or compromise of any material income tax liability.

     3.9 Legal Proceedings. (a) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (i) against the Company or any of its Subsidiaries,
(ii) against any person who is currently an executive officer of the Company or any of its Subsidiaries with respect to any of their actions as such or (iii) challenging the validity or propriety of the transactions contemplated by this Agreement or the Option Agreement.

     (b) There is no injunction, order, judgment or decree imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries.

     (c) The Company has Previously Disclosed to Parent information concerning the reserves associated with any of the matters described in this Section 3.9 as reflected in the books and records of the Company as of the date hereof.

     3.10 Tax Matters. (a) The Company and each of its Subsidiaries has duly filed all Tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and such returns and reports are true, correct and complete in all material respects. The Company and each of its Subsidiaries has paid (or the Company has paid on its behalf) or made provision (in accordance with GAAP) for all Taxes shown as due on such Tax returns and reports for all past and current periods for which the Company or any of its Subsidiaries is liable.

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     (b) The most recent financial statements contained in the Company's
Quarterly Report on Form 10-Q for the fiscal period ending September 30, 1998 reflect reserves for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries that are not reserved for in accordance with GAAP.

     (c) To the Knowledge of the Company, no requests for waivers of the time to assess any Taxes against the Company or any of its Subsidiaries have been granted or are pending, except for requests with respect to such Taxes that have been reserved for in accordance with GAAP in the most recent financial statements contained in the Company's Quarterly Report on Form 10-Q for the fiscal period ending September 30, 1998.

     (d) As used in this Agreement, the term 'Taxes' includes all supranational, federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including, without limitation, obligations for withholding Taxes from payments due or made to any other Person and any interest, penalties or additions to tax.

     3.11 Employee Benefit Plans; ERISA. (a) Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries maintain or contribute to, or have any obligation to contribute to, or have any liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to, any material employment, consulting, severance pay, termination pay, retirement, deferred compensation, retention or change in control plan, program, arrangement, agreement or commitment, or an executive compensation, incentive bonus or other bonus, pension, stock option or other equity based, profit sharing, savings, life, health, disability, accident, medical, insurance, vacation, or other employee benefit plan, program, arrangement, agreement, fund or commitment, including any 'employee benefit plan' as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA') providing benefits to any current or former employee, officer or director of the Company or any of its Subsidiaries or any current or former employee, officer or director of any entity with respect to which the Company or its Subsidiaries is a successor (collectively the 'Company Benefit Plans'). Except as disclosed in
Section 3.11(a) of the Company Disclosure Schedule (or as otherwise expressly provided under this Agreement): (i) neither the Company nor any of its Subsidiaries has any plan or commitment, whether legally binding or not, to create any additional Company Benefit Plan or modify or change any existing Company Benefit Plan that would materially increase the benefits provided to any employee or former employee of the Company or any Subsidiary thereof; and (ii) since August 1, 1998, there has been no material change, amendment, modification to, or adoption of, any Company Benefit Plan;

     (b) With respect to each Company Benefit Plan: (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code or under any law or regulation of any foreign jurisdiction or Regulatory Agency, such plan so qualifies, its trust (if any) is exempt from taxation under Section 501(a) of the Code and the consummation of the transaction contemplated hereby will not adversely affect such qualification or exemption; (ii) it has been operated and administered in compliance with its terms and all applicable laws and regulations (including but not limited to ERISA, the Code and any relevant foreign laws and regulations); (iii) there are no material pending or threatened claims against, by or on behalf of any Company Benefit Plans (other than routine claims for benefits); (iv) no breaches of fiduciary duty have occurred; (v) no non-exempt prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code has occurred; (vi) no Lien imposed under the Code, ERISA or any foreign law exists; and (vii) all contributions, premiums and expenses to or in respect of such Company Benefit Plan have been timely paid in full or, to the extent not yet due, have been adequately accrued on the Company's consolidated financial statements;

     (c) Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability under Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or any foreign law or regulation relating to employee benefit plans, and, to the Knowledge of the Company, no event, transaction or condition has occurred, exists or is expected to occur which could result in any such material liability to the Company, any of its Subsidiaries or, after the Closing, to Parent;

     (d) Except as set forth in Section 3.11(d) of the Company Disclosure Schedule, with respect to each Company Benefit Plan that is a 'welfare plan' (as defined in Section 3(1) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment, other than as required under Section 4980B of the Code or on an employee-pay-all basis;

     (e) Except as set forth in Section 3.11(e) of the Company Disclosure Schedule or as specifically provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or director of the Company or any of its Subsidiaries to any retention, change in control or severance benefits or compensation or any other compensatory payments; or (ii) accelerate the time of the payment, vesting or funding of, or increase the amount of, compensation or benefits paid or payable to any such current or former employee or director. Except as specifically identified in Section 3.11(e) of the Company Disclosure Schedule, no amount or benefit paid or payable in connection with the transactions contemplated hereby, individually or in the aggregate, (whether contingent or otherwise) by the Company, any of its Subsidiaries or, following the Closing, Parent, will fail to be deductible under Section 162(m), Section 280G or any other provision of the Code or any similar foreign law or regulation;

     (f) There is no Company Benefit Plan that is a 'multiemployer plan', as such term is defined in Section 3(37) of ERISA, nor is any Company Benefit Plan a plan covered by Section 4063 or 4064 of ERISA;

     (g) True and complete copies of each Company Benefit Plan (other than foreign benefit plans or statutorily required benefit plans or schemes), including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, all

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

amendments thereto and the most recent determination letters issued by the Internal Revenue Service, all government and regulatory approvals received from any foreign Regulatory Agency, the most recent summary plan descriptions (including any material modifications) and the most recent audited financial reports for any funded Company Benefit Plan have been supplied or made available to Parent;

     (h) No liability under Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries with respect to any Company Benefit Plan or the single-employer plan of any entity which is considered one employer with the Company or any of its Subsidiaries under
Section 4001(a)(14) of ERISA or Section 414 of the Code (an 'ERISA Affiliate'). No notice of a 'reportable event,' within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, or any similar notice to any foreign Regulatory Agency, has been required to be filed for any Company Benefit Plan within the past 12 months nor will any such notice be required to be filed as a result of the transactions contemplated by this Agreement;

     (i) Neither any Company Benefit Plan nor any single-employer plan of an ERISA Affiliate of the Company or any of its Subsidiaries has an 'accumulated funding deficiency' (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Code; and

     (j) Under each Company Benefit Plan which is a single-employer plan and any foreign plan that is a defined benefit plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all 'benefit liabilities', within the meaning of Section 4001(a)(16) of ERISA or, with respect to any foreign plan, as determined under any equivalent law or practice (in each case as determined on the basis of the actuarial assumptions contained in Company Benefit Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Company Benefit Plan, and there has been no material adverse change in the financial condition of such Company Benefit Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

     3.12 SEC Reports. The Company has made available to Parent an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1996 by the Company with the SEC pursuant to the Securities Act of 1933, as amended (the 'Securities Act'), or the Exchange Act (the 'Company Reports'), and (b) communication mailed by the Company to its stockholders since January 1, 1996. As of the date of filing or mailing, as the case may be, no such registration statement, prospectus, report, schedule, proxy statement or communication contained (and no registration statement, prospectus, report, schedule, proxy statement or communication filed or mailed after the date of this Agreement will contain) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. Since January 1, 1996, the Company and each of its Significant Subsidiaries has timely filed (and will timely file after the date of this Agreement) all reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all such reports complied (and, in the case of all reports and other documents filed after the date of this Agreement, will comply) in all material respects with the published rules and regulations of the SEC with respect thereto.

     3.13 Licenses; Compliance with Applicable Law. The Company and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violations of any of the above.

     3.14 Certain Contracts. Except as set forth in Section 3.14 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (a) as of the date hereof, with respect to the employment of any directors, executive officers, key employees or material consultants (other than oral contracts of employment at will), (b) which is a 'material contract' (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed with or incorporated by reference in the Company Reports, (c) which contains any material non-compete or exclusivity provisions with respect to any business or geographic area in which business is conducted with respect to the Company or any of its Subsidiaries or which restricts the conduct of any business by the Company or any of its Subsidiaries or any geographic area in which the Company or any of its Subsidiaries may conduct business or requires exclusive referrals of any business, (d) with or to a labor union or guild (including any collective bargaining agreement), (e) except as contemplated by Article I hereof or as set forth in Section 3.11(d) of the Company Disclosure Schedule (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (f) which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement. The Company has previously made available to Parent true and correct copies of all employment and deferred compensation agreements with executive officers, key employees or material consultants which are in writing and to which the Company or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14, whether or not set forth in Section 3.14 of the Company Disclosure Schedule, is referred to herein as a 'Company Contract', and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto.

     3.15 Agreements with Regulatory Agencies. Except as set forth in Section
3.15 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to

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any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity, that restricts the conduct of its business or has, or could reasonably be expected to, result in a liability or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a 'Company Regulatory Agreement'), nor has the Company or any of its Subsidiaries (a) been advised since January 1, 1995 by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement or (b) any Knowledge of any pending or threatened regulatory investigation.

     3.16 Investment Securities. Each of the Company and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its Subsidiaries. Such securities are valued on the books of the Company in accordance with GAAP.

     3.17 Derivative Instruments. Any swaps, caps, floors, futures, forward contracts, option agreements, and any other derivative financial instruments, contracts or arrangements (collectively, 'Derivative Instruments'), whether entered into for the account of the Company or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and to the Knowledge of the Company, in accordance with prudent business practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. The Company and each of its Subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to the Company's Knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder. The Company has Previously Disclosed to Parent information which is accurate and complete in all material respects as of the date of this Agreement regarding: (a) the composition and character of the trading, lending and dealing portfolios of the Company and its Subsidiaries (including without limitation any such information concerning the Derivative Instruments and related securities, currencies, instruments, assets and contracts comprising the trading and dealing portfolios of the Company and its Subsidiaries); (b) the current credit exposures and credit concentrations arising from the trading, dealing and lending operations of the Company and its Subsidiaries; (c) the potential additional credit exposures and credit concentrations to which the Company and its Subsidiaries may become exposed as a result of existing positions and loans on its and their books; (d) the extent and credit quality of collateral securing the current and potential credit exposures of the Company and its Subsidiaries; (e) the statistically modeled market risk profile(s) of, or other scenario or test results regarding, the trading and dealing portfolios of the Company and its

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Subsidiaries; and (f) the methodologies, techniques, empirical inputs and assumptions used by the Company and its Subsidiaries in the pricing models that mark-to-market the trading and dealing positions of the Company and its Subsidiaries and the statistical models that quantify the measures and estimates of credit and market risk described in clauses (a) through (e) above.

     3.18 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the Company's Form 10-Q for the period ended September 30, 1998, liabilities identified in Section 3.18 of the Company Disclosure Schedule and liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1998, neither the Company nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

     3.19 Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on the Company or any of its Subsidiaries, of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ('CERCLA'), pending or threatened against the Company or any of its Subsidiaries. To the Knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation.

     3.20 Intellectual Property. (a) The Company and its Subsidiaries own or have valid license to use all trade secrets, patents, copyrights, trademarks, service marks, trade names or other intellectual property rights (including any registrations or applications for registration of any of the foregoing) (collectively, the 'Company Intellectual Property') necessary to carry on its business substantially as currently conducted. Neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with, and, to the Company's Knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any Company Intellectual Property.

     (b) The consummation of the Merger and the other transactions contemplated by this Agreement will not result in the loss by the Company of any rights to use computer and telecommunications equipment or software, including source and object code and documentation and any other media (including, without limitation, manuals, journals and reference books), or other technology necessary to carry on its business substantially as currently conducted.

     (c) Neither the Company nor any of its Subsidiaries has received, nor to the Knowledge of the Company are there facts that would form the basis for the issuance of, a 'Year 2000 Deficiency Notification Letter' (as such term is employed in the Federal Reserve's Supervision and Regulatory Letter No. SR 98-3
(SUP), dated March 4, 1998). The Company has disclosed to Parent a complete and accurate copy of its plan, including its good faith estimate of the anticipated associated costs, for addressing the issues set forth in the Year 2000 guidance

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

papers issued by the Federal Financial Institutions Examination Council, including the statement dated May 5, 1997, entitled 'Year 2000 Project Management Awareness,' December 17, 1997, entitled 'Safety and Soundness Guidelines Concerning the Year 2000 Business Risk,' and October 15, 1998, entitled 'Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness,' as such issues affect any of the Company or its Subsidiaries. Between the date of this Agreement and the Effective Time, the Company shall use its reasonable best efforts to implement such plan.

     (d) The Company has disclosed to Parent a complete and accurate copy of its plan, including its good faith estimate of the anticipated associated costs, for addressing the issues set forth in the Federal Reserve's Supervision and Regulatory Letter No. SR 98-16 (SUP), dated June 12, 1998, entitled 'Banking Organizations' Preparedness for Economic and Monetary Union in Europe' as such issues affect any of the Company or its Subsidiaries. Between the date of this Agreement and the Effective Time, the Company shall use its reasonable best efforts to implement such plan.

     3.21 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that the Company or any such Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or such Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving the Company or any of its Subsidiaries pending or, to its knowledge, threatened, nor is the Company aware of any activity involving it or its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity; and the Company and its Subsidiaries are in compliance with all applicable laws and regulations in respect of employment and employment practices, terms and conditions of employment, wages and hours relating to its employees and has not engaged in any unfair labor practice.

     3.22 Fairness Opinion. On or before the date hereof, Morgan Stanley & Co. Incorporated has delivered its opinion to the Company's Board of Directors that the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock.

     3.23 Investment Company Act. The Company and each of its Subsidiaries are in compliance with the provisions of Section 15(f) of the 1940 Act applicable thereto (including with respect to any obligations arising out of the Company's acquisition of Alex. Brown Incorporated). A complete list of the registered investment company clients of the Company and each of its Subsidiaries, and the names of the members of the boards of directors thereof, has previously been made available by the Company to Parent.

     3.24 Transactions with Affiliates. Except as disclosed in the Company Reports filed prior to the date hereof, from January 1, 1998 through the date hereof there have been no transactions, agreements, arrangements or understandings between the Company or any of its

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

Subsidiaries, on the one hand, and the Company's affiliates (other than wholly owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     3.25 Insurance. The Company has in effect insurance coverage with reputable insurers, summaries of which have previously been provided by the Company to Parent.

     3.26 State Takeover Laws. Neither Section 912 of the BCL nor, to the best of the Company's Knowledge, any other 'fair price', 'moratorium', 'control share acquisition' or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States applicable to the Company or any of its Subsidiaries, is or will be applicable to the Merger, the Option Agreement or any of the transactions contemplated hereby or thereby.

     3.27 Rights Plan. The Board of Directors of the Company has approved an amendment (in the form previously provided to Parent) to the Rights Plan to the effect that none of Parent, Merger Sub or any of their respective affiliates shall become an 'Acquiring Person', and that no 'Shares Acquisition Date' or 'Distribution Date' (as such terms are defined in the Rights Plan) will occur as a result of the approval, execution or delivery of this Agreement or the Option Agreement or the consummation of the transactions contemplated hereby or thereby (including any exercise of the Option (as defined therein)). The Rights Plan and the Rights shall terminate and be of no further effect upon the Effective Time, without any consideration being payable with respect to outstanding rights (the 'Rights') thereunder.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as Previously Disclosed in the section of the Parent Disclosure Schedule corresponding to the relevant section below, Parent and, with respect to Sections 4.1 and 4.2, Merger Sub hereby represent and warrant to the Company as follows:

     4.1 Corporate Organization. Parent is an Aktiengesellschaft duly organized and validly existing under the laws of the Federal Republic of Germany. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and all of its outstanding capital stock is owned directly or indirectly by Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has conducted its operations only as contemplated hereby and has engaged in no other business activities other than as contemplated hereby; provided, however, that Merger Sub may incur indebtedness that does not contravene any other provision hereof. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business (to the extent the concept of 'qualification to do business' exists) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

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

     4.2 Authority; No Violation. (a) Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     (b) The consummation of the transactions contemplated hereby has been duly and validly approved by the Supervisory Board (Aufsichtsrat) of Parent, by the Board of Directors of Merger Sub, and by Parent as sole stockholder of Merger Sub. No other corporate proceedings on the part of Parent or Merger Sub and no vote of Parent's stockholders are necessary to consummate the transactions contemplated hereby.

     (c) The execution and delivery of this Agreement by the two members of the Management Board (Vorstand) of Parent who are the signatories hereto has been duly and validly authorized in accordance with applicable law. The execution and delivery of this Agreement by Merger Sub has been duly and validly approved by the Board of Directors of Merger Sub and no other corporate proceedings on the part of Merger Sub are required. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

     (d) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby, nor compliance by Parent and Merger Sub with any of the terms or provisions hereof, will (i) violate any applicable German law or the certificate of incorporation, bylaws or other organizational documents of Parent or Merger Sub, as applicable, or (ii) assuming that the consents and approvals referred to in Section 4.3 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

     4.3 Consents and Approvals. Except for (a) the requisite filings with, notices to and approval of the Federal Reserve Board under the BHCA, (b) the filing of any required applications or notices with the Federal Reserve Bank of New York, the New York State Banking Department and other applicable supranational, federal, state or foreign governmental agencies or authorities as set forth in Section 4.3 of the Parent Disclosure Schedule and approval of such applications and notices or other formal or informal approvals as set forth in
Section 4.3 of the Parent Disclosure Schedule, (c) the filing of the Certificate of Merger with the New York Secretary pursuant to the BCL, (d) any consents, authorizations, approvals, filings or exemptions

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

in connection with compliance with the applicable provisions of supranational, federal, state and foreign laws (including, without limitation, securities and insurance laws) relating to the regulation of broker-dealers, investment advisers and insurance agencies and of any applicable SRO, and the rules of the NYSE, (e) the consents, approvals and notices required under the 1940 Act and the Advisers Act, (f) the expiration of any applicable waiting period under the HSR Act or any consents, authorizations, approvals, filings or exemptions required by any other applicable antitrust law or merger regulation, including the EC Merger Regulation, (g) such additional consents and approvals set forth in Schedule 4.3 of the Parent Disclosure Schedule, and (h) consents, authorizations, approvals, filings and registrations the failure of which to obtain or make would not be reasonably likely to result in a Material Adverse Effect on Parent or prevent consummation of the transactions contemplated by this Agreement, no consents, authorizations or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (x) the execution and delivery by Parent of this Agreement or
(y) the consummation by Parent of the Merger and the other transactions contemplated hereby. Except as set forth in Section 4.3 of the Parent Disclosure Schedule, Parent has no reason to believe that any Requisite Regulatory Approvals will not be obtained or satisfied, as the case may be.

     4.4 Broker's Fees. Other than Goldman, Sachs & Co., neither Parent nor any Subsidiary of Parent nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement.

     4.5 Legal Proceedings. As of the date of this Agreement, except as set forth in Section 4.5 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Parent, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature challenging the validity or propriety of the transactions contemplated by this Agreement or that would impair the ability of Parent to perform its obligations under this Agreement.

     4.6 Ownership of Company Common Stock. Other than as contemplated by this Agreement or pursuant to the Option Agreement, neither Parent nor any of its affiliates (a) beneficially owns or may be deemed to beneficially own, directly or indirectly, or (b) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Company Common Stock, which in the aggregate represent 5% or more of the outstanding shares of Company Common Stock (other than the Fiduciary and DPC Shares).

     4.7 Financing. Parent has no reason to believe that at the Effective Time it will not have available all the funds necessary to perform its obligations under this Agreement, including consummating the transactions contemplated by this Agreement on the terms contemplated hereby and the payment of all fees and expenses relating to such transactions.

     4.8 Reports. Parent and each of its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with any U.S. or German Regulatory Agency and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a U.S. or German Regulatory Agency in the regular course of business of Parent and its Subsidiaries, no U.S. or German Regulatory Agency has initiated any proceeding or, to the Knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since January 1, 1995; except for any such proceedings or investigations that are not reasonably likely, individually or in the aggregate, to materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

     4.9 Financial Statements. Parent has previously made available to the Company copies of (a) the consolidated balance sheet of Parent and its Subsidiaries as of December 31, 1997, (b) the related consolidated income statement and cash flow statement for fiscal year 1997, as reported in Parent's Annual Report for 1997 (the 'Parent Annual Report'), accompanied by the auditor's report of KPMG Deutsche Truehand-Gesellschaft AG, independent public auditors to Parent, and (c) the most recent unaudited consolidated interim financial statements of Parent with respect to each of its first three fiscal quarters ended after December 31, 1997. The financial statements referred to in the preceding sentence (including the related notes, where applicable) fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount); and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with the standards set by the International Accounting Standards Committee.

     4.10 Licenses; Compliance with Applicable Law. Parent and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries knows of, or has received notice of, any violations of any of the above.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1 Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or the Option Agreement, the Company shall, and shall cause its Subsidiaries to, (a) conduct its business only in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees, (c) take no action which would adversely affect or delay in any material respect the ability of either Parent or the Company to obtain any Requisite Regulatory Approvals and (d) use reasonable best efforts to obtain any third party approvals that are necessary or appropriate for the Surviving Corporation to conduct the business of the Company and its Subsidiaries as currently conducted following the Effective Time. Without limiting the foregoing, the Company agrees, and shall cause its Subsidiaries to continue, to manage the Equity Derivatives Portfolio in accordance with the highest reasonable industry standards, including with respect to credit exposure, credit concentrations, collateral, market risk profile, pricing models and statistical models (in each case, as determined in consultation with Parent).

     5.2 Forbearances of the Company. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.2 of the Company Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement or the Option Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

          (a) other than in the ordinary course of business consistent with past practice, incur (i) any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance existing short-term indebtedness, and indebtedness of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries, and indebtedness under existing lines of credit), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or
     (ii) any capital expenditures, obligations or liabilities;

          (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend (except, (A) regular quarterly cash dividends (with record and payment dates consistent with past practice) at a rate not in excess of the rate heretofore in effect on the Company Common Stock and dividends on the Company Preferred Stock pursuant to the terms thereof and (B) dividends paid in the ordinary course of business by any Subsidiary (whether or not wholly owned) of the Company) or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;
     (iii) grant any additional Options or Units, or any stock appreciation rights, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, (iv) issue any additional shares of capital stock, other than with respect to the conversion of convertible securities outstanding as of the date hereof pursuant to their terms and the exercise of Options granted prior to the date hereof pursuant to the Company Stock Plans; or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

          (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets, including, without limitation, capital stock in any Subsidiaries of the Company, to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement and set forth in Section 5.2(c) of the Company Disclosure Schedule;

          (d) except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, limited partnership or other entity other than a wholly owned Subsidiary of the Company;

          (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material lease, contract or agreement, or make any material change in any of its material leases, contracts or agreements, other than renewals of leases, contracts or agreements without material changes of terms;

          (f) other than in the ordinary course of business consistent with past practice, as required by law or contracts in effect as of the date hereof or as contemplated by this Agreement, increase in any manner the compensation or fringe benefits of any employees, former employees, directors or former directors of the Company or any of its Subsidiaries, or pay any pension or retirement allowance not required by any existing Company Benefit Plans to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, severance or incentive pay agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock based compensation (except pursuant to the terms of existing plans or agreements);

          (g) settle any material claim, action or proceeding involving money damages or waive or release any material rights or claims, except in the ordinary course of business consistent with past practice;

          (h) change its methods of accounting in effect at December 31, 1997, except as required by changes in GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of the Company for the taxable years ending December 31, 1997 and 1996, except as required by changes in law or regulation or as set forth in Section 5.2 of the Company Disclosure Schedule;

          (i) adopt or implement any amendment to its certificate of incorporation or any plan of consolidation, merger or reorganization or any changes to its bylaws;

          (j) materially restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or materially alter the credit or risk concentrations associated with its underwriting and other investment banking businesses;

          (k) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the

     Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

          (l) other than as may be required to effect 'market risk' hedging activities, (i) enter into any new agreement, understanding or arrangement in respect of any Equity Derivatives Instruments, or amend, modify or terminate any existing agreement, understanding or arrangement in respect of any Equity Derivatives Instruments, or (ii) sell, transfer, encumber or otherwise dispose of any Equity Derivatives Instruments, except, in each case, with the prior consent of Parent; or decrease the aggregate amount of reserves attributable to the Equity Derivatives Portfolio other than in connection with any disposition or charge-off undertaken with Parent's consent or as required by GAAP; or

          (m) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

     5.3 Forbearances of Parent. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, Parent shall cause its Subsidiaries to (a) not take or agree to, or make any commitment to take any action, without the prior written consent of the Company, that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law, (b) take no action which would adversely affect or delay in any material respect, the ability of either Parent or Company to obtain any Requisite Regulatory Approval and (c) use its reasonable best efforts to obtain any third party approvals that are necessary or appropriate for the Surviving Corporation to conduct the business of the Company and its Subsidiaries as currently conducted following the Effective Time.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

     6.1 Regulatory Matters. (a) As soon as practicable after the date hereof, the Company shall prepare and file with the SEC the Proxy Statement, which shall be reasonably acceptable to Parent, respond to comments of the staff of the SEC and promptly thereafter mail or deliver the Proxy Statement to its stockholders. Prior to filing the Proxy Statement in preliminary form and in definitive form with the SEC, the Company shall provide Parent with reasonable opportunity to review and comment upon the contents of the Proxy Statement. Parent and the Company, as appropriate, shall promptly prepare and file all requisite notices and applications with respect to the Merger with the Federal Reserve Board, the New York Banking Department, and any other applicable local, state, federal or foreign Regulatory Agency and as required under the HSR Act, the EC Merger Regulation or any other applicable antitrust laws or merger regulations, and shall seek confirmation that no German or other Regulatory Agency objects to the consummation of the transactions contemplated by this Agreement.

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

     (b) Subject to Section 6.6, the parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply fully with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. The Company shall use its reasonable best efforts to obtain all necessary consents and approvals under the 1940 Act and the Advisers Act and to obtain any required approvals of the boards of directors and stockholders of all of its Subsidiaries, and all investment companies or investment advisory clients advised by any such Subsidiary, regulated under the 1940 Act and the Advisers Act or as to which approvals are otherwise required. Parent and the Company shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The Company agrees that neither it nor any of its representatives will have any material contact with any Governmental Entity regarding the Merger, the other transactions contemplated hereby or Parent's regulatory filings or applications without prior consultation with Parent.

     (c) Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement.

     6.2 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period

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

pursuant to the requirements of the federal securities laws or federal or state banking laws (other than reports or documents which the Company is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Company's customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Upon reasonable notice and subject to applicable laws relating to the exchange of information, Parent shall furnish the Company with all information relevant to Parent's ability to consummate the Merger and the other transactions contemplated hereby.

     (b) To the extent permitted by law, the Company shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent and its Subsidiaries, access, during normal business hours during the period prior to the Effective Time, to all its books, contracts, commitments and records, and all other information (including any report or other document filed by the Company or its Subsidiaries with, or received by any of them from, any Governmental Entity) concerning the Equity Derivatives Portfolio as Parent or its Subsidiaries may request.

     (c) Each of Parent and the Company shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 6.2(a) or (b) or otherwise in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated November 6, 1998, between Parent and the Company (the 'Confidentiality Agreement').

     (d) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

     6.3 Board Recommendations. The Company's Board of Directors has adopted a resolution recommending approval and adoption of this Agreement and the Merger by the Company's stockholders, and except as provided in the next sentence, the Board of Directors of the Company shall at all times recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. The Board of Directors of the Company shall be permitted to withdraw or modify in a manner adverse to Parent (or not to continue to make) its recommendation to its stockholders if, but only if, (a) in the opinion of the Company's outside counsel, such action is required, in response to an unsolicited bona fide written Superior Proposal, in order for the Board of Directors of the Company to comply with its fiduciary duties under applicable law, (b) the Company has given Parent five business days' prior notice of the receipt of such Superior Proposal and the Company's Board of Directors has considered any proposed changes to this Agreement (if any) proposed by Parent and (c) the Company has fully and completely complied with Section 6.4. For the purposes of this Agreement, 'Superior Proposal' shall mean any bona fide Acquisition Proposal for at least a majority of the

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

outstanding shares of Company Common Stock on terms the Board of Directors of the Company determines in its good faith judgment (taking into account the advice of a financial advisor of nationally recognized reputation, taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable and provide greater value to all the Company's stockholders than this Agreement and the Merger taken as a whole. For purposes of this Agreement, 'Acquisition Proposal' means any offer or proposal for, or any indication of interest in (w) a merger or consolidation, or any similar transaction, involving the Company or any Significant Subsidiary (as defined in Regulation S-X of the SEC) of the Company, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of the Company or all or substantially all of the assets or deposits of any Significant Subsidiary of the Company, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term 'beneficial ownership' for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing 10% or more of the voting power of the Company or more than 25% of any Significant Subsidiary of the Company, or (z) any substantially similar transaction.

     6.4 Other Offers. The Company and its Subsidiaries, and the officers, directors, financial or legal advisors of the Company and its Subsidiaries, will not, directly or indirectly, (a) take any action to solicit, initiate or encourage any Acquisition Proposal or (b) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person that may be considering making, or has made, an Acquisition Proposal; provided that the Company may, in response to an unsolicited written proposal from a third party regarding an Acquisition Proposal engage in the activities specified in clause (b), if (i) in the opinion of the Company's outside counsel, such action is required for the Board of Directors of the Company to comply with its fiduciary duties under applicable law and (ii) the Company has received from such third party an executed confidentiality agreement with terms not materially less favorable to the Company than those contained in the Confidentiality Agreement. The Company will immediately notify Parent orally and will promptly (and in no event later than 24 hours after having received the relevant Acquisition Proposal) notify Parent in writing (which oral and written notices shall identify the Person making the Acquisition Proposal and set forth the material terms thereof) after having received any Acquisition Proposal, or request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person who is considering making or has made an Acquisition Proposal. The Company will keep Parent fully informed of the status and details of any such Acquisition Proposal or request and any related discussions or negotiations. The Company shall, and shall cause its Subsidiaries, and shall instruct the directors, officers and financial and legal advisors of the Company and its Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted heretofore with respect to any Acquisition Proposal. Nothing in this Section 6.4 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to an Acquisition Proposal by a third party to the extent required under the Exchange Act or from making such

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

disclosure to the Company's stockholders which, in the judgment of the Company's outside counsel, is required under applicable law; provided that nothing in this sentence shall affect the obligations of the Company and its Board of Directors under any other provision of this Agreement.

     6.5 Stockholder Approval. The Company shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of obtaining the requisite stockholder approval required in connection with this Agreement and the Merger. The Company shall recommend (subject to Section 6.3) that its stockholders approve and adopt this Agreement and the Merger Agreement and shall use its reasonable best efforts to obtain the requisite stockholder approval of the Merger, this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.5 shall not be altered by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal, including without limitation a Superior Proposal, or a decision by the Board of Directors of the Company to withdraw or modify in a manner adverse to Parent (or not to continue to make) its recommendation to its stockholders to approve and adopt this Agreement and the Merger.

     6.6 Legal Conditions to Merger. Each of Parent and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement; provided that Parent shall not be obligated to agree to any unduly burdensome condition sought to be imposed by any Governmental Entity. Notwithstanding the foregoing, each of Parent and the Company shall promptly take, or cause its affiliates to take, if required by or necessary to resolve any objection of the Federal Reserve Board or its staff, the New York State Banking Department or its staff, the German Banking Supervisory Authority or its staff, or any other Governmental Entity of competent jurisdiction, in each case in order to consummate the transactions contemplated hereby, all reasonable steps as shall be reasonably necessary (including all reasonable actions necessary to satisfy applicable regulatory capital requirements) to secure the Requisite Regulatory Approvals or any applicable government clearance or notice of non-objection. Each of Parent and the Company represents that such party's affiliates have full power and authority to effect any transactions that may be required pursuant to this Section 6.6 and have no reason to believe that such approvals will not be obtained. Prior to making any filing with a Governmental Entity, and to the extent permitted by law, Parent will provide the Company with a reasonable opportunity to comment on such filing.

     6.7 Indemnification; Directors' and Officers' Insurance. (a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain, to the extent permitted by the BCL, the provisions with respect to indemnification set forth in the certificate of

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incorporation and bylaws of the Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties and any other Persons who at any time prior to the Effective Time were identified as prospective indemnitees under the certificate of incorporation or bylaws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby); provided, that the certificate of incorporation and bylaws of the Surviving Corporation shall not be required to contain such provisions if Parent otherwise provides the same level of indemnification rights to such individuals as contained in the certificate of incorporation and bylaws of the Surviving Corporation without giving effect to changes permitted by this proviso.

     (b) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless, to the fullest extent permitted by the BCL, the present and former officers, directors, employees and agents of the Company or any of its Subsidiaries in their capacities as such (each an 'Indemnified Party') against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby).

     (c) Parent shall use its reasonable best efforts to cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Parent may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby) which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Parent be required to expend more than 200% of the current amount expended by the Company (the 'Insurance Amount') to maintain or procure insurance coverage pursuant hereto; and provided further, that if Parent is unable to maintain or obtain the insurance called for by this Section 6.7(c), Parent shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount.

     (d) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 6.7.

     (e) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                                      A-33


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

     6.8 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     6.9 Advice of Changes. Parent and the Company shall promptly advise the other party of any change or event having, or which could have, a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or would be reasonably likely to cause any of the conditions in Article VII not to be satisfied or to cause the satisfaction thereof to be materially delayed.

     6.10 Employee Benefits. (a) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, recognize the prior service with the Company or any of its Subsidiaries of each employee of the Company or any of its Subsidiaries as of the Effective Time (the 'Company Employees') as service under the Parent employee benefit plans for purposes of eligibility, vesting and levels of benefits (but not for purposes of benefit accruals under any defined benefit pension plan) in which such Company Employee is eligible to participate following the Effective Time. From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent to be waived with respect to the Company Employees and their eligible dependents to the extent that such Company Employees and their eligible dependents were covered or would have been covered under the group health plans of the Company immediately prior to the Effective Time and
(ii) give each Company Employee credit, for the plan year in which such Company Employee commences participation in the plans of Parent, towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the commencement of participation.

     (b) Parent shall, or shall cause the Surviving Corporation to, honor in accordance with their terms all vested benefits under the Company Benefit Plans or under other contracts, arrangements, commitments or understandings set forth in the Company's Disclosure Schedules.

     6.11 Employment Agreements. Concurrently with the execution of this Agreement, the Company is entering into agreements with each of the Company's employees whose names are set forth in Section 6.11 of the Company Disclosure Schedule (the 'Designated Key Employees') in substantially the applicable form set forth in Exhibit B attached hereto. Parent agrees to cause the Surviving Corporation to honor all such agreements in accordance with their respective terms.

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

     6.12 Employee Retention Plan and Benefit Continuation. As soon as practicable following the date hereof, the Company will offer to enter into retention bonus and pay guarantee agreements with key employees of the Company, as determined and approved by Parent in consultation with the Company. In no event shall any amount be payable under any such agreement prior to the Effective Time. It is the intention of Parent that the aggregate amount of retention bonuses subject to such agreements will be an amount between $400 million and $500 million.

     6.13 State Takeover Statutes. The Company will take all steps necessary to exempt (or continue the exemption of) the Merger, this Agreement and the Option Agreement and the transactions contemplated hereby and thereby (including, without limitation, exercise of the Option (as defined therein)) from, or if necessary challenge the validity or applicability of, any applicable state takeover law, as now or hereafter in effect.

     6.14 Section 15 of the Investment Company Act. The Company shall use its reasonable best efforts to obtain as promptly as practicable the approval of the stockholders of each fund with respect to which the Company or any of its Subsidiaries is an investment adviser (collectively, the 'Funds'), pursuant to the provisions of Section 15 of the 1940 Act applicable thereto, of a new investment advisory agreement for such Fund identical in all respects to that in effect immediately prior to the Closing, except that such new investment advisory agreement shall be effective immediately after the Closing and shall have an initial term of two years.

     6.15 Consent Procedure. In connection with obtaining consents from investment advisory clients, if such consents are determined to be necessary, the Company shall (i) use all commercially reasonable efforts to obtain such consents, (ii) keep Parent informed of the status of obtaining consents (including, to the extent permitted by applicable law, pursuant to 'negative consent' procedures), (iii) provide to Parent drafts of any proxy statement or other written communication and (iv) to the extent applicable, deliver to Parent prior to the Closing copies of all executed client consents and make available for inspection the originals of such consents prior to the Closing, and Parent shall facilitate the Company's communication with clients regarding such consents.

     6.16 Rights Plan. Prior to the earlier of the Effective Time or any termination of this Agreement pursuant to Article VIII, the Company agrees that it shall not without Parent's consent redeem the Rights, amend or modify its Rights Plan or take any other action that could result in the Rights Plan being deemed inapplicable to any Person other than Parent.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

     7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

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

          (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of holders of two-thirds of the outstanding shares of the Company Common Stock entitled to vote thereon.

          (b) Other Approvals. All regulatory approvals and non-objections required to consummate the transactions contemplated hereby shall have been obtained (consistent with the provisions of Section 6.6) and shall remain in full force and effect, and all statutory waiting periods shall have expired (including, if applicable, the expiration or termination of any waiting period under the HSR Act, the EC Merger Regulation or any other applicable antitrust laws or merger regulations) (all such approvals, non-objections and the expiration of all such waiting periods being referred to herein as the 'Requisite Regulatory Approvals').

          (c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an 'Injunction') preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal the consummation of the Merger.

     7.2 Conditions to Obligations of Parent and Merger Sub. The obligation of each of Parent and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. Subject to Section 2.3(b), the representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the Closing Date (except to the extent such representations and warranties expressly speak as of a specified earlier date, in which case such representations and warranties shall be true as of such earlier date) as though made on and as of the Closing Date; and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date (except to the extent that any failure to so comply (other than with respect to Sections 6.3, 6.4, 6.5 and 6.16) would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to the Company), and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

          (c) Approvals. All third party approvals (other than the Requisite Regulatory Approvals) that are necessary for the conduct by the Surviving Corporation of the business of the Company and its Subsidiaries as currently conducted following the Effective Time (except for any such approval the failure of which to obtain would not result in a Material Adverse Effect on the Surviving Corporation) shall have been obtained and shall remain in full force and effect.

          (d) No Litigation. No Governmental Entity in the United States, Germany, Australia or the European Union shall have commenced any litigation seeking to restrain, prevent or unwind the Merger or impose material sanctions or penalties as a result thereof or seeking to prevent Parent from having full authority to control and manage the Surviving Corporation after the Effective Time.

          (e) Resignation of Directors. Except as otherwise requested by Parent, the directors of each of the Company and the Company's Significant Subsidiaries shall have executed letters of resignation effective at the Effective Time, in the case of the Directors of the Company, and at such time as their successors have been duly elected and qualified, in the case of the Company's Significant Subsidiaries.

          (f) Rights Agreement. None of the events described in Section 11(a)(ii) or 13 of the Rights Plan shall have occurred, and the Rights shall not become exercisable for Company Common Stock upon consummation of the Merger.

     7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. Subject to Section 2.3(b), the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects, as of the Closing Date (except to the extent such representations and warranties speak as of a specified earlier date, in which case such representations and warranties shall be true as of such earlier date) as though made on and as of the Closing Date; and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by two members of Parent's Management Board (Vorstand) to such effect.

          (b) Performance of Obligations of Parent. Parent shall have performed in all respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date (except to the extent that any failure to so comply would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to Parent), and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by two members of Parent's Management Board (Vorstand) to such effect.

                                  ARTICLE VIII
                           TERMINATION AND AMENDMENT

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company of the matters presented in connection with the Merger:

          (a) by mutual consent of Parent and the Company in a written instrument executed and delivered in accordance with their respective applicable laws;

          (b) by either Parent or the Company if any Governmental Entity which must grant or satisfy, as the case may be, a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable, or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable injunction permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

          (c) by either Parent or the Company if the Merger shall not have been consummated on or before October 31, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (d) by either Parent or the Company if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the date referred to in Section 8.1(c); provided that such breach, if occurring or continuing on the Closing Date, would constitute, individually or in the aggregate with other such breaches, the failure of the conditions set forth in Sections 7.2(a), 7.2(b), 7.3(a) or 7.3(b), as applicable;

          (e) by either Parent or the Company if any approval of the stockholders of the Company required for the consummation of the Merger and the transactions contemplated hereby shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

          (f) by Parent if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its favorable recommendation of the Merger or if the Company determines to negotiate with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to their properties, books or records, to any Person in connection with an Acquisition Proposal; and

          (g) by Parent if any Governmental Entity which must grant or satisfy, as the case may be, a Requisite Regulatory Approval has granted such approval subject to a condition which in the good faith judgment of Parent would be unduly burdensome (consistent with the provisions of Section 6.6), and such grant and related condition have become final and nonappealable.

     8.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Parent, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (a) Sections 6.2(b), 8.2 and 9.2 through 9.12 shall survive any termination of this Agreement, (b) such termination shall not affect the Option Agreement (which shall remain in effect pursuant to its terms unless terminated in accordance therewith) and (c) notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall be relieved or

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

released from any liabilities or damages arising out of its willful breach of any provision of this Agreement; provided that in no event shall any party hereto be liable for any remote or punitive damages.

     8.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by Parent and the Company at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Company, to the extent required by the BCL, there may not be, without further approval of such stockholders, any amendment of this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time prior to the Effective Time, subject to compliance with applicable law, Parent and the Company may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein for the waiving party's benefit. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

     9.2 Expenses. Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Parent and the Company.

     9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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

     (a) if to Parent, to:

         Deutsche Bank AG
         Taunusanlage 12
         60325 Frankfurt am Main
         Germany
         Attention: Group General Counsel
         Fax: 49 69 910 38572

     with a copy to:

         Cleary, Gottlieb, Steen & Hamilton
         One Liberty Plaza
         New York, NY 10006
         Attention: Victor I. Lewkow, Esq.
         Fax: (212) 225-3999

and

     (b) if to the Company, to:

         James T. Byrne, Jr.
         Bankers Trust Corporation
         130 Liberty Street
         New York, NY 10006
         Attention: Office of the Secretary
         Fax: (212) 250-4713

     with a copy to:

         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street
         New York, NY 10019
         Attention: Edward D. Herlihy, Esq.
         Fax: (212) 403-2000

     9.4 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words 'include,' 'includes' or 'including' are used in this Agreement, they shall be deemed to be followed by the words 'without limitation'. No provision of this Agreement shall be construed to require the Company, Parent or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation. Notwithstanding any other provision of this Agreement, neither Parent, on the one hand, nor the Company, on the other, shall be deemed to have failed to comply with any of its obligations hereunder (other than the giving of notice contemplated by Section 8.1(d)) to the

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extent such failure is due to a breach (subject to the standard set forth in
Section 2.3(b)) by the other party of any of its representations, warranties or covenants set forth herein.

     9.5 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.6 Entire Agreement. This Agreement (including the Company Disclosure Schedule, the Parent Disclosure Schedule, the exhibits attached hereto and all other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option Agreement and the Confidentiality Agreement.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law principles thereof.

     9.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.9 Publicity. Neither Parent nor the Company shall, nor shall either permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed and, in any event, only after consultation with the other party to the extent feasible.

     9.10 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     9.11 Court Proceedings.

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

     (a) Waiver of Jury Trial. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

     (b) Governmental Entity. Notwithstanding any provision herein, no party shall be required to commence any action against any Governmental Entity in order to perform its obligations hereunder.

     9.12 Definitions and Usage. (a) For purposes of this Agreement:

          'affiliate' means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. The term 'control' means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          'Agreement' means this Agreement and Plan of Merger, the Parent Disclosure Schedule, the Company Disclosure Schedule and all Exhibits hereto.

          'Alex. Brown Incorporated 1991 Equity Plan' means the Alex. Brown Incorporated 1991 Equity Incentive Plan which was assumed by the Company in connection with its acquisition of Alex. Brown Incorporated on September 1, 1997.

          'BT Investments (Australia) Ltd. Group Notional Equity Participation Plan' means the BT Investments (Australia) Ltd. Group Notional Equity Participation Plan, as amended to date.

          'Dividend Reinvestment and Common Stock Purchase Plan' means the Company's Dividend Reinvestment and Common Stock Purchase Plan, as amended to date.

          'Equity Derivatives Instruments' has the meaning assigned to such term in Section 3.8 of the Company Disclosure Schedule.

          'Equity Derivatives Portfolio' has the meaning assigned to such term in Section 3.8 of the Company Disclosure Schedule.

          'Material Adverse Effect' means, with respect to Parent or the Company, as the case may be, any effect that (i) is or is reasonably likely to be material and adverse to the condition (financial or otherwise), business, liabilities, properties, assets or results of operations of such party and its Subsidiaries taken as a whole other than any change, effect, event or occurrence relating to (A) the United States or global economy or securities markets in general, (B) this Agreement or the transactions contemplated hereby or the announcement thereof, or (C) the financial services industry in general, and not specifically relating to the Company or Parent or their respective Subsidiaries, as the case may be, or (ii) would materially impair the ability of such party to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

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          '1985 Stock Option and Stock Award Plan' means the Company's 1985
     Stock Option and Stock Award Plan as amended to date.

          '1991 Stock Option and Stock Award Plan' means the Company's 1991 Stock Option and Stock Award Plan as amended to date.

          '1994 Stock Option and Stock Award Plan' means the Company's 1994 Stock Option and Stock Award Plan as amended to date.

          '1997 Stock Option and Stock Award Plan' means the Company's 1997 Stock Option and Stock Award Plan as amended to date.

          'Partnership for One-Hundred Plan' means the Company's Partnership for One-Hundred Plan as amended to date.

          'Partnership for One-Hundred Plan II' means the Company's Partnership for One-Hundred Plan II as amended to date.

          'Partnershare Plan' means the Company's Partnershare Plan as amended to date.

          'Person' means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          'Previously Disclosed' with respect to any party means information set forth in such party's Disclosure Schedule.

          'Rights Plan' means the Amended and Restated Rights Agreement, dated February 22, 1988, as amended through the date hereof, between the Company and Harris Trust and Savings Bank.

     A reference in this Agreement to any statute shall be to such statute as amended from time to time, and to the rules and regulations promulgated thereunder.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

                                   Term                                        Section
---------------------------------------------------------------------------   ---------
Acquisition Proposal                                                          6.3
Advisers Act                                                                  3.4
Agreement                                                                     recitals
Awards                                                                        1.7(a)
BCL                                                                           1.1
beneficial ownership                                                          6.3
BHCA                                                                          3.1(a)

                                                  (table continued on next page)

(table continued from previous page)

                                   Term                                        Section
---------------------------------------------------------------------------   ---------
CERCLA                                                                        3.19
Certificate of Merger                                                         1.2
Certificate                                                                   1.5(a)
Closing                                                                       2.1
Closing Date                                                                  2.1
Code                                                                          1.5(c)
Company                                                                       recitals
Company Benefit Plans                                                         3.11(a)
Company Capital Stock                                                         3.2
Company Common Stock                                                          1.4(a)
Company Contract                                                              3.14
Company Convertible Debentures                                                1.4(e)
Company Disclosure Schedule                                                   2.3(a)
Company Employees                                                             6.10(a)
Company Equity Plans                                                          1.7(a)
Company Intellectual Property                                                 3.20(a)
Company 1997 Form 10-K                                                        3.6
Company Preferred Stock                                                       3.2
Company Regulatory Agreement                                                  3.15
Company Reports                                                               3.12
Company Stock Option Plans                                                    1.6
Company Stock Plans                                                           1.7(a)
Confidentiality Agreement                                                     6.2(c)
Corporate Entity                                                              3.1(a)
Derivative Instruments                                                        3.17
Designated Key Employees                                                      6.11
EC Merger Regulation                                                          3.4
Effective Time                                                                1.2
ERISA                                                                         3.11(a)
ERISA Affiliate                                                               3.11(h)
Exchange Act                                                                  3.6
Exchange Agent                                                                1.5(b)
Fiduciary and DPC Shares                                                      1.4(c)
Federal Reserve Board                                                         3.4
Funds                                                                         6.14
GAAP                                                                          3.6
Governmental Entity                                                           3.4
HSR Act                                                                       3.4
Indemnified Party                                                             6.7(b)
Injunction                                                                    7.1(c)
Insurance Amount                                                              6.7(c)
Lien                                                                          3.1(b)
Merger                                                                        recitals

                                                  (table continued on next page)

(table continued from previous page)

                                   Term                                        Section
---------------------------------------------------------------------------   ---------
Merger Consideration                                                          1.4(a)
Merger Sub                                                                    recitals
New York Secretary                                                            1.2
1940 Act                                                                      3.4
NYSE                                                                          3.4
Options                                                                       1.6
Option Agreement                                                              recitals
Parent                                                                        recitals
Parent Annual Report                                                          4.9
Parent Disclosure Schedule                                                    2.3(a)
Proxy Statement                                                               3.4
Regulatory Agencies                                                           3.5
Requisite Regulatory Approvals                                                7.1(b)
Rights                                                                        3.27
SEC                                                                           3.4
Securities Act                                                                3.12
Series Q                                                                      3.2
Series R                                                                      3.2
Series S                                                                      3.2
SRO                                                                           3.4
Stock Awards                                                                  1.7(a)
Subsidiary                                                                    3.1(a)
Superior Proposal                                                             6.3(a)
Surviving Corporation                                                         recitals
Taxes                                                                         3.10(d)
Units                                                                         1.7(a)
Year 2000 Deficiency Notification Letter                                      3.20(c)

     (c) A fact, event, circumstance or occurrence shall be within a Person's 'Knowledge' if, with respect to the Company, such fact, event, circumstance or occurrence is or was actually known by any of the Company's executive officers or directors (or persons serving in a similar capacity), or, with respect to the Parent, such fact, event or circumstance or occurrence is or was actually known by any member of the Parent's Management Board (Vorstand).

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

DEUTSCHE BANK AG                                        BANKERS TRUST CORPORATION

By: /s/ Rolf-E. Breuer                                  By: /s/ Frank N. Newman
      ................................................       .................................................
      Name:  Rolf-E. Breuer                                  Name:  Frank N. Newman
      Title: Spokesman of the Board                          Title: Chairman of the Board
             of Managing Directors                                  and Chief Executive Officer

By: /s/ Josef Ackermann
      ................................................
      Name:  Josef Ackermann
      Title: Member of the Board of
             Managing Directors

CIRCLE ACQUISITION CORPORATION

By: /s/ Robert B. Allardice III
      ................................................
      Name:  Robert B. Allardice III
      Title: President

                                                                      APPENDIX B

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                         RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

     STOCK OPTION AGREEMENT, dated November 30, 1998, between BANKERS TRUST CORPORATION, a New York corporation ('Issuer'), and DEUTSCHE BANK AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany ('Grantee').

                                W I T N E S S E T H:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the 'Merger Agreement'), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the 'Agreement'); and

     WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

          1. The Option. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the 'Option') to purchase, subject to the terms hereof, up to 18,965,678 fully paid and nonassessable shares of Issuer's common stock, par value $1.00 per share (the 'Common Stock'), at a price of $74.625 per share (the 'Option Price'); provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted under the Merger Agreement) at a price less than the Option Price (as adjusted pursuant to Section 5), the Option Price shall be equal to such lesser price; provided, further, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock at the time of exercise. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

          (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to breach any provision of the Merger Agreement.

          2. Exercise; Closing. (a) The Holder (as defined below) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below), provided that the Holder shall have sent written notice of such exercise (as provided in subsection
     (f) of this Section 2) within 90 days following such Subsequent Triggering Event (or such later period as provided in Section 10).

          (b) Each of the following shall be an 'Exercise Termination Event':

             (i) the Effective Time (as defined in the Merger Agreement) of the Merger;

             (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to
        Section 8.1(d) of the Merger Agreement; or

             (iii) the passage of 18 months after termination of the Merger Agreement (or such later period as provided in Section 10) if such termination (A) follows or is concurrent with the occurrence of an Initial Triggering Event or (B) is a termination by Grantee pursuant to
        Section 8.1(d) of the Merger Agreement; provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 18-month period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event (as defined below) but in no event more than 18 months after such termination.

          The 'Last Triggering Event' shall mean the last Initial Triggering Event to expire. The term 'Holder' shall mean Grantee and any other person that shall become a holder of the Option in accordance with the terms of this Agreement.

          (c) The term 'Initial Triggering Event' shall mean any of the following events or transactions occurring after the date hereof:

             (i) Issuer or any of its Subsidiaries (each an 'Issuer Subsidiary'), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term 'person' for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the '1934 Act'), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a 'Grantee Subsidiary') or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction (other than the Merger referred to in the Merger Agreement). For purposes of this Agreement, 'Acquisition Transaction' shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the

        'SEC')) of Issuer, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or all or substantially all of the assets or deposits of any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term 'beneficial ownership' for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing 10% or more of the voting power of Issuer or more than 25% of any Significant Subsidiary of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its wholly-owned Subsidiaries or involving only any two or more of such wholly-owned Subsidiaries, be deemed to be an Acquisition Transaction, if such transaction is not entered into in violation of the terms of the Merger Agreement;

             (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary or shall have authorized or engaged in, or announced its intention to authorize or engage in, any negotiations regarding an Acquisition Transaction with any person other than the Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have failed to recommend or shall have publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction;

             (iii) The shareholders of Issuer shall have voted and failed to approve and adopt the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), any person (other than the Grantee or a Grantee Subsidiary) shall have made a proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

             (iv) (a) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the then outstanding shares of Common Stock or (b) any group (the term 'group' having the meaning assigned in Section 13(d)(3) of the Exchange Act), other than a group of which the Grantee or any Grantee Subsidiary is a member, shall have been formed that beneficially owns 10% or more of the shares of Common Stock then outstanding;

             (v) Any person other than Grantee or any Grantee Subsidiary shall have made a proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

             (vi) After a proposal is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

             (vii) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed with any federal or state regulatory or governmental authority an application for approval or notice of intention to engage in an Acquisition Transaction.

          (d) The term 'Subsequent Triggering Event' shall mean either of the following events or transactions occurring after the date hereof:

             (i) The acquisition by any person or by a group of beneficial ownership of 25% or more of the then outstanding Common Stock; or

             (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (c) of this Section 2, except that the percentage referred to in clause (y) shall be 25% and that the percentage referred in the definition of a Significant Subsidiary shall be changed from 10% to 25%; and provided further, that in no event shall any merger, consolidation or similar transaction involving Issuer or any Significant Subsidiary in which the voting securities of Issuer or of such Significant Subsidiary outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity (or any entity controlling the surviving entity) outstanding immediately after the consummation of such merger, consolidation or similar transaction be deemed to be an Acquisition Transaction for the purposes of this clause
        (ii).

          (e) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice (together, a 'Triggering Event'), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

          (f) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the 'Notice Date') specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the 'Closing Date'); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

          (g) At the closing referred to in subsection (f) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer; provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

          (h) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (g) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares of Common Stock purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

          (i) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

             'The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor.'

          It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the '1933 Act'), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares of Common Stock delivered pursuant hereto have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

          (j) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (f) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

          3. Covenants of Issuer. In addition to its other agreements and covenants herein, Issuer agrees: (i) that it shall at all times maintain, free from subscriptive or preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the 'BHCA') or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer to duly and effectively issue shares of Common Stock pursuant hereto; (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution; and (v) not to enter or agree to enter into any Acquisition Transaction unless the other party or parties thereto agree to assume in writing all of Issuer's obligations hereunder; provided that nothing in this Section 3 or elsewhere in this Agreement shall be deemed to authorize Issuer to breach any provision of the Merger Agreement. Notwithstanding any notice of revocation delivered pursuant to the proviso to Section 7(c), a Holder may require such other party or parties to perform Issuer's obligations under Section 7(a) unless such other party or parties are prohibited by law or regulation from such performance.

          4. Exchange; Replacement. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms 'Agreement' and 'Option' as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

          5. Adjustments. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

          6. Registration. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 12 months (or such later period as provided in Section 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ('Option Shares') in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for a period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary, in the judgment of the Grantee or the Holder, to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance of such shares of Common Stock issuable pursuant to this Option as promptly as practical following such reduction and no reduction in the number of shares of Common Stock to be sold by the Holder shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

          7. Repurchase of Option and/or Option Shares. (a) At any time after the occurrence of a Repurchase Event (as defined below), (i) following a request of the Holder, given prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the 'Option Repurchase Price') equal to (x) he amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed) and (ii) at the request of the owner of Option Shares from time to time (the 'Owner'), delivered prior to an Exercise Termination Event (or such later period as provided in Section
     10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the 'Option Share Repurchase Price') equal to (x) the Market/Offer Price multiplied by the number of Option Shares so designated plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed). The term 'Market/Offer Price' shall mean the greatest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price per share of Common Stock within the six-month period immediately preceding the date on which the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm mutually selected by the Holder or the Owner, as the case may be, on the one hand, and the Issuer, on the other, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm mutually selected by the Holder or Owner, as the case may be, on the one hand, and the Issuer, on the other.

          (b) Following a Repurchase Event, the Holder or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this

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

     Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares, as the case may be, in accordance with the provisions of this Section 7. Prior to the later of (x) the date that is five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the day on which a Repurchase Event occurs, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter shall deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, in each case within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase delivered by the Holder or the Owner pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as the case may be, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

          (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the provisos to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock; provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

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

          8. Substitute Option. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the 'Substitute Option'), at the election of the Holder, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation.

          (b) The following terms have the meanings indicated:

             (1) 'Acquiring Corporation' shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing, surviving or acquiring person, and (iii) the transferee of all or substantially all of Issuer's assets.

             (2) 'Substitute Common Stock' shall mean the common stock (or similar equity interest) issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

             (3) 'Assigned Value' shall mean the Market/Offer Price, as defined in Section 7.

             (4) 'Average Price' shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

          (c) The Substitute Option shall have the same terms as the Option; provided, that if the terms of the Substitute Option may not, for legal reasons, be the same as the Option, such terms shall be as similar as possible to the terms of the Option and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the 'Substitute Option Issuer') shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be.

          (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

          9. Repurchase of Substitute Option. (a) At the request of the holder of the Substitute Option (the 'Substitute Option Holder'), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the 'Substitute Option Repurchase Price') equal to the sum of (x) the amount by which (i) the Highest Closing Price (as defined below) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed), and at the request of the owner (the 'Substitute Share Owner') of shares of Substitute Common Stock (the 'Substitute Shares'), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the 'Substitute Share Repurchase Price') equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed). The term 'Highest Closing Price' shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

          (b) The Substitute Option Holder or the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option or the Substitute Shares, as the case may be, pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal executive office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares, as the case may be, in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices delivered pursuant to this subsection (b) of this Section 9 relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer, following a request for repurchase pursuant to this Section 9, shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and shall thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, that portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, in each case, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer at any time after delivery of a notice of repurchase delivered by the Substitute Share Owner or Substitute Option Holder pursuant to subsection (b) of this Section 9 is prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

          10. Extension. The period for exercise of certain rights under Sections 2, 6, 7 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

          11. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

             (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

             (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and will not be subject to any preemptive rights.

             (c) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of or a default under, its articles or certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject.

             (d) To the best of Issuer's knowledge neither Section 912 of the Business Corporation Law of the State of New York nor any other 'fair price', 'moratorium', 'control share acquisition' or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States applicable to the Issuer or any of its Subsidiaries is applicable to this Agreement or any of the transactions contemplated hereby.

             (e) The Board of Directors of the Issuer has approved an amendment (substantially in the form provided to Grantee) to the Amended and Restated Rights Agreement, dated February 22, 1988, and as amended November 26, 1997, between the Company and Harris Trust and Savings Bank to the effect that none of Grantee nor Merger Sub (as defined in the Merger Agreement) nor any of their respective affiliates shall become an 'Acquiring Person', and that no 'Shares Acquisition Date' or 'Distribution Date' (as such terms are defined in the Rights Plan) will occur as a result of the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

          12. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

             (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

             (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

          13. Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as provided in Section 10); provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

          14. Notional Total Profit. (a) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $500 million; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

          (b) As used herein, the term 'Notional Total Profit' with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

          (c) As used herein, the term 'Total Profit' shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7, less (y) the Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

          15. Surrender. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price (as defined below); provided, however, that Grantee may not exercise its rights pursuant to this Section 15 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The 'Surrender Price' shall be equal to $350 million (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (B) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares.

          (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 15 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 15 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 15 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and
(ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon deliver of such notice of revocation, the Exercise Termination Date shall be extended to a date six months from the date on which the Exercise Termination Date would have occurred if not for the provisions of this Section 15(c)

     (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section 15).

          16. Best Efforts. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

          17. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

          18. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in
     Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

          19. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement or such other address as shall be provided in writing.

          20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          22. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

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

          23. Entire Agreement. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          24. Captions; Capitalized Terms. The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

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

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          DEUTSCHE BANK AG

                                          By: /s/ Rolf-E. Breuer
                                              ..................................
                                             Name:  Rolf-E. Breuer
                                             Title: Spokesman of the Board of
                                                    Managing Directors

                                          By: /s/ Josef Ackermann
                                              ..................................
                                             Name:  Josef Ackermann
                                             Title: Member of the Board of
                                                    Managing Directors

                                          BANKERS TRUST CORPORATION

                                          By: /s/ Frank N. Newman
                                             ...................................
                                            Name:  Frank N. Newman
                                            Title: Chairman of the Board
                                                   and Chief Executive
                                                   Officer

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

                                                                      APPENDIX C

MORGAN STANLEY DEAN WITTER

                                                  1585 BROADWAY
                                                  NEW YORK, NEW YORK 10036
                                                  (212) 761-4000

                                                                  March 23, 1999

Board of Directors
BANKERS TRUST CORPORATION
One Bankers Trust Plaza
New York, NY 10006

Members of the Board:

     We understand that Bankers Trust Corporation ('Bankers Trust'), Deutsche Bank AG ('Deutsche Bank') and Circle Acquisition Corporation, a wholly owned subsidiary of Deutsche Bank ('Merger Sub'), have entered into an Agreement and Plan of Merger, dated as of November 30, 1998 (the 'Merger Agreement'), which provides, among other things, for the merger (the 'Merger') of Merger Sub with and into Bankers Trust. Pursuant to the Merger, Bankers Trust will become a wholly owned subsidiary of Deutsche Bank and each outstanding share of common stock, par value $1 per share of Bankers Trust (the 'Bankers Trust Common Stock'), other than shares held in treasury or held by Deutsche Bank or any affiliate of Deutsche Bank or as to which dissenters' rights have been perfected, will be converted into the right to receive $93.00 per share in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the consideration to be received by the holders of shares of Bankers Trust Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than Deutsche Bank and its affiliates).

     For purposes of the opinion set forth herein, we have:

        (i) reviewed certain publicly available financial statements and other information of Bankers Trust;
       (ii) reviewed certain internal financial information including near-term financial projections and other financial and operating data concerning Bankers Trust prepared by the management of Bankers Trust;
      (iii) discussed the past and current operations and financial condition and the prospects of Bankers Trust with senior executives of Bankers Trust;
       (iv) reviewed the reported prices and trading activity for Bankers Trust Common Stock;

                                      C-1


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

                                                      MORGAN STANLEY DEAN WITTER

        (v) compared the financial performance of Bankers Trust and the prices and trading activity of the Bankers Trust Common Stock with that of certain other comparable publicly-traded companies and their securities;
       (vi) discussed regulatory examinations of Bankers Trust with senior management of Bankers Trust;
      (vii) discussed with senior management of Bankers Trust and Deutsche Bank the strategic objectives of the Merger and reviewed certain estimates of the synergies and other benefits of the Merger for the combined company;
     (viii) analyzed the pro forma impact of the Merger on the combined company's earnings per share, consolidated capitalization and financial ratios;
       (ix) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;
        (x)  participated in discussions among representatives of Bankers Trust and Deutsche Bank and their financial and legal advisors;
       (xi)  reviewed the Merger Agreement and certain related documents; and
      (xii)  performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including the synergies and other benefits expected from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Bankers Trust. We have not made any independent valuation or appraisal of the assets or liabilities of Bankers Trust, nor have we been furnished with any such appraisals and we have not examined any individual loan files of Bankers Trust. In addition, we have assumed the Merger will be consummated substantially in accordance with the terms and conditions set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of Bankers Trust in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Bankers Trust and Deutsche Bank and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of Bankers Trust, except that this opinion may be included in its entirety in any filing made by Bankers Trust with the Securities and Exchange Commission with respect to the Merger.

                                                      MORGAN STANLEY DEAN WITTER

     Based on the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Bankers Trust Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than Deutsche Bank and its affiliates).

                                          Very truly yours,
                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:      /s/ STEPHEN S. CRAWFORD
                                              ..................................
                                                    Stephen S. Crawford
                                                     Managing Directors

                                      C-3


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

                           BANKERS TRUST CORPORATION
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
         SPECIAL MEETING OF HOLDERS OF COMMON STOCK -- APRIL 27, 1999.

     FRANK N. NEWMAN and MELVIN A. YELLIN (collectively, the 'Proxies'), or either of them, with full power of substitution, are hereby appointed proxies to vote all shares of common stock of Bankers Trust Corporation (the 'Corporation') in connection with its merger into a subsidiary of Deutsche Bank AG that the undersigned is entitled to vote at the special meeting of holders of the common stock of the Corporation (the 'Special Meeting') to be held at One Bankers Trust Plaza (130 Liberty Street), New York, New York 10006, April 27, 1999, at 3:00 p.m., or adjournments thereof, with all powers the undersigned would possess if personally present, for each of the matters described in the Proxy Statement, hereby revoking any proxy heretofore given.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ITEM 1.

     In their discretion, the Proxies, or either of them, are authorized to vote upon such other business as may come properly before the meeting.

            PLEASE MARK AND DATE THE PROXY AND SIGN YOUR NAME ON THE
                                 REVERSE SIDE.

          (CONTINUED, AND TO BE DATED AND SIGNED, ON THE REVERSE SIDE)

                           BANKERS TRUST CORPORATION
              PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER [x]
                              USING DARK INK ONLY.

     This proxy, when properly executed, will be voted in the manner described herein. If no direction is made, this proxy will be voted FOR item 1 and according to the judgment of the Proxies with respect to any other business that may come before the Special Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. ADOPTION OF MERGER AGREEMENT:

Adoption of the Agreement and Plan of Merger, dated as of        FOR         WITHHOLD         ABSTAIN
November 30, 1998, by and among Deutsche Bank AG, an             [ ]           [ ]              [ ]
Aktiengesellschaft organized and existing under the laws of
the Federal Republic of Germany ('Deutsche Bank'), Circle
Acquisition Corporation, a New York corporation and
wholly-owned subsidiary of Deutsche Bank, and Bankers Trust
Corporation.

The undersigned hereby authorizes the Proxies to vote in their discretion on any other business that may properly be brought before the Special Meeting or any adjournment thereof.

 ................................................................................
SIGNATURE                                                   DATE

SIGNATURES SHOULD CONFORM EXACTLY WITH NAME(s) SHOWN ABOVE. IF SIGNING FOR ESTATE, TRUST, CORPORATION OR PARTNERSHIP, TITLE OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY EACH JOINT HOLDER SHOULD SIGN.


                                  DETACH HERE

                                   IMPORTANT
                                  THIS IS YOUR
                                   PROXY CARD

                PLEASE SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

BANKERS TRUST CORPORATION



                          STATEMENT OF DIFFERENCES
                          ------------------------

 The section symbol shall be expressed as................................. 'SS'
 Characters normally expressed as superscript shall be preceded by........ 'pp'


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